UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

Simon Property Group, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Dear Fellow Shareholders,

Please join me and the Board of Directors at our 2024 Annual Meeting of Shareholders on May 8, 2024, at 8:30 a.m. Eastern Daylight Time at our headquarters in Indianapolis, Indiana. The business to be conducted at the meeting is explained in the attached Notice of Annual Meeting and Proxy Statement.

We are pleased to furnish proxy materials to our shareholders over the Internet. We believe that this e-proxy process expedites shareholders’ receipt of proxy materials, while also lowering the costs and reducing the environmental impact of our 2024 Annual Meeting.

I am very pleased with our 2023 results and how we have positioned Simon Property Group for future prosperity. We celebrated 30 years as a public company in December 2023 and over the last 30 years, we have grown into a global leader of premier shopping, dining, entertainment and mixed-use destinations, managing through, in some cases, turbulent times. I am proud of the growth, financial performance and operating successes of the last 30 years and look forward to the bright future of this Company.

Whether or not you plan to attend the 2024 Annual Meeting in person, please read the Proxy Statement and vote your shares. Instructions for voting by mail, Internet and telephone are included in your Notice of Internet Availability of Proxy Materials or proxy card (if you receive your materials by mail). We hope that after you have reviewed the Proxy Statement you will vote in accordance with the Board’s recommendations. Our 2023 Annual Report to Shareholders accompanies, but is not part of, or incorporated into, this Proxy Statement.

Sincerely,

David Simon
Chairman of the Board,
Chief Executive Officer and President
March 27, 2024

Notice of 2024 Annual Meeting of Shareholders

Dear Fellow Shareholders:

I invite you to attend the 2024 Annual Meeting of Shareholders of Simon Property Group at 8:30 a.m. Eastern Daylight Time on Wednesday, May 8, 2024. Our Annual Meeting will be held at Simon Property Group Headquarters, 225 W. Washington St., Indianapolis, IN 46204.

Items of Business. The following items of business will be conducted at our 2024 Annual Meeting of Shareholders:

1.	Elect 14 directors to our Board of Directors, including 3 directors to be elected by the voting trustees who vote the Class B common stock, to serve until the next Annual Meeting of our Shareholders and until their successors are duly elected and qualified
2.	Advisory vote to approve the compensation of our Named Executive Officers
3.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2024
4.	Other business as may properly come before the meeting or any adjournments or postponements of the meeting

When: Wednesday, May 8, 2024 at 8:30 a.m. Eastern Daylight Time

Where: Simon Property Group Headquarters, 225 W. Washington St., Indianapolis, IN 46204

Record Date: Shareholders of record at the close of business on March 11, 2024 are entitled to vote.

By Order of the Board of Directors, Steven E. Fivel General Counsel and Secretary March 27, 2024

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 8, 2024. This Proxy Statement and accompanying form of Proxy are first being made available to you on or about March 27, 2024. Proxy materials are available at proxyvote.com. Please be aware that our 2023 Annual Report to Shareholders accompanies, but is not a part of, or incorporated into, this Proxy Statement.

1	Proxy Summary

7	Corporate Governance
7	Board Leadership
8	Meetings and Committees of the Board
9	Director Characteristics, Skills and Experience Matrix
10	Policies on Corporate Governance
11	Director Independence
11	The Board’s Role in Oversight of Risk Management
12	Majority Vote Standard for Election of Directors in Uncontested Elections
13	Nominations for Directors
13	Communications with the Board
13	Transactions With Related Persons
14	Transactions With the Simons
15	Committee Function and Membership
18	Director Compensation

20	Proposal 1: Election of Directors
21	Nominees for Director to Be Elected by Holders of Voting Shares
28	Nominees for Directors to Be Elected by the Voting Trustees Who Vote the Class B Common Stock
32	Ownership of Equity Securities of the Company

36	Proposal 2: Advisory Vote to Approve the Compensation of Our Named Executive Officers

39	Compensation and Human Capital Committee Report

40	Compensation Discussion and Analysis
41	Shareholder Engagement, Feedback and Response
43	Our Executive Compensation Program
44	Executive Compensation Approach and Process
45	Objectives of Our Executive Compensation Program
47	What we Pay and Why: Principal Elements of Compensation
48	Elements of Executive Compensation in 2023
56	Amended and Restated Other Platform Investments Incentive Program
58	CEO Compensation

Compensation Discussion and Analysis (cont’d)
59	Select Compensation Decisions for 2024
59	Company Peer Group and Compensation Assessment
61	Other Elements of Compensation & Policies
63	How LTIP Units Work

64	Executive Compensation Tables
64	Summary Compensation Table
65	Grants of Plan Based Awards in 2023
66	Outstanding Equity Awards At 2023 Fiscal Year-End
68	Option Exercises and Stock Vested in 2023
68	Nonqualified Deferred Compensation in 2023
70	Estimated Post-Employment Payments Under Alternative Termination Scenarios

72	2023 Pay Ratio Disclosure

74	Equity Compensation Plan Information

75	Pay Versus Performance

79	Assessment of Compensation-Related Risks

80	Proposal 3: Ratification of Independent Registered Public Accounting Firm

81	Report of the Audit Committee

84	Sustainability

85	Human Capital Management

86	Additional Information
86	Annual Report
87	Shareholder Proposals at Our 2025 Annual Meeting
87	Proxy Access
88	Where You Can Find More Information
88	Incorporation by Reference

89	Frequently Asked Questions and Answers

Proxy Summary

This Proxy Statement and accompanying proxy card are being made available to shareholders on or about March 27, 2024, in connection with the solicitation by the Board of Directors (the “Board”) of Simon Property Group, Inc. (“Simon Property Group”, “Simon”, “SPG”, “we”, “us”, “our” or the “Company”) of proxies to be voted at the 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”) to be held at the corporate headquarters of the Company located at 225 W. Washington Street, Indianapolis, Indiana 46204 on May 8, 2024, at 8:30 a.m. Eastern Daylight Time. As required by rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), the Company is making this Proxy Statement and its 2023 Annual Report to Shareholders (which includes our Form 10-K for the fiscal year ended December 31, 2023) (the “Annual Report”) available to shareholders electronically via the Internet. In addition, SPG is using the SEC’s “Notice and Access” rules to provide shareholders with more options for receipt of these materials. Accordingly, on March 27, 2024, the Company will begin mailing the Notice of Internet Availability of Proxy Materials (the “Notice”) to shareholders which will contain instructions on how to access this Proxy Statement and the Annual Report via the Internet, how to vote online, by QR code, or by telephone, and how to receive paper copies of the documents and a proxy card.

This proxy summary highlights information which may be contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.

Proposals Submitted for Your Vote at the 2024 Annual Meeting

P

Proposal	Board Recommendation
Proposal 1 Elect the eleven (11) independent director nominees named in this Proxy Statement	Vote “FOR” this Proposal

Proposal 2 Advisory vote to approve the compensation of our Named Executive Officers	Vote “FOR” this Proposal

Proposal 3 Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2024	Vote “FOR” this Proposal

1	2024 PROXY STATEMENT | SIMON PROPERTY GROUP

PROXY SUMMARY

2023 financial highlights

This summary provides highlights of select Company financial and performance information. For more complete information regarding the Company’s 2023 performance, you should review the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 22, 2024, and Current Report on Form 8-K furnished to the SEC on February 5, 2024.

Simon Property Group had a very successful and productive year in 2023. We executed over 18 million square feet of leases, delivered 14 significant new development and redevelopment projects and completed several major financing transactions that reinforced the Company’s industry leading balance sheet. Consolidated revenues increased approximately 7%, to $5.66 billion. Net income attributable to shareholders and Consolidated Net Income each increased by 6.7% to $2.280 billion, or $6.98 per share, and to $2.617 billion, respectively.

Consolidated Revenue	Beneficial Interest of Portfolio NOI

In calendar year 2023, we declared common stock cash dividends of $7.45 per share, an 8% increase over the amount in 2022. In 2023, we returned $2.9 billion to shareholders in cash dividends and share repurchases. We generated funds from operations (“FFO”) of $4.686 billion or $12.51 per share. Please see “Where Do I Find Reconciliation of Non-GAAP Terms to GAAP Terms?” in the section of this Proxy Statement titled “Frequently Asked Questions and Answers” on page 93.

FFO Per Diluted Share	Dividends Declared Per Share

2024 PROXY STATEMENT | SIMON PROPERTY GROUP	2

PROXY SUMMARY

2023 business highlights

$5.57B	$6.23B	$4.7B	$2.9B
Portfolio NOI +4.9%	Beneficial interest of Combined NOI +2.8%	in FFO generated +4.6%	Returned to shareholders in cash dividends and share repurchases

4,500+ Leases	$56.82/sq. ft.	$743/sq. ft.	95.8%
Were signed for more than 18M sq. ft.	Mall and Premium Outlets base minimum rent +3.1%	in average Retailer Sales for Malls and Premium Outlets	Occupancy +90 basis points for Malls and Premium Outlets

$12B	$0.70 per share	14
Capital raised in 2023 for the Company, via capital markets, secured and unsecured financing activity	contribution to FFO from other platform investments	New Development and Redevelopment projects delivered

3	2024 PROXY STATEMENT | SIMON PROPERTY GROUP

PROXY SUMMARY

Board Shareholder Engagement

We interact with our shareholders in a variety of ways. Our Investor Relations team regularly meets with investors, prospective investors and investment analysts. These meetings often include participation by our CEO, Chief Financial Officer or other senior members of management and reports of such meetings are regularly summarized and shared with the Board. In addition to the Investor Relations meetings, the independent members of our Board also engage with our shareholders and other stakeholders. Throughout 2023 and into 2024, independent members of the Board engaged directly with 21 separate shareholders representing approximately 52% of our common shares outstanding as well as with other key stakeholders, providing direct updates about our Board and our Company. In addition, as more particularly described in “Compensation Discussion and Analysis” on page 40, independent members of our Board met with shareholders and other stakeholders to solicit their input on important corporate goverance, executive compensation and sustainability matters. This ongoing exchange informs our Board’s meeting agendas and contributes to governance and disclosure enhancements that help us address the issues our shareholders and key stakeholders tell us matter most to them.

This Board engagement process is an important part of how we drive progress on our corporate governance objectives and our compensation, human capital and other sustainability initiatives. Importantly, this engagement process assists us in achieving our strategic objectives of creating long-term value, maintaining our culture of compliance and contributing to the continued growth and performance of the Company.

Board Shareholder Engagements in 2023

Contact	Engage	Director Participation

Comprehensive Engagement Program

Board Activity	Shareholder Input	Year-Round Engagement

●

Our Board assesses and monitors investor sentiment, shareholder voting results and trends in governance, executive compensation, human capital management, regulatory, sustainability and other matters.

●

The Board’s ongoing process of continually working to enhance governance and other practices is informed by Shareholder input and feedback.

●

Senior Management and the Board review shareholder input to identify consistent themes and evaluate any issues or concerns.

● Members of the Board participated in 28 meetings with shareholders of the Company.

2024 PROXY STATEMENT | SIMON PROPERTY GROUP	4

PROXY SUMMARY

Corporate Governance Highlights

Simon’s Board is committed to good corporate governance that promotes the long-term interests of shareholders, including oversight of management’s identification, assessment and mitigation of enterprise risks to which the Company is susceptible.

We believe that our Board membership is both balanced and diverse in experience, qualifications, skills, professional background, perspectives, and expertise and that the range of tenures of our directors creates a synergy between institutional knowledge and new perspectives.

Director Independence and Compliance

●
100% of Directors elected by vote of common shares are independent and 78.6% of our Board is independent.
●
No hedging or pledging of our securities.
●
Each Director attended 100% of applicable Board and Board committee meetings.
●
All Directors are in compliance with our stock ownership guidelines.
●
No related party transactions involving any independent Directors.

Director Composition and Evaluation Process

●
Annual Board evaluation process involving Board and Board committee performance assessments; overseen by the chair of our Governance and Nominating Committee (“G&N Committee”) and our lead independent Director.
●
Our mix of Director tenure, skills and background provide a balance of experience and institutional knowledge with fresh perspectives.
●
Our average independent Director tenure has been reduced from 11.4 years in 2021 to 8.8 years in 2024.

Board Leadership

●
Views active, objective, independent oversight of management as central to effective Board governance.
●
Lead Independent Director role with significant authority and responsibilities.
●
The Lead Independent Director is joined by independent directors with broad-based experience, and a Chair who, as CEO, serves as the primary voice to articulate the Company’s long-term objectives and strategic performance.

Strong Shareholder Protections

●
All Directors are required to stand for election annually.
●
No shareholder rights plan.
●
Independent Director approval required for material actions and transactions involving the Simon Family Group.

Board Oversight ● Board and Board committees charged with oversight of: o Cybersecurity o Sustainability o Enterprise risk management o Strategy o Succession planning

Risk Governance

●
Financial governance: Evidenced by A-/A3 credit ratings by S&P/Moody’s.
●
Operational governance: Annual enterprise level risk analyses with Board; rigorous investment and financial approval committee processes; field and property team-level management.
●
Employee governance: Extensive employee learning and development platform requiring, ethics, cybersecurity, diversity and other training.

5	2024 PROXY STATEMENT | SIMON PROPERTY GROUP

PROXY SUMMARY

BOARD REFRESHMENT AND composition

Independent Director Tenure

0-7 Years

8-12 Years

12+ Years

79% of our Board is independent	45% of nominated independent Directors have joined in the previous 7 years
30% of nominated independent directors who identify self-identify as ethnically diverse	5 of last 6 nominated independent directors are women and/or ethnically diverse
8 years is the median tenure of nominated independent directors	64% of nominated independent directors served less than 10 years

2024 PROXY STATEMENT | SIMON PROPERTY GROUP	6

Corporate Governance

Board Leadership

Together, our CEO and Lead Independent Director deliver clear leadership, effective decision-making, and a cohesive corporate strategy for the Company.

David Simon

Chairman of the Board,

Chief Executive Officer and President

Mr. David Simon has served since 2007 as the Chairman of the Board (“Chairman”) and Chief Executive Officer (“CEO”) and since February 15, 2019, also as our President. The Board believes that having Mr. David Simon fill these leadership roles is an appropriate and efficient leadership structure.

Larry C. Glasscock

Lead Independent Director

In March of 2014, Larry C. Glasscock was appointed by our independent directors to serve as our Lead Independent Director. The Lead Independent Director performs the duties specified in the Governance Principles described below and such other duties as are assigned from time to time by the independent directors of the Board. We believe that our Lead Independent Director is performing his duties in an effective manner.

Lead Independent Director Duties and Responsibilities

Under our Governance Principles, the Lead Independent Director is empowered to:

Preside at all Board meetings when Chairman is not present, including executive sessions of the independent directors	Serve as a liaison between the Chairman and the independent directors, including by facilitating communication and sharing of views between the independent directors and the Chairman	Approve materials sent to the Board and advise on such information

Approve meeting agendas for the Board and coordinate with the Chairman with respect to developing such agendas	Approve Board meeting schedules to assure sufficient agenda item discussion time and coordinate with the Chairman to develop such schedules	Call meetings of the independent directors

Ensure that he or she is available for consultation if requested by major shareholders, and direct communication	Retain outside advisors and consultants to report directly to the Board on Board-wide matters

7	2024 PROXY STATEMENT | SIMON PROPERTY GROUP

CORPORATE GOVERNANCE

Meetings and Committees of the Board

Meetings and Attendance

Our business, property and affairs are managed under the direction of our Board. Members of our Board are kept informed of our business through discussions with our Chairman and CEO, other executive officers, and our Lead Independent Director, by reviewing materials provided to them concerning the business, by visiting our offices and properties, and by participating in meetings of the Board and its committees. Directors are also expected to use reasonable efforts to attend the Annual Meeting of Shareholders.

All of our directors attended the 2023 Annual Meeting. During 2023, the Board met five times, including four in-person meetings and one video conference meeting.

All of our directors participated in the aggregate number of meetings of the Board and the committees on which they served in 2023.

During 2023, the independent directors met in executive session without management present in connection with each regularly scheduled Board meeting, in person for four meetings and once by video conference. The Lead Independent Director presided over all of these meetings. The Board’s Lead Independent Director is appointed by the independent members of the Board, and the responsibilities of the Lead Independent Director are discussed in “Board Leadership” in the “Corporate Governance” section of this Proxy Statement on page 7.

2023 Committee Meeting Attendance

		COMPENSATION AND	GOVERNANCE AND
	AUDIT	HUMAN CAPITAL	NOMINATING	100% attendance at Board meetings in 2023
Number of Meetings	9	10	5
G. Aeppel			5
L. Glasscock	9		5
A. Hubbard		10	5
R. Leibowitz	9	10		100% aggregate attendance of Board and Committee meetings in 2023
R. Lewis[1]	4
G. Rodkin			5
P. Roe			5
S. Selig	9	10
D. Smith		10
M. Stewart	9
R. Sokolov
D. Simon
H. Simon
1	Mr. Randall J. Lewis joined the Audit Committee on May 4, 2023.

2024 PROXY STATEMENT | SIMON PROPERTY GROUP	8

CORPORATE GOVERNANCE

The Board Believes that its Members Should:

●	exhibit high standards of independent judgment and integrity;
●	have diverse experiences and backgrounds, including racial and gender diversity;
●	have a strong record of achievements;
●	have an understanding of our business and the competitive environment in which we operate; and
●	be committed to enhancing shareholder value on a long-term basis and have sufficient time to carry out their duties.

In addition, the Board has determined that the Board, as a whole, should strive to have the right mix of characteristics and skills necessary to effectively perform its oversight responsibilities. The Board believes that the professional skills and experiences set forth in the matrix below are important, and when carrying out its board refreshment strategy looks for independent director candidates who have skills and experience that complement those of the existing directors.

Director Characteristics, Skills and Experience Matrix

	G. AEPPEL	L. GLASSCOCK	A. HUBBARD	N. JONES	R. LEIBOWITZ	R. LEWIS	G. RODKIN	P. ROE	S. SELIG	D. SMITH	M. STEWART	D. SIMON	R. SOKOLOV	H. SIMON
Skills and Experience
Financial/Accounting Literacy	•	•	•	•	•	•	•	•	•	•	•	•
Capital Markets Experience	•	•		•	•	•			•		•	•	•
Real Estate Development / Management Experience	•	•			•			•	•			•	•	•
Executive Leadership	•	•	•		•	•	•	•	•	•	•	•	•
Risk Management	•	•		•	•	•	•		•	•	•	•	•	•
Marketing / Brand Management / Consumer Focus	•	•	•				•	•		•			•
Retail Distribution							•	•	•	•		•	•
Technology						•	•	•				•
Human Capital Management		•		•	•		•	•		•	•
International Business Experience	•			•		•	•	•	•	•		•		•
Public Policy / Government Experience			•						•
Corporate Governance	•	•	•	•	•	•	•	•	•	•	•	•
Sustainability		•	•	•		•		•
Gender (voluntarily disclosed)
Male		•	•		•	•	•		•	•		•	•	•
Female	•			•				•			•
Race / Ethnicity (voluntarily disclosed)
White / Caucasian	•	•	•	•			•		•	•		•	•	•
Hispanic / Latino											•
Asian								•
African American						•

.

9	2024 PROXY STATEMENT | SIMON PROPERTY GROUP

CORPORATE GOVERNANCE

Policies on Corporate Governance

Good corporate governance is important to ensure that the Company is managed for the long-term benefit of its shareholders and to enhance the creation of long-term shareholder value. Each year, the G&N Committee reviews our Governance Principles, which are available at governanceprinciples.simon.com, and recommends to the Board any suggested modifications. Also, the Audit Committee obtains reports from management and the leader of the Company’s Audit Services function confirming that the Company and its subsidiaries are operating in conformity with the Company’s Code of Business Conduct and Ethics, which can be found at codeofconduct.simon.com, and advises the Board with respect to the Company’s policies and procedures regarding compliance with the Company’s Code of Business Conduct and Ethics. In addition, each of the Board’s standing committees reviews its written charter on an annual basis to consider whether any changes are required. These charters are located on our website at committeecomposition.simon.com. In addition to clicking on the preceding links, the current version of each of these documents is available by visiting www.simon.com and navigating to “Governance” by clicking on “Investors,” or by requesting a printed copy without charge upon written request to our Secretary at 225 W. Washington Street, Indianapolis, Indiana 46204.

We will also either disclose on Form 8-K and/or post on our Internet website any substantive amendment to, or waiver from, a provision of the Code of Business Conduct and Ethics that applies to any of our directors or executive officers.

●	Our Governance Principles provide that all candidates for election as members of the Board should possess high personal and professional ethics, integrity and values and be committed to representing the long-term interests of our shareholders and otherwise fulfilling the responsibilities of directors as described in our Governance Principles.
●	In 2016, we amended our Governance Principles to clearly reflect and communicate the Board’s long-standing diversity goals, including, without limitation, the pursuit of racial and gender diversity, taking into account the skills and other attributes the Board believes are required for any new director.
●	Our Governance Principles further provide that if our directors simultaneously serve on more than four boards of public companies, including our Board, then the Board or G&N Committee must determine that serving on more than four public company boards does not impair the ability of the director to serve as an effective member of our Board. Currently, only two of our independent directors serve on more than one other public company board. We believe that each of our independent directors is able to devote the necessary time to meet their Board commitments to the Company.
●	In recommending candidates to the Board for election as directors, the G&N Committee will consider the foregoing minimum qualifications as well as each candidate’s credentials, keeping in mind our desire, as stated in our Governance Principles, to have a Board representing diverse experiences and backgrounds, as well as expertise in or knowledge of specific areas that are relevant to our business activities, including those set forth in our Director Skills and Experience Matrix on page 9.
●	Although we do not have term limits or a mandatory retirement age for our directors, we do believe that periodic board refreshment is beneficial.
●	Evidencing our commitment to thoughtful refreshment, we will continue to evaluate additional candidates with applicable qualifications and diverse experiences and backgrounds, all in furtherance of our Governance Principles.

2024 PROXY STATEMENT | SIMON PROPERTY GROUP	10

CORPORATE GOVERNANCE

Director Independence

The Board has adopted standards to assist it in making determinations of director independence. These standards incorporate, and are consistent with, the definition of “independent” contained in the NYSE Listed Company Manual and other applicable laws, rules and regulations in effect from time to time regarding director independence. These standards are included in our Governance Principles, which are available at governanceprinciples.simon.com. The Board has affirmatively determined that each person nominated by the Board for election as a director by the holders of voting shares of the Company’s common stock and listed in this Proxy Statement meets these standards and is independent.

Eleven (11) of our director nominees are independent under the requirements of the NYSE. All of the members of the Audit Committee, G&N Committee and Compensation and Human Capital Committee (the “Compensation Committee”) are independent directors under the listing requirements and rules of the NYSE and other applicable laws, rules, and regulations.

Karen N. Horn, Ph.D. and J. Albert Smith, Jr., each of whom retired effective May 4, 2023, were independent under the requirements of the NYSE. Mr. David Simon, Mr. Richard S. Sokolov and Mr. Herbert Simon, our Class B directors, are our employees and are not independent directors.

The Board’s Role in Oversight of Risk Management

Board of Directors’ Responsibilities

●	While risk management is primarily the responsibility of our management, the Board provides overall risk oversight focusing on the most significant risks we face.

Audit Committee Responsibilities

●	The Board has delegated to the Audit Committee primary oversight of the Company’s Enterprise Risk Management Program and the Audit Committee provides regular reports to the full Board on it.
●	In February 2021, the Audit Committee amended its Charter to expressly include as part of its responsibilities its oversight of the Company’s Enterprise Risk Management Program and of cybersecurity.
●	Our Company-wide Enterprise Risk Management Program identifies and assesses the major risks we face and includes the development of strategies for controlling, mitigating and monitoring those risks. As part of this process, every year in the fourth quarter, on behalf of the Audit Committee, the Company’s internal Audit Services function reviews and assesses the Company’s Enterprise Risk Management Program, including how risks are identified, managed, measured, monitored and reported. The identified risks and risk mitigation strategies are validated with management and presented to the Audit Committee and the Company’s independent auditors for their review during the first quarter of the following year. These risks and the Company’s mitigation efforts are monitored throughout the year.
●	Our Audit Services leadership is responsible for supervising the Enterprise Risk Management Program described above, and in that role reports directly to the Audit Committee.
●	Other members of senior management who have responsibility for designing and implementing various aspects of our risk management process also regularly meet with the Audit Committee.

11	2024 PROXY STATEMENT | SIMON PROPERTY GROUP

CORPORATE GOVERNANCE

●	The Audit Committee also discusses our identified financial and operational risks with our CEO and Chief Financial Officer and receives reports from other members of senior management with regard to our identified risks.
●	In addition, as part of its oversight of risk management, the Audit Committee reviews the Company’s cybersecurity and other information security risks, controls and procedures, including those related to data privacy and network security, and any specific cybersecurity issues that could affect the adequacy of the Company’s internal controls.

Compensation and Human Capital Committee Responsibilities

●	The Compensation Committee is responsible for overseeing risks relating to our compensation policies and practices. Specifically, the Compensation Committee oversees the design of incentive compensation arrangements for our executive officers to implement our pay-for-performance philosophy without encouraging or rewarding excessive risk-taking by our executive officers.

Governance and Nominating Committee

●	The G&N Committee assists and generally advises the Board (as a whole) on environmental, social and governance (“ESG”) matters, including overseeing the Company’s ESG strategy and related goals and policies, and periodically reviewing with management the Company’s progress towards the achievement of such strategy and goals.
●	The G&N Committee also monitors and annually reviews, and if appropriate, recommends to the Board revisions to applicable stock ownership guidelines for members of the Board.

Management Responsibilities

●	Our management regularly conducts additional reviews of risks, as needed, or as requested by the Board or applicable committee.

Majority Vote Standard for Election of Directors in Uncontested Elections

Our Amended and Restated By-Laws (the “By-Laws”) provide for a majority of votes cast standard for the election of directors in an uncontested election. The majority of votes cast standard for purposes of the election of director nominees means that in order for a director to be elected, the number of votes cast FOR a director’s election must exceed the number of votes cast AGAINST that director’s election, provided a quorum is present. Any incumbent director who, in an uncontested election, receives a greater number of AGAINST votes than FOR votes must promptly tender his or her resignation to the Board, subject to its acceptance. The G&N Committee will promptly consider the tendered resignation and recommend to the Board whether to accept or reject it or take a different action. Both the G&N Committee and the Board may consider any factors they deem appropriate and relevant to their actions. The Board will act on the tendered resignation, taking into account the G&N Committee’s recommendation. The affected director cannot participate in any part of the process. We will publicly disclose the Board’s decision by a press release, a filing with the SEC or other broadly disseminated means of communication within 90 days after the shareholders’ vote has been certified.

In a contested election (in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the votes cast by the holders of shares entitled to vote on the election of directors, provided a quorum is present.

2024 PROXY STATEMENT | SIMON PROPERTY GROUP	12

CORPORATE GOVERNANCE

Nominations for Directors

The G&N Committee will consider director nominees recommended by shareholders. A shareholder who wishes to recommend a director candidate in this manner should send such recommendation to our Secretary at 225 W. Washington Street, Indianapolis, Indiana 46204, who will forward it to the G&N Committee. Any such recommendation shall include a description of the candidate’s qualifications for Board service, the candidate’s written consent to be considered for nomination and to serve if nominated and elected, the addresses and telephone numbers for contacting the shareholder and the candidate for more information and the other information required by Section 1.10 of our By-Laws. A shareholder who wishes to nominate an individual as a director candidate at an Annual Meeting of Shareholders, rather than either recommend the individual to the G&N Committee as a nominee or utilize the proxy access process described below and set forth in Section 1.11 of our By-Laws, shall comply with the advance notice requirements for shareholder nominations set forth in Section 1.10 of our By-Laws.

Communications with the Board

The Board has implemented a process by which our shareholders and other interested parties may communicate with one or more members of our Board, its committees, the Lead Independent Director or the independent directors as a group. Interested parties can send any such communication to Simon Property Group, Inc., Board of Directors, c/o Secretary, 225 W. Washington Street, Indianapolis, Indiana 46204. The Board has instructed our Secretary to promptly forward all such communications to the specified addressees thereof.

Transactions with Related Persons

On an annual basis, each director and executive officer is obligated to complete a director and officer questionnaire, which requires disclosure of any transactions with us in which the director or executive officer, or any member of his or her immediate family, has or will have an interest. Pursuant to our Code of Business Conduct and Ethics at codeofconduct.simon.com, which is also available in the Governance section of our website at investors.simon.com, the Audit Committee must review and approve all related person transactions in which any executive officer, director, director nominee or more than 5% shareholder of the Company, or any of their immediate family members, had, has or will have a direct or indirect material interest. Pursuant to the charter of the Audit Committee, which is available in the Governance section of our website at investors.simon.com, the Audit Committee may not approve a related person transaction unless (1) it is in, or not inconsistent with, our best interests and (2) where applicable, the terms of such transaction are at least as favorable to us as could be obtained from an unrelated third party. Our Restated Certificate of Incorporation (the “Charter”) requires that at least a majority of our directors be neither our employees nor members or affiliates of members of the Simon family. Our Charter further requires that transactions involving the Company, individually or in our capacity as general partner of our subsidiary, Simon Property Group, L.P. (the “Operating Partnership”), and any entity in which any of the Simons has an interest must, in addition to any other vote that may be required, be approved in advance by a majority of such independent directors. We currently have eleven independent directors serving on the Board.

Our General Counsel is charged with reviewing any conflict of interest involving any other employee.

13	2024 PROXY STATEMENT | SIMON PROPERTY GROUP

CORPORATE GOVERNANCE

Transactions with the Simons

Shopping Center Management and MSA Operations

Since 1993 we have managed two shopping centers owned by entities in which Mr. David Simon and Mr. Herbert Simon have ownership interests, for which we received a fee of $3,866,930 in 2023 pursuant to management agreements that provide for our receipt of a management fee and reimbursement of our direct and indirect costs.

We provide office space and support services to Melvin Simon & Associates, Inc. (“MSA”), a related party, for which we received a fee of $850,000 in 2023. MSA is owned 30.94% by trusts for the benefit of Mr. Herbert Simon, 3.04% by a trust for the benefit of Mr. David Simon, and by certain other shareholders. Please see footnote 4 to the Principal Shareholders Table on page 34 of this Proxy Statement for additional information on MSA.

Aircraft Reimbursement and Payments

DS Aviation, LLC (“DS Aviation”), an entity which is beneficially owned by Mr. David Simon, owns an aircraft (the “DS Aircraft”) which was used in 2023, in part, by the Company, for business purposes, pursuant to a lease agreement. The total amount paid for 2023 to DS Aviation was $4,710,307 under the lease.

In addition, Simon Hangar, LLC (“Hangar”), an entity which is beneficially owned by Mr. Herbert Simon, received $73,000 relating to the Company’s business use of the DS Aircraft, pursuant to a management services agreement. The Company also reimbursed DS Aviation $41,380 for the temporary use of Mr. Herbert Simon’s aircraft for business purposes. The foregoing amounts charged to or reimbursed by the Company are less than the total actual cost per hour of operating the aircraft and are substantially less than the cost of chartering equivalent aircraft from unrelated third parties, based on a 2023 review and study of third-party market providers of such services and a review of actual costs incurred.

HS Arrow, LLC (“HS Arrow”), an entity beneficially owned by Mr. Herbert Simon, owns an aircraft (the “HS Aircraft”) which was used, in part, for Company related business in 2023. The Company reimbursed Mr. Herbert Simon a fixed annual amount of $250,000 for the Company’s business use of the HS Aircraft in 2023 pursuant to a reimbursement agreement. Such reimbursement includes all costs, fees, charges and expenses incurred by HS Arrow with respect to the Company use of the aircraft by Mr. Herbert Simon.

These agreements were unanimously approved by the Board of Directors upon recommendation of the Company’s General Counsel and the Audit Committee of the Board of Directors.

Terms of Employment of Mr. Eli Simon

Mr. Eli Simon is Senior Vice President of Corporate Investments and the son of Mr. David Simon. In 2023, the Company paid Mr. Eli Simon a base salary of $500,000 and a bonus of $600,000 under the Company’s Annual Incentive Compensation Plan. In March 2023, the Company also awarded Mr. Eli Simon participation in the 2023 Corporate Incentive Compensation Plan (“ICP”), which has a maximum opportunity of $500,000. Additionally, he was awarded an opportunity to participate in a 3-year Senior Executive Long Term Incentive Program for the 2023-2025 performance period. Mr. Eli Simon’s participation in the program has a target opportunity of $1,500,000. Mr. Eli Simon’s award consists of a 25% ($375,000) time-based component awarded as restricted stock units that will vest and settle as shares of the Company’s common stock on March 1, 2026, subject to his continued employment with the Company. The remaining 75% ($1,125,000) component is an award of performance-based LTIP units that may be earned during the 3-year performance period ending on December 31, 2025. Any performance-based LTIP units that are earned will vest on January 1, 2027, subject to his continued employment with the Company.

The foregoing employment arrangements have been reviewed and approved by the Compensation Committee and the independent directors of the Board of Directors.

2024 PROXY STATEMENT | SIMON PROPERTY GROUP	14

CORPORATE GOVERNANCE

Committee Function and Membership

Audit Committee

9	Meetings in 2023

Function, Authority and Primary Responsibilities

●
Assists the Board in monitoring the integrity of our financial statements, the qualifications, independence and performance of our independent registered public accounting firm, the performance of our internal audit function and our compliance with legal and regulatory requirements.
●
Oversees the Company’s Enterprise Risk Management Program, and cybersecurity preparedness.
●
Sole authority to appoint or replace our independent registered public accounting firm and pre-approves the auditing services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms thereof.
●
Authority to retain legal, accounting or other advisors.
●
Reviews and discusses with management and our independent registered public accounting firm our annual audited financial statements, our quarterly earnings releases and financial statements, significant financial reporting issues and judgments made in connection with the preparation of our financial statements and any major issues regarding the adequacy of our internal controls.
●
Issues the report on its activities which appears in this Proxy Statement.
●
Oversees and discusses with management the Company’s annual disclosure of its sustainability, including ESG matters and efforts in the form of an annual sustainability report.
●
The charter of the Audit Committee requires that each member meet the independence and experience requirements of the NYSE, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC.

Members
Marta R. Stewart (Chair)
Larry C. Glasscock
Nina P. Jones
Reuben S. Leibowitz
Randall J. Lewis
Stefan M. Selig

Committee Charter
The Audit Committee charter is available on our website at: investors.simon.com/corporate-governance/committee-composition.

The Audit Committee report is on page 81.

All members are Independent

All members are “audit committee financial experts” as defined by the rules of the SEC

15	2024 PROXY STATEMENT | SIMON PROPERTY GROUP

CORPORATE GOVERNANCE

Compensation and Human Capital Committee

10	Meetings in 2023

Function, Authority and Primary Responsibilities

●
Sets remuneration levels for our executive officers.
●
Reviews significant employee benefit programs.
●
Establishes and administers our executive compensation program and our stock incentive plan.
●
Reviews and discusses with management the Compensation Discussion and Analysis, and, if appropriate, recommends its inclusion in our Annual Report and Proxy Statement.
●
Issues the report on its activities which appears in this Proxy Statement.
●
Oversees human capital management, including but not limited to management succession planning, diversity, equity and inclusion (“DEI”), and talent development.
●
Periodically reviews and makes recommendations to the Board, as appropriate, with respect to certain of the Company’s human capital management strategies and policies, including with respect to matters such as DEI, management succession planning, workplace environment and culture, and talent recruitment, development and retention.
●
Authorized to delegate authority to subcommittees of directors or designated executive officers for any matter that does not affect the compensation of executive officers.
●
Authorized to retain the advice and assistance of compensation consultants and legal, accounting or other advisors.
—
Has retained its current consultant, Semler Brossy Consulting Group, LLC (“Semler Brossy”), since 2011.
—
Semler Brossy does not provide any other services to management of the Company.
—
Semler Brossy assists the Compensation Committee in the review and design of the Company’s executive compensation program.
●
The charter of the Compensation Committee requires that each member meet the independence requirements of the NYSE and the rules and regulations of the SEC.

Members
Reuben S. Leibowitz (Chair)
Allan Hubbard
Stefan M. Selig
Daniel C. Smith, Ph.D.

Committee Charter
The Compensation Committee charter is available on our website at: investors.simon.com/corporate-governance/committee-composition.

The Compensation and Human Capital Committee report is on page 39.

All members are Independent

Compensation and Human Capital Committee Interlocks and Insider Participation
No member of the Compensation Committee during 2023 was an officer, employee or former officer of us or any of our subsidiaries or had any relationship requiring disclosure in this Proxy Statement pursuant to SEC regulations. In 2023, none of our executive officers served as a member of a compensation committee or a director of another entity under the circumstances requiring disclosure in this Proxy Statement pursuant to SEC regulations.

2024 PROXY STATEMENT | SIMON PROPERTY GROUP	16

CORPORATE GOVERNANCE

Governance and Nominating Committee

5	Meetings in 2023

Function, Authority and Primary Responsibilities

●
Nominates persons to serve as directors in accordance with our Governance Principles and prescribes appropriate qualifications for Board members.
●
Develops and recommends to the Board the Governance Principles applicable to the Company and the Board, leads the Board in its annual evaluation of the Board’s performance, oversees the assessment of the independence of each director, reviews compliance with stock ownership guidelines and makes recommendations regarding compensation for non-employee directors.
●
Responsible for screening director candidates but may solicit advice from our CEO and other members of the Board.
●
Authority to retain legal, accounting or other advisors, and has sole authority to approve the fees and other terms and conditions associated with retaining any such external advisors.
●
Assists and generally advises the Board on ESG matters, including overseeing the Company’s ESG strategy and related goals and policies, and periodically reviewing with management the Company’s progress towards the achievement of such strategy and goals.
●
The charter of the G&N Committee requires that each member meet the independence requirements of the NYSE and any other legal and regulatory requirements.

Members
Glyn F. Aeppel (Chair)
Larry C. Glasscock
Allan Hubbard
Gary M. Rodkin
Peggy Fang Roe

Committee Charter
The G&N Committee charter is available on our website at: investors.simon.com/corporate-governance/committee-composition.

All members are Independent

17	2024 PROXY STATEMENT | SIMON PROPERTY GROUP

CORPORATE GOVERNANCE

Director Compensation

The Board believes that competitive compensation arrangements are necessary to attract and retain qualified independent directors. Compensation applicable to service on the Board by our non-employee directors for 2023 is listed below.

●	Annual Cash Retainer: $110,000, paid quarterly
●	Restricted Stock Awards: Valued on the grant date at $175,000
—	Vests on the first anniversary of the grant date

Committee chairpersons, committee members and our Lead Independent Director are entitled to the following additional retainers, paid 50% in cash and 50% in unvested restricted stock:

●	Lead Independent Director Retainer: $50,000
●	Committee Chairperson Retainer:
—	Audit Committee: $35,000
—	Compensation and Human Capital Committee: $35,000
—	Governance and Nominating Committee: $25,000
●	Committee Membership Retainer:
—	Audit Committee: $15,000
—	Compensation and Human Capital Committee: $15,000
—	Governance and Nominating Committee: $10,000

Our 2019 Stock Incentive Plan (the “2019 Plan”) provides that the aggregate grant date fair market value of equity awards that may be granted during any fiscal year to a non-employee director shall not exceed $750,000.

Director Stock Ownership Guidelines

We have a stringent stock retention policy that further aligns our directors’ financial interests with those of our shareholders. The Company believes that it is advisable for its independent directors to retain a fixed dollar amount of Company common stock as opposed to a fixed number of common shares. The stock ownership guidelines for each of the Company’s independent directors require that each independent director own $850,000 worth of common stock of the Company (or the equivalent amount of limited partnership units of the Operating Partnership) by no later than six years after the date he or she is elected to the Board. Stock options and unvested shares of restricted stock do not count toward this requirement. The ownership guidelines also require independent directors to hold shares acquired upon the vesting of restricted stock awards received as compensation for their service on the Board and its Committees, together with all dividends paid on such awards which are required to be utilized to purchase additional shares of the Company’s common stock, in the director account of the Company’s deferred compensation plan until the director retires, dies or becomes disabled, or otherwise no longer serves as a director. The Company’s deferred compensation plan is described in “Other Elements of Compensation and Policies” in the “Compensation Discussion and Analysis” section of this Proxy Statement on page 61.

Any director who is prohibited by law or by applicable regulation of his or her employer from having an ownership interest in our securities will be exempt from this requirement until the restriction is lifted, at which time he or she

2024 PROXY STATEMENT | SIMON PROPERTY GROUP	18

CORPORATE GOVERNANCE

will have the following six-year period to comply with the ownership guidelines. The Board may grant exceptions on a case-by-case basis.

As of March 11, 2024, all independent directors of the Board have met or, within the applicable period, are expected to meet, these stock ownership guidelines.

Additionally, directors are subject to limitations on trading our securities, including prohibitions on hedging our securities, under our Insider Trading Policy.

2023 Independent Director Compensation

The following table sets forth information regarding the compensation we paid to our independent directors for 2023:

	FEES EARNED OR
NAME(1)	PAID IN CASH	STOCK AWARDS(2)	TOTAL
Glyn F. Aeppel	$119,918	$183,345	$303,263
Larry C. Glasscock	$147,500	$207,827	$355,327
Karen N. Horn, Ph.D.(3)	$42,064	$—	$42,064
Allan Hubbard	$122,500	$183,345	$305,845
Reuben S. Leibowitz	$135,000	$195,532	$330,532
Randall J. Lewis	$90,782	$195,677	$286,459
Gary M. Rodkin	$115,000	$176,011	$291,011
Peggy Fang Roe	$115,000	$176,011	$291,011
Stefan M. Selig	$125,000	$185,826	$310,826
Daniel C. Smith, Ph.D.	$117,500	$178,492	$295,992
J. Albert Smith, Jr.(3)	$46,353	$—	$46,353
Marta R. Stewart	$124,057	$188,198	$312,255

1.	As of December 31, 2023, the independent directors owned shares of restricted stock subject to vesting requirements in the following amounts: Glyn F. Aeppel—1,700; Larry C. Glasscock—1,927; Allan Hubbard—1,700; Reuben S. Leibowitz—1,813; Randall J. Lewis—1,820; Gary M. Rodkin—1,632; Peggy Fang Roe—1,632; Stefan M. Selig—1,723; Daniel C. Smith, Ph.D.—1,655; and Marta R. Stewart—1,745.

Mr. David Simon, Mr. Richard S. Sokolov and Mr. Herbert Simon, who were also directors during 2023, are not included in this table because they are not independent directors and did not receive any compensation for their service as directors. In 2023, Mr. Herbert Simon received $100,000 in employment compensation for his service as our Chairman Emeritus. The compensation paid to Mr. David Simon as an executive officer of the Company is shown in the 2023 Summary Compensation Table on page 64 of this Proxy Statement.

2.	Represents the ASC 718 grant date fair value of the restricted stock awarded to the directors, determined based on the closing price of our common stock as reported by the NYSE on the date of grant. Restricted stock granted to directors must be held in the director deferred compensation account, and dividends on the restricted shares must be reinvested in additional shares of common stock which also must be held in the director deferred compensation account. One of our directors elected to defer his cash compensation in 2023.
3.	Retired from the Board of Directors effective May 4, 2023.

19	2024 PROXY STATEMENT | SIMON PROPERTY GROUP

Proposal 1: Election of Directors

Based on the recommendation of the G&N Committee, the Board has nominated the following eleven persons listed as “Nominees for Director to be Elected by Holders of Voting Shares.”

●	All of the nominees are current directors.
●	We expect each nominee for election as a director named in this Proxy Statement will be able to serve if elected.
●	If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees.
●	The names, principal occupations and certain other information about the nominees for director, as well as key experiences, qualifications, attributes and skills that led the G&N Committee to conclude that such person is currently qualified to serve as a director, are set forth on the following pages.

The Board Unanimously Recommends that Shareholders Vote “FOR” the following independent Director Nominees:

2024 PROXY STATEMENT | SIMON PROPERTY GROUP	20

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees for Director to be Elected by Holders of Voting Shares

Glyn F. Aeppel

Director since 2016

Governance and Nominating Committee (Chair)

Other Current Public Company Directorships

●
AvalonBay Communities, Inc.
●
Maui Land & Pineapple Company, Inc.

Education

●
Principia College, B.A., Economics and Political Science
●
Harvard Business School, M.B.A.

Glyn F. Aeppel, 65, is President and Chief Executive Officer of Glencove Capital, a lifestyle hospitality investment and advisory company that she founded in 2010.

●
From October 2008 to May 2010, Ms. Aeppel served as Chief Investment Officer of Andre Balazs Properties, an owner, developer and operator of lifestyle luxury hotels.
●
From April 2006 to October 2008, she served as Executive Vice President of Acquisitions and Development for Loews Hotels and was a member of its executive committee.
●
From April 2004 to April 2006, she was a principal of Aeppel and Associates, a hospitality advisory development company, during which time she assisted Fairmont Hotels and Resorts in expanding in the United States and Europe.
●
Prior to April 2004, Ms. Aeppel held executive positions with Le Meridien Hotels, Interstate Hotels & Resorts, Inc., FFC Hospitality, LLC, Holiday Inn Worldwide and Marriott Corporation.
●
Ms. Aeppel currently serves on the board of directors of Maui Land & Pineapple Company, Inc and also AvalonBay Communities, Inc., where she is a member of the nominating and governance committee and of the investment and finance committee. She also serves on the boards of Exclusive Resorts, LLC, Gilbane Inc., and Concord Hospitality Enterprises, all privately held companies. Ms. Aeppel previously served on the boards of Key Hospitality Acquisition Corporation, Loews Hotels Corporation and Sunrise Senior Living, Inc.

Ms. Aeppel has more than 30 years of experience in property acquisitions, development and financing. Ms. Aeppel has experience in both public and private companies focusing on the acquisition, operation and branding of hotel properties, including serving as Chief Investment Officer at Andre Balazs Properties and Executive Vice President, Acquisitions and Development, of Loews Hotel Corporation.

21	2024 PROXY STATEMENT | SIMON PROPERTY GROUP

PROPOSAL 1: ELECTION OF DIRECTORS

Larry C. Glasscock

Director since 2010

Lead Independent Director

Audit Committee

Governance and Nominating Committee

Other Current Public Company Directorships

●
Sysco Corporation

Former Public Company Directorships within the Last Five Years

●
Zimmer Biomet Holdings, Inc.

Education

●
Cleveland State University, B.B.A.

Larry C. Glasscock, 75, is the former Chairman of Anthem, Inc., a healthcare insurance company, now known as Elevance Health, Inc., from November 2005 to March 2010.

●
Mr. Glasscock also served as President and Chief Executive Officer of WellPoint, Inc. from 2004 to 2007.
●
Mr. Glasscock previously served as Chairman, President and Chief Executive Officer of Anthem, Inc. from 2003 to 2004 and served as President and Chief Executive Officer of Anthem, Inc. from 2001 to 2003.
●
Mr. Glasscock also previously served as a director of Anthem, Inc., as a director for Sprint Nextel Corporation until 2013, and as a director and non-executive chairman of Zimmer Biomet Holdings, Inc. until 2021.
●
Mr. Glasscock currently is a director of Sysco Corporation, where he is the chairman of the corporate governance and nominating committee, a member of the executive committee, and a member of the compensation and leadership development committee.
●
Mr. Glasscock served as the Chief Executive Officer of the nation’s leading health benefits company for many years. He has experience in leading a large public company, setting and implementing strategic plans, developing and implementing turnaround and growth strategies, and developing talent and participating in successful leadership transitions.

Mr. Glasscock also has experience leading acquisitions of companies. In addition, he worked in financial services for over 20 years and can identify meaningful metrics to assess a company’s performance. He also serves, and has served for over 15 years, as a director of other public companies. The Board has determined that Mr. Glasscock is an “audit committee financial expert.”

Allan Hubbard

Director since 2009

Compensation and Human Capital Committee

Governance and Nominating Committee

Other Current Public Company Directorships

●
None

Education

●
Vanderbilt University, B.A. (cum laude)
●
Harvard Law School, J.D. (cum laude)
●
Harvard Business School, M.B.A. (with distinction)

Allan Hubbard, 76, has served as Co-Founder and Chairman and Partner of E&A Companies, a privately-held holding company that acquires and operates established companies, since 1977.

●
Mr. Hubbard served as Assistant to the President for Economic Policy and director of the National Economic Council for the George W. Bush administration. He also served as Executive Director of the President’s Council on Competitiveness for the George H.W. Bush administration.
●
Mr. Hubbard previously served as a director of Acadia Healthcare, Anthem, Inc., PIMCO Equity Series, and PIMCO Equity Series VIT.

Mr. Hubbard has more than 30 years of experience as an entrepreneur, having founded and led a company that acquires and grows companies in North America and Europe. He served on the board of directors of a major, publicly-held healthcare company for a number of years, during which time he served on that board’s audit, compensation and governance committees. Mr. Hubbard also has extensive government and economic policy experience, having held key economic positions in the administrations of two U.S. Presidents.

2024 PROXY STATEMENT | SIMON PROPERTY GROUP	22

PROPOSAL 1: ELECTION OF DIRECTORS

Nina P. Jones Director since 2024 Audit Committee Other Current Public Company Directorships ● Equity Residential Education ● University of Maryland, B.S. ● Columbia University, M.B.A.

Nina P. Jones, 44, has over 15 years of real estate investing experience at T. Rowe Price, a global investment manager with over $1 trillion in assets under management. She most recently served as Vice President, Portfolio Manager, of the T. Rowe Price U.S. Real Estate Equity Strategy until her retirement in December 2023.

●
As portfolio manager of the U.S. Real Estate Equity Strategy from 2019 to 2023 and as portfolio manager of the Global Real Estate Equity Strategy from 2015 to 2021, she analyzed, valued, and invested in real estate companies around the world across various commercial and residential property types.
●
Ms. Jones also served as global team leader for real estate at T. Rowe Price influencing over $50 billion of assets under management across the platform including as an advisory committee member of the Mid-Cap Value, Institutional Large-Cap Value, Global Growth, Global Stock, and Financial Services strategies.
●
Prior to T. Rowe Price, Ms. Jones worked as a Senior Associate in Audit and Risk Advisory for KPMG, earning the CPA designation.

Ms. Jones currently is a Trustee of Equity Residential, where she is a member of the audit committee and a member of the corporate governance committee.

Ms. Jones is a certified public accountant and has significant experience reviewing financial statements during her tenure with KPMG. She also has extensive experience analyzing and investing in real estate companies. The Board has determined that Ms. Jones is an "audit committee financial expert."

23	2024 PROXY STATEMENT | SIMON PROPERTY GROUP

PROPOSAL 1: ELECTION OF DIRECTORS

Reuben S. Leibowitz

Director since 2005

Audit Committee

Compensation and Human Capital Committee (Chair)

Other Current Public Company Directorships

●
None

Education

●
Brooklyn College, B.S.
●
New York University, M.B.A., L.L.M.
●
Brooklyn Law School, J.D.

Reuben S. Leibowitz, 76, has served as Managing Member of JEN Partners, a private equity firm, since 2005. Mr. Leibowitz was a Managing Director of Warburg Pincus from 1984 to 2005. He was a director of Chelsea Property Group, Inc. from 1993 until it was acquired by the Company in 2004 and previously served as a director of four other public companies.

●
Mr. Leibowitz led a major private equity firm’s real estate activities for many years and in that role was also responsible for implementing long-term corporate strategies.
●
Mr. Leibowitz practiced 15 years as a CPA, including a number of years specializing in tax issues, and is an attorney. He has an in-depth understanding of our Premium Outlets® platform, having served as a director of Chelsea Property Group, the publicly-held company we acquired in 2004.

The Board has determined that Mr. Leibowitz is an “audit committee financial expert.”

Randall J. Lewis Director since 2023 Audit Committee Other Current Public Company Directorships ● None Education ● Purdue University, B.S., M.B.A.

Randall J. Lewis, 61, is the Managing Partner for Cleveland Avenue, LLC, a venture capital investment firm that invests in agrifood and beverage, related technologies, and life-style related technology investments. He is also a Certified Public Accountant.

●
Mr. Lewis joined Cleveland Avenue in 2020 and is responsible for leading transaction sourcing, due diligence, financial evaluation and portfolio management of the firm’s portfolio investments. Prior to joining Cleveland Avenue, Mr. Lewis served his alma mater, Purdue University, as Executive Director for the Krannert Professional Development Center from 2013 to 2020.
●
Mr. Lewis has over 35 years of finance, risk management, and operations experience. This includes his years with GE, Wells Fargo and Elevance Health, Inc. (formerly Anthem). While working for these Fortune 500 companies, he held various senior executive roles, including Executive Vice President and Chief Compliance Officer, Executive Vice President and Chief Auditor, Managing Director of Corporate Development, and Chief Executive Officer for a start-up logistics firm which was sold. Mr. Lewis’s experience has provided him extensive exposure and a high level of familiarity with applicable regulations regarding preparation and review of financial statements.

The Board has determined that Mr. Lewis is an “audit committee financial expert.”

2024 PROXY STATEMENT | SIMON PROPERTY GROUP	24

PROPOSAL 1: ELECTION OF DIRECTORS

Gary M. Rodkin

Director since 2015

Governance and Nominating Committee

Other Current Public Company Directorships

●
McCormick & Company Incorporated

Education

●
Rutgers University, B.S.
●
Harvard Business School, M.B.A.

Gary M. Rodkin, 71, is a member of the board of directors of Rutgers University and the Chairman of Feeding America, a national network of food banks. He served as Chief Executive Officer and member of the board of ConAgra Foods, Inc. from 2005 until his retirement in May 2015.

●
Mr. Rodkin was Chairman and Chief Executive Officer of PepsiCo Beverages and Foods North America from February 2003 to June 2005.
●
Mr. Rodkin joined PepsiCo in 1998, after it acquired Tropicana, where Mr. Rodkin had served as President since 1995. From 1979 to 1995, Mr. Rodkin held marketing and general management positions of increasing responsibility at General Mills, with his last three years at the company as President, Yoplait Colombo.
●
Mr. Rodkin currently serves on the board of directors of McCormick & Company, Incorporated, where he is a member of the audit committee. He served as a director of ConAgra Foods, Inc. from 2005 to 2015 and Avon Products, Inc. from 2008 to 2016.

Mr. Rodkin has extensive experience in the leadership and management of a large, packaged food company and expertise in branding and marketing of food and food service operations globally as the former Chief Executive Officer of ConAgra Foods, Inc.

Peggy Fang Roe Director since 2021 Governance and Nominating Committee Other Current Public Company Directorships ● None Education ● University of Michigan, B.A. ● Harvard Business School, M.B.A.

Peggy Fang Roe, 52, has served as Executive Vice President and Chief Customer Officer for Marriott International since 2023.

●
Ms. Roe is responsible for Marriott’s Global Customer Group which includes Data and AI, Global Brand and Marketing, The Marriott Bonvoy Loyalty Program, Architecture and Construction, and Global Experience Design and Innovation.
●
Ms. Roe joined Marriott International in 2003 and has served in several positions before being named Executive Vice President and Chief Customer Officer, including, Global Officer, Customer Experience, Loyalty & New Ventures, Chief Sales and Marketing Officer Asia Pacific, Global Operations, Global Brand Marketing and Brand Management. She is the Executive Sponsor of the Women’s Associate Resource Group at Marriott International and served as a board member of the Hong Kong chapter of the Asian University of Women in Bangladesh.
●
Ms. Roe currently serves as the Board Chair for the Marriott – Alibaba joint venture.

Ms. Roe has more than 20 years of experience in the hotel industry and serves as EVP and Chief Customer Officer, for the largest global hospitality company in the world. In that role, Ms. Roe gained experience in globalization, leadership, and management.

25	2024 PROXY STATEMENT | SIMON PROPERTY GROUP

PROPOSAL 1: ELECTION OF DIRECTORS

Stefan M. Selig

Director since 2017

Audit Committee

Compensation and Human Capital Committee

Other Current Public Company Directorships

●
Safehold Inc.
●
5E Advanced Materials, Inc.

Former Public Company Directorships within the Last Five Years

●
Venator Materials PLC
●
Rotor Acquisition Corp.
●
Entercom Communications Corp.

Education

●
Wesleyan, B.A.
●
London School of Economics
●
Harvard Business School, M.B.A.

Stefan M. Selig, 61, is the founder of BridgePark Advisors LLC, a strategic advisory firm. Prior to that Mr. Selig served as the Undersecretary of Commerce for International Trade for the U.S. Department of Commerce from 2014 to 2016.

●
Mr. Selig previously was with Bank of America Merrill Lynch from 1999 to 2014, ultimately serving as Executive Vice Chairman of Global Corporate and Investment Banking.
●
Prior to joining Bank of America in May 1999, Mr. Selig held various senior investment banking positions, including Co-Head of Mergers & Acquisitions for UBS Securities. He began his investment banking career in the Mergers & Acquisitions Group at The First Boston Corporation in 1984, and subsequently was an original member of Wasserstein Perella & Co.
●
Mr. Selig currently serves on the board of directors of Safehold Inc. where he is the lead independent director and serves on each of the audit, compensation and nominating and governance committees. Mr. Selig also serves as a non-executive director for 5E Advanced Materials, Inc.
●
In the past five years, Mr. Selig served as Chairman of the Board of Venator Materials PLC; served as Chairman of the Board of directors of Rotor Acquisition Corp.; and served on the board of directors of Entercom Communications Corp., now known as Audacy, Inc.

Mr. Selig is a highly accomplished banker and senior executive who has served in prominent leadership roles in both the private and public sectors. Mr. Selig also has extensive government and economic policy experience, having served as the Undersecretary of Commerce for International Trade for the U.S. Department of Commerce.

The Board has determined that Mr. Selig is an “audit committee financial expert.”

2024 PROXY STATEMENT | SIMON PROPERTY GROUP	26

PROPOSAL 1: ELECTION OF DIRECTORS

Daniel C. Smith, Ph.D.

Director since 2009

Compensation and Human Capital Committee

Other Current Public Company Directorships

●
None

Education

●
The University of Toledo, B.S., M.B.A.
●
University of Pittsburgh, Katz School of Business, Ph.D.

Daniel C. Smith, 66, has served as The Clare W. Barker Professor of Marketing at the Kelley School of Business at Indiana University (the “Kelley School”).

●
Dr. Smith served as President and Chief Executive Officer of the Indiana University Foundation from 2012 to 2020 and as Dean of the Kelley School from 2005 to 2012.
●
Dr. Smith joined the faculty of the Kelley School in 1996 and has served as Chair of the Marketing Department, Chair of the MBA Program, and Associate Dean of Faculty and Research.

Dr. Smith has spent over 30 years teaching, conducting research, and consulting in the areas of marketing strategy, brand management, financial management, compensation, human resource development and corporate governance. He served as Dean of one of the country’s top rated and largest business schools and as the President and Chief Executive Officer of one of the nation’s largest university foundations with over $3.0 billion of assets. Both as Dean and Foundation Chief Executive Officer, he was responsible for financial oversight and long-term financial planning, hiring and retention policies, compensation policies, public relations and overall long-term strategy.

Marta R. Stewart

Director since 2018

Audit Committee (Chair)

Other Current Public Company Directorships

●
Sherwin Williams Company

Former Public Company Directorships within the Last Five Years

●
The Raytheon Company

Education

●
The College of William & Mary, B.B.A.

Marta R. Stewart, 66, served as Executive Vice President and Chief Financial Officer of Norfolk Southern Corporation, one of the nation’s premier transportation companies, from 2013 until her retirement in 2017.

●
Mrs. Stewart began her career at Peat Marwick (a predecessor to KPMG).
●
Mrs. Stewart joined Norfolk Southern Corporation in 1983 and served in several finance positions before becoming Vice President & Controller in 2003 and then Vice President & Treasurer in 2009. Mrs. Stewart currently serves on the board of directors for Sherwin-Williams Company, where she is a member of the audit committee.
●
Mrs. Stewart previously served on the board of directors of The Raytheon Company, where she was a member of the audit committee and of the public policy and corporate responsibility committee from 2018 to 2020.

Mrs. Stewart has more than 30 years of experience in finance and served as Chief Financial Officer for one of the largest railway companies in the world. In that role, Mrs. Stewart gained extensive experience in leadership and management as well as expertise in accounting systems and controls of a Fortune 500 company traded on the NYSE.

The Board has determined that Mrs. Stewart is an “audit committee financial expert.”

27	2024 PROXY STATEMENT | SIMON PROPERTY GROUP

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees for Director to be Elected by the Voting Trustees Who Vote the Class B Common Stock

CLASS B COMMON STOCK VOTING

The voting trustees who vote our Class B common stock, and who have the right to elect four directors, have nominated the three persons listed below as “Nominees for Director to be Elected by the Voting Trustees Who Vote the Class B Common Stock.” All of the nominees are currently Class B directors. The voting trustees who vote the Class B common stock have agreed to elect Richard S. Sokolov to the Board. The voting trustees have an agreement requiring that each of them vote for each other as Class B director nominees.

Background

●	The Company is a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, of the Internal Revenue Code. Simon Property Group is structured as an umbrella partnership REIT under which substantially all of our business is conducted through Simon Property Group, L.P., or the “Operating Partnership”, the Company’s majority-owned partnership subsidiary, for which the Company is the general partner.
●	This structure, which has been in place since the Company’s initial public offering (“IPO”), is common among REITs and has allowed property owners to contribute their properties to the Operating Partnership in exchange for limited partnership interests in the Operating Partnership (“OP Units”), on a tax deferred basis. As of December 31, 2023, the Company owned an approximate 87.0% ownership interest in the Operating Partnership, with the remaining 13.0% ownership interest owned by limited partners. As the sole general partner of the Operating Partnership, the Company has exclusive control of the Operating Partnership’s day-to-day management.
●	The holders of Class B common stock, which converts automatically into an equal number of shares of common stock upon the occurrence of certain events and can be converted into shares of common stock at the option of the holders, have the right to elect up to four members of the Board of Directors. The Simon Family Group has owned all of the 8,000 shares of Class B common stock outstanding since the Company’s IPO in 1993, giving it the ability to elect a non-controlling minority of directors to the Board, currently choosing to elect only three (3) out of fourteen (14) directors overall. All 8,000 outstanding shares of the Class B common stock are subject to two voting trusts as to which Herbert Simon and David Simon are the trustees.
●	This is not a typical dual-class structure, and the Class B Common Stock does not have “super-majority” or special control rights. This structure has been in place since the Company’s IPO over 30 years ago, was agreed upon with the Simon Family Group and many other OP Unit holders who contributed their assets to the Operating Partnership after the IPO and thereafter. Moreover, OP Unit holders, who do not have an equivalent vote for directors alongside holders of the Company’s common shares, relied on this structure in deciding to contribute their assets to the Operating Partnership, which has been a key to the Company’s historic growth. These contributions of assets resulted in the significant economic interest of these OP Unit holders in the Operating Partnership and contributed to the historical performance of the Company.

2024 PROXY STATEMENT | SIMON PROPERTY GROUP	28

PROPOSAL 1: ELECTION OF DIRECTORS

Structural Protections and sunset

The Company’s Charter also provides significant shareholder governance safeguards, including provisions providing that (i) any transaction involving the Company in which the Simon Family Group has an interest requires the affirmative vote of a majority of the independent Directors of the Board, (ii) at least a majority of the Directors must be independent and (iii) each member of the Audit Committee, G&N Committee and Compensation Committee must be independent.

In addition, the Charter sets forth the mechanism for a reasonable sunset to the provisions applicable to the Class B common stock. The Charter provides that (i) if the Simon Family Group’s aggregate equity ownership percentage in the Company and the Operating Partnership (the “Aggregate Ownership”) is reduced, via sale or transfer, to less than 50% of the Aggregate Ownership held by the Simon Family Group on August 9, 1996, the holders of the Class B common stock are entitled to elect two (2) non-controlling minority directors and (ii) if the Aggregate Ownership held by the Simon Family Group is for any reason reduced to less than 5% of the Aggregate Ownership, then all Class B common stock is automatically converted into ordinary common shares on a one-to-one basis.

A Closer Look:

OP Unit holders relied upon the Class B shareholder Board representation after contributing valuable assets to the Company

OP Unit holders have significant economic stake without voting rights. As of March 11, 2024:

●
325,765,584 common shares outstanding
●
48,844,151 outstanding OP Units owned by limited partners, without a corresponding common share vote, representing approximately $7.3 billion of value based on the Company’s share price as of such date
●
8,000 Class B common shares outstanding

Class B shareholders only have the right to elect a minority of directors to the Board. Currently only 3 of 4 Class B directors are elected	OP Unit holders can only gain voting rights equal to the holders of common shares through taxable conversion to common shares
Material Decisions ● Class B Directors cannot approve or disapprove material corporate decisions ● Transactions involving the Simon Family must be approved by a majority of the independent Directors

OP Units have been and are transaction currency for Company growth, facilitating transactions with DeBartolo Realty (1996), Chelsea Property Group (2004), The Mills Corporation (2007), Prime Outlets (2010) and Taubman Centers (2020), among others

Class B Directors are a minority of the Board and may not serve on Committees	Charter provides for mechanism for reduction and elimination of Class B director appointment right, in connection with the reduction of the Simon Family Group’s ownership interest in the Company

29	2024 PROXY STATEMENT | SIMON PROPERTY GROUP

PROPOSAL 1: ELECTION OF DIRECTORS

David Simon

Director since 1993

Chairman of the Board, Chief Executive Officer and President

Other Current Public Company Directorships

●
Klépierre, S.A.
●
Apollo Global Management, Inc.

Former Public Company Directorships within the Last Five Years

●
Simon Property Group Acquisition Holdings, Inc.

Education

●
Indiana University, B.S.
●
Columbia Business School, M.B.A.

David Simon, 62, has served as Chairman of the Company since 2007, CEO of the Company or its predecessor since 1995 and President of the Company since February 2019; a director of the Company or its predecessor since its incorporation in 1993; and President of the Company’s predecessor from 1993 to 1996.

●
From 1985 to 1990, Mr. Simon was an investment banker at two Wall Street firms, specializing in mergers and acquisitions and leveraged buyouts. He is the nephew of Mr. Herbert Simon.

Mr. Simon has served as our CEO or the CEO of our predecessor for over 25 years. During that time, he has provided leadership in the development and execution of our successful growth strategy, overseeing numerous strategic acquisitions that have grown the Company into what is recognized as the nation’s leader in the ownership, development and management of premier shopping, dining, entertainment and mixed-use destinations.

2024 PROXY STATEMENT | SIMON PROPERTY GROUP	30

PROPOSAL 1: ELECTION OF DIRECTORS

Richard S. Sokolov Director since 1996 Vice Chairman Other Current Public Company Directorships ● None Education ● Pennsylvania State University, B.A. ● Georgetown University Law Center, J.D.

Richard S. Sokolov, 74, has served as Vice Chairman of the Company since February 2019, a director of the Company or its predecessor since 1996 and President and Chief Operating Officer of the Company or its predecessor from 1996 to February 2019. He also served as President and Chief Executive Officer of DeBartolo Realty Corporation from its incorporation in 1994 until it merged with our predecessors in 1996.

●
Mr. Sokolov joined its predecessor, The Edward J. DeBartolo Corporation, in 1982 as Vice President and General Counsel and was named Senior Vice President, Development and General Counsel in 1986.
●
Mr. Sokolov had served as Chief Executive Officer and President of DeBartolo Realty Corporation and Senior Vice President Development and General Counsel of its predecessor operations for a number of years.

Mr. Sokolov is a past Chairman of the International Council of Shopping Centers (“ICSC”) and previously served as a trustee and a member of the ICSC Nominating Committee. Mr. Sokolov previously served as a director of Washington Prime Group. Mr. Sokolov has been a member of the Pennsylvania State University Board of Trustees since 2022.

Herbert Simon Director since 1993 Chairman Emeritus Other Current Public Company Directorships ● The Cheesecake Factory Incorporated Education ● The City College of New York, B.B.A.

Herbert Simon, 89, has served as Chairman Emeritus of the Board of the Company since 2007 and served as Co-Chairman of the Board of the Company or its predecessor from 1995 to 2007.

●
Mr. Herbert Simon was Chief Executive Officer and a director of the Company’s predecessor from its incorporation in 1993 to 1995. He also serves on the Board of Governors for the National Basketball Association (“NBA”) and as Chairman of the Board of MSA. He is the uncle of Mr. David Simon.
●
Mr. Herbert Simon is our co-founder and Chairman Emeritus. The retail real estate business that he and his brother, the late Mr. Melvin Simon, started decades ago established the foundation for all of our current operations and record of achievement.

Mr. Herbert Simon’s leadership of the Indiana Pacers NBA basketball franchise has led to his service on the Board of Governors of the NBA.

31	2024 PROXY STATEMENT | SIMON PROPERTY GROUP

PROPOSAL 1: ELECTION OF DIRECTORS

Ownership of Equity Securities of the Company

Directors and Executive Officers

As of March 11, 2024, the existing directors and executive officers identified below:

●	Owned beneficially the indicated number and percentage of common shares and Class B common stock, treated as a single class; and
●	Owned beneficially the indicated number and percentage of units which are exchangeable for common shares on a one-for-one basis or cash, as determined by the Company. The number of units includes earned and fully vested performance-based LTIP units which are convertible at the option of the holder into units on a one-for-one basis.

Unless otherwise indicated in the footnotes to the table, shares or units are owned directly and the indicated person has sole voting and investment power.

	SHARES AND UNITS		UNITS BENEFICIALLY
	BENEFICIALLY OWNED		OWNED
NAME	NUMBER(1)(2)(3)	PERCENT(4)	NUMBER	PERCENT(5)
David Simon(6)	28,899,586	8.20%	26,777,277	7.15%
Glyn F. Aeppel	15,321	*	—	—
Larry C. Glasscock	38,220	*	—	—
Allan Hubbard	31,865	*	—	—
Nina P. Jones	396	*	—	—
Reuben S. Leibowitz(7)	55,178	*	—	—
Randall J. Lewis	1,903	*	—	—
Gary M. Rodkin	15,305	*	—	—
Peggy Fang Roe	3,850	*	—	—
Stefan M. Selig	28,201	*	—	—
Herbert Simon(8)	28,899,586	8.20%	26,777,277	7.15%
Daniel C. Smith, Ph.D.	27,519	*	—	—
Richard S. Sokolov	784,088	*	493,984	*
Marta R. Stewart	12,428	*	—	—
Steven E. Fivel(9)	121,279	*	85,507	*
Brian J. McDade	40,270	*	5,011	*
John Rulli	260,396	*	210,409	*
Adam J. Reuille	17,732	*	1,882	*

All Directors and executive officers as a group (22 people)(10)	30,395,596	8.60%	27,574,070	7.36%

*	Less than one percent
1.	Includes the following common shares that may be issued upon exchange of units (including vested LTIP units) held by the following persons on March 11, 2024: David Simon, Herbert Simon and other members of the MSA group (as defined in footnote 4 of the Principal Shareholders table on page 34)—26,777,277; Richard S. Sokolov—493,984; John Rulli—210,409; Steven E. Fivel—85,507; Brian J. McDade—5,011; Adam J. Reuille—1,882; and all directors and executive officers as a group—27,574,070. Units are exchangeable either for common shares on a one-for-one basis or for cash as determined by the Company.
2.	Includes the following restricted shares which are subject to vesting requirements: Glyn F. Aeppel—1,700; Larry C. Glasscock—1,927; Allan Hubbard—1,700; Nina P. Jones—396; Reuben S. Leibowitz—1,813; Randall J. Lewis—1,820; Gary M. Rodkin—1,632; Peggy Fang Roe—1,632; Stefan M. Selig—1,723; Daniel C. Smith, Ph.D.—1,655; Marta R. Stewart—1,745; Steven E. Fivel—4,718; Brian J. McDade—4,718; John Rulli—4,718; and Adam J. Reuille—3,623; and all directors and executive officers as a

2024 PROXY STATEMENT | SIMON PROPERTY GROUP	32

PROPOSAL 1: ELECTION OF DIRECTORS

group—55,447. Includes shares acquired through the reinvestment of dividends on common shares held in the Director Deferred Compensation Plan.
3.	As of December 31, 2023, the following restricted shares were held by the independent directors: Glyn F. Aeppel—11,547; Larry C. Glasscock—17,925; Allan Hubbard—17,582; Nina P. Jones—0; Reuben S. Leibowitz—22,422; Randall J. Lewis—1,820; Gary M. Rodkin—12,162; Peggy Fang Roe—3,541; Stefan M. Selig—10,868; Daniel C. Smith, Ph.D.—17,279; and Marta R. Stewart—10,297. These amounts do not include shares acquired from the reinvestment of dividends which are required to be reinvested in additional shares of common stock which also must be held in the Director Deferred Compensation Plan and do not include any other shares owned by the independent directors.
4.	As of March 11, 2024, there were 325,765,584 shares of common stock and 8,000 shares of Class B common stock outstanding. Upon the occurrence of certain events, shares of Class B common stock convert automatically into common shares (on a one-for-one basis). These percentages assume the exchange of units for common shares only by the applicable beneficial owner.
5.	As of March 11, 2024, the Operating Partnership had 374,617,735 units outstanding, of which we owned, directly or indirectly, 325,773,584 or 87.0%. These percentages assume that no units held by limited partners are exchanged for common shares. The number of units shown does not include any unvested LTIP units and any unvested restricted stock units (“RSUs”) awarded under a long-term incentive performance program as described in the Compensation Discussion and Analysis section of this Proxy Statement that begins on page 40, because the unvested LTIP units are subject to performance and/or time-based vesting requirements and the unvested RSUs are subject to time-based vesting requirements.
6.	Includes common shares, shares of Class B common stock and units beneficially owned by the MSA group. See Principal Shareholders Table on page 34.
7.	Includes 2,500 shares of common stock held by Mr. Leibowitz’s wife. Does not include 7,500 shares of common stock held by charitable foundations of which Mr. Leibowitz is an officer or trustee and 1,400 shares of common stock held by various trusts of which Mr. Leibowitz’s wife is the trustee. Mr. Leibowitz disclaims beneficial ownership of these shares.
8.	Includes common shares, shares of Class B common stock and units beneficially owned by the MSA group. See Principal Shareholders Table on page 34.
9.	Includes 383 shares of common stock held by Mr. Fivel’s wife.
10.	Does not include 4,172,426 units beneficially owned by or for the benefit of Simon family members as to which members of the MSA group do not have voting or dispositive power.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act, and rules of the SEC thereunder, require our directors, officers and persons who own more than 10% of our common stock to file initial reports of their ownership of our common stock and subsequent reports of changes in such ownership with the SEC. Directors, officers and persons owning more than 10% of our common stock are required by SEC rules to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports and amendments thereto received by us and written representations from these persons that no other reports were required, we believe that during the fiscal years ended December 31, 2022 and December 31, 2023, our directors, officers and owners of more than 10% of our common stock complied with all applicable filing requirements except that with respect to two transactions in 2022 and one transaction in 2023, Matthew A. Jackson filed a total of three late Form 4s related to the acquisition of 6 shares through reinvestment of dividends.

33	2024 PROXY STATEMENT | SIMON PROPERTY GROUP

PROPOSAL 1: ELECTION OF DIRECTORS

Principal Shareholders

The following table sets forth certain information concerning each person (including any group) known to us to beneficially own more than five percent (5%) of any class of our voting securities as of March 11, 2024. Unless otherwise indicated in the footnotes, shares are owned directly and the indicated person has sole voting and investment power.

	SHARES(1)
	NUMBER OF
NAME AND ADDRESS	SHARES		%

The Vanguard Group(2) 100 Vanguard Boulevard Malvern, PA 19355	45,707,505		14.03%

BlackRock, Inc.(3) 50 Hudson Yards New York, NY 10001	33,591,302		10.31%

Melvin Simon & Associates, Inc., et al.(4) 225 West Washington Street Indianapolis, IN 46204	28,899,586	(5)	8.20	%(6)

Cohen & Steers, Inc., et al.(7) 1166 Avenue of the Americas, 30th Floor New York, NY 10036	23,271,653		7.14%

State Street Corporation and Subsidiaries(8) State Street Financial Center 1 Congress Street, Suite 1 Boston, MA 02114	22,791,960		7.00%

Norges Bank (The Central Bank of Norway)(9) Bankplassen 2 PO Box 1179 Sentrum NO 0107 Oslo Norway	17,986,613		5.52%

1.	Voting shares include shares of common stock and Class B common stock. Upon the occurrence of certain events, Class B common stock converts automatically into shares of our common stock (on a one-for-one basis). The amounts in the table also include shares of common stock that may be issued upon the exchange of units of limited partnership interest, or units, of the Operating Partnership that are exchangeable either for shares of common stock (on a one-for-one basis) or for cash, as determined by the Company.
2.	Based solely on information provided by The Vanguard Group in a Schedule 13G/A filed with the SEC on February 13, 2024. The Vanguard Group has the sole power to vote 0 shares of common stock and dispose of 44,054,371 shares of common stock and shared power to vote 685,918 shares of common stock and dispose of 1,653,134 shares of common stock.
3.	Based solely on information provided by BlackRock, Inc. in a Schedule 13G/A filed with the SEC on January 24, 2024. BlackRock, Inc. has the sole power to vote 30,515,086 shares of common stock and the sole power to dispose of 33,591,302 shares of common stock.
4.	Based on information provided by the MSA Group, consisting of MSA, Mr. David Simon, Mr. Herbert Simon, two voting trusts and other entities and trusts controlled by or for the benefit of MSA, Mr. David Simon or Mr. Herbert Simon, as the case may be, including in a Schedule 13G/A filed with the SEC on February 13, 2024: MSA has sole power to vote and dispose of 11,634,169 shares of common stock and shared power to vote and dispose of 889,747 shares of common stock; Mr. Herbert Simon, a director, has sole power to vote and dispose of 5,615,001 shares of common stock and shared power to vote and dispose of 898,120 shares of common stock; Mr. David Simon, an executive officer and director has sole power to vote 10,644,176 shares of common stock, the sole power to dispose of 3,725,909 shares of common stock, shared power to vote 959,344 shares of common stock and shared power to dispose of 7,877,611 shares of common stock. A total of 890,120 shares of common stock included in the amount reported for the MSA Group and 8,000 shares of Class B common stock are subject to the two voting trusts as to which Mr. David Simon and Mr. Herbert Simon are the voting trustees. MSA is owned 30.94% by trusts for the benefit of Mr. Herbert Simon, 3.04% by a trust for the benefit of Mr. David Simon, and by certain other shareholders.

2024 PROXY STATEMENT | SIMON PROPERTY GROUP	34

PROPOSAL 1: ELECTION OF DIRECTORS

5.	Includes 2,114,309 shares of common stock currently outstanding; 26,777,277 shares of common stock issuable upon exchange of units; and 8,000 shares of Class B common stock. Does not include 4,172,426 units that are held by or for the benefit of Simon family members as to which MSA, Mr. David Simon or Mr. Herbert Simon do not have voting or dispositive power.
6.	Assumes the exchange of units by the subject holder only.
7.	Based solely on information provided by Cohen & Steers, Inc., Cohen & Steers Capital Management, Inc., Cohen & Steers UK Limited, Cohen & Steers Asia Limited, and Cohen & Steers Ireland Limited in a Schedule 13G/A filed with the SEC on February 14, 2024. Cohen & Steers, Inc. has the sole power to vote 16,629,805 shares of common stock and the sole power to dispose of 23,271,653 shares of common stock; Cohen & Steers Capital Management, Inc. has the sole power to vote 16,571,193 shares of common stock and the sole power to dispose of 23,144,395 shares of common stock; Cohen & Steers UK Limited has the sole power to vote 41,862 shares of common stock and the sole power to dispose of 110,508 shares of common stock; Cohen & Steers Asia Limited has the sole power to vote and dispose of 0 shares of common stock; and Cohen & Steers Ireland Limited has the sole power to vote and dispose of 16,750 shares of common stock.
8.	Based solely on information provided by State Street Corporation in a Schedule 13G/A filed with the SEC on January 29, 2024. State Street Corporation has shared power to vote 13,759,449 shares of common stock and shared power to dispose of 22,737,002 shares of common stock.
9.	Based solely on information provided by Norges Bank in a Schedule 13G filed with the SEC on January 3, 2024. Norges Bank has the sole power to vote and dispose of 17,955,562 shares of common stock and shared power to vote 0 shares of common stock and dispose of 31,051 shares of common stock.

35	2024 PROXY STATEMENT | SIMON PROPERTY GROUP

Proposal 2: Advisory Vote to Approve the Compensation of Our Named Executive Officers

Our executive compensation program is designed to attract, retain, motivate and incentivize our officers and employees to enhance long-term value to our key stakeholders. We believe our emphasis on pay-for-performance and on corporate governance creates alignment between the interests of our named executive officers (“NEOs”) and the interests of all of the Company’s stakeholders, including its shareholders.

We are asking for shareholder approval, on a non-binding advisory basis, of the compensation of our NEOs for 2023, as disclosed in this Proxy Statement pursuant to Section 14A of the Exchange Act, commonly known as a “Say-on-Pay” vote. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the compensation policies and practices described in this Proxy Statement. A majority of shareholders at our 2023 Annual Meeting of Shareholders voted, on a non-binding advisory basis, to have the “Say-on-Pay” vote each year and we expect to hold future advisory votes on executive compensation on an annual basis. Unless the Board modifies its determination regarding the frequency of future “say-on-pay” advisory votes, the next Say-on-Pay vote will be held at the 2025 Annual Meeting of Shareholders.

At the 2023 Annual Meeting of Shareholders, 11.1% of the votes cast favored our “Say-on-Pay” advisory vote. Although the “Say-on-Pay” vote is advisory and is not binding, our Compensation Committee and all independent members of the Board appreciated the significance of the vote and engaged in numerous conversations with the Company’s shareholders.

The Compensation Committee reached out to the fifty largest shareholders of the Company, resulting in 28 meetings and direct engagement with shareholders representing approximately 51% of our outstanding common shares, leading up to and following the 2023 Annual Meeting of Shareholders.

Through those engagements, the Compensation Committee received very direct and targeted input and the independent members of the Board and Compensation Committee have taken direct action in response to these discussions as more particularly described in the Compensation Committee’s report and elsewhere in this Proxy Statement.

Specifically, independent members of the Board amended and restated our OPI Incentive Program in direct response to the clear and consistent messages received from shareholders to incorporate this feedback and improve alignment of the program and shareholder interests.

In addition, the Company has sought to provide more transparency around current pay practices by including enhanced disclosure around our executive compensation programs in this Proxy Statement under the heading, “Compensation Discussion and Analysis” below.

We will evaluate if any actions are necessary to address any significant concerns as a result of this advisory vote.

2024 PROXY STATEMENT | SIMON PROPERTY GROUP	36

PROPOSAL 1: ELECTION OF DIRECTORS

For the reasons discussed above and in this Proxy Statement under the headings “Compensation Discussion and Analysis” and “Executive Compensation Tables,” the Board intends to introduce the following resolution at the 2024 Annual Meeting:

“RESOLVED, that the compensation of the Named Executive Officers of the Company, as disclosed in this Proxy Statement under the headings “Compensation Discussion and Analysis” and “Executive Compensation Tables,” including the compensation tables and their accompanying narrative discussion, is approved.”

The Board Unanimously Recommends that Shareholders Vote “FOR” the Approval of the Advisory Resolution Relating to the Compensation of Our Named Executive Officers.

37	2024 PROXY STATEMENT | SIMON PROPERTY GROUP

Executive Officers

Biographies of Named Executive Officers, as of March 2024, are presented below.

David Simon
Chairman, CEO and President

Years at Simon Property Group: 33

Mr. Simon has served as Chairman of the Company since 2007, CEO of the Company or its predecessor since 1995 and President of the Company since February 2019; a director of the Company or its predecessor since its incorporation in 1993; and President of the Company’s predecessor from 1993 to 1996. From 1985 to 1990, Mr. Simon was an investment banker at two Wall Street firms, specializing in mergers and acquisitions and leveraged buyouts. Mr. Simon also serves as Chairman of the Supervisory Board of Klépierre, a publicly-traded, Paris-based retail real estate company and serves on the board of Apollo Global Management, Inc.  Mr. Simon obtained a B.S. from Indiana University and an MBA from Columbia University's Graduate School of Business.

Brian J. McDade
Executive Vice President and Chief Financial Officer

Years at Simon Property Group: 20

Mr. McDade serves as Simon’s Executive Vice President and Chief Financial Officer. Mr. McDade has been with Simon or a predecessor entity since 2004, serving as the Director of Capital Markets beginning in 2007 and was promoted to Senior Vice President of Capital Markets in 2013 and Treasurer in 2014. He was promoted to Executive Vice President and Chief Financial Officer in 2018. Mr. McDade obtained a B.S. from Bryant University.

Steven E. Fivel
General Counsel and Secretary

Years at Simon Property Group: 21

Mr. Fivel serves as Simon’s General Counsel and Secretary. Prior to rejoining Simon in 2011 as Assistant General Counsel and Assistant Secretary, Mr. Fivel served as Executive Vice President, General Counsel and Secretary of Brightpoint, Inc. Mr. Fivel was previously employed by MSA from 1988 until 1993 and then by Simon from 1993 to 1996. Mr. Fivel was promoted to General Counsel and Secretary in 2017. Mr. Fivel also serves on the Supervisory Board of Klépierre. Mr. Fivel obtained a B.S. from Indiana University and a J.D. from the University of Illinois Chicago.

John Rulli
Chief Administrative Officer

Years at Simon Property Group: 36

Mr. Rulli serves as Simon’s Chief Administrative Officer. Mr. Rulli joined Melvin Simon & Associates, Inc., or MSA, in 1988 and held various positions with MSA and Simon thereafter. Mr. Rulli became Chief Administrative Officer in 2007 and was promoted to Senior Executive Vice President in 2011. Mr. Rulli obtained a B.B.A. from Marshall University.

Adam J. Reuille
Senior Vice President and Chief Accounting Officer

Years at Simon Property Group: 14

Mr. Reuille serves as Simon’s Senior Vice President and Chief Accounting Officer and prior to that as Simon’s Vice President and Corporate Controller. Mr. Reuille joined Simon in 2009 and was promoted to Senior Vice President and Chief Accounting Officer in 2018. Mr. Reuille obtained a B.S. from Indiana University and is a Certified Public Accountant.

2024 PROXY STATEMENT | SIMON PROPERTY GROUP	38

Compensation and Human Capital Committee Report

Dear Fellow Shareholders,

The Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis section included in this Proxy Statement required by Item 402(b) of Regulation S-K. Based on its review and these discussions with management, the Compensation Committee recommended to the Board that it be incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and included in the Proxy Statement for the 2024 Annual Meeting.

The Compensation and Human Capital Committee:

Reuben S. Leibowitz, Chairman
Allan Hubbard
Stefan M. Selig
Daniel C. Smith

March 27, 2024

The Compensation and Human Capital Committee Report does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

39	2024 PROXY STATEMENT | SIMON PROPERTY GROUP

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) summarizes our 2023 executive compensation philosophy, objectives and programs, the compensation decisions made under those programs and the factors considered by our Compensation Committee in making those decisions.

The Company’s performance is a central component to our executive compensation policies and programs and serves as the linchpin of substantially all of our compensation determinations. Except with respect to annual base salary determinations, the Compensation Committee relies on Company and individual performance in determining whether annual cash incentive bonuses are to be awarded and how any such awards are allocated to NEOs. In addition, our LTI Program is structured around and administered based upon certain performance metrics, including FFO and total shareholder return (“TSR”), resulting in direct alignment of interests with our shareholders. FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is a key metric for real estate investment trusts (“REITs”) which provides investors a picture of financial performance of its core real estate investments.

Company Performance

The Company had another strong operational year which resulted in diluted FFO per share of $12.51, which was a record for the Company, an increase of 4.7% year over year, reflecting $4.686 billion of FFO, from which the Company paid cash dividends on common shares in the aggregate amount of $2.8 billion in 2023.

Total Shareholder Return

●	The Company’s 2023 TSR was 29.3% compared to:
o	13.7% for the MSCI US REIT Index

o	26.3% for the S&P 500, and

o	10.6% for the FTSE NAREIT Equity Retail Index

2024 PROXY STATEMENT | SIMON PROPERTY GROUP	40

COMPENSATION DISCUSSION AND ANALYSIS

Shareholder Engagement, Feedback and Response

2023 Annual Meeting of Shareholders Say-on-Pay Advisory Vote Result. At the 2023 Annual Meeting of Shareholders, the percentage of shares voting in favor of our advisory “Say-on-Pay” vote was 11.1% and was a substantial decline from previous years. The Compensation Committee and all independent members of the Board took this result very seriously.

Board Engagement with Shareholders, Rationale and Feedback. Beginning in March 2023 through the 2023 Annual Meeting of Shareholders, independent members of the Board contacted shareholders holding more than 65% of our outstanding shares and were able to engage with the holders of more than 41% of the Company’s shares, to discuss, among other topics, corporate governance, sustainability, board succession and composition and executive compensation. The feedback from our shareholders was overwhelmingly focused on the Company’s one-time cash payments in February 2022 (the “2022 OPI Awards”) to certain executives in recognition of their contributions to the Company’s successful monetization of a portion of its investment in Authentic Brands Group at a significant gain on investment.

As further described in this Compensation Discussion and Analysis, the primary performance metric used by the Company for purposes of its core, long-term incentive compensation program is FFO, a key metric for REITs related to the performance of the Company’s core real estate investments. Our non-traditional investments outside of our core real estate business (“Other Platform Investments” or “OPIs”) generally do not generate FFO on a consistent basis and not in amounts commensurate with the significant value that can be created by these OPIs. Therefore, there has not been a direct link in the compensation programs for our NEOs to OPI performance (and associated value creation for the Company).

During these discussions, our shareholders provided candid, constructive feedback, which was shared with the entire Board. These shareholders noted that they believed that the magnitude and discretionary nature of these payments, together with the absence of time- and performance-based vesting criteria, did not appear to align executive pay with future performance and value creation.

Specifically, shareholders communicated that discretionary or off-cycle awards that are not part of an established plan are disfavored. Shareholders questioned the nature and magnitude of the 2022 OPI Awards and the impression that these awards seemed to be tied to past performance rather than incentivizing performance and value creation for the Company. Further, shareholders expressed that any go-forward award program should have clear incentive and retentive value, be equity-based and have vesting conditions and clearly delineated performance objectives.

Compensation Committee and Board Action – Amending and Restating the OPI Incentive Program. Following the 2023 Annual Meeting of Shareholders and for the remainder of 2023, our Compensation Committee met numerous times and worked extensively with its independent consultants and advisors to address the concerns raised by shareholders. The Compensation Committee carefully considered shareholder feedback and, in consultation with its compensation consultant Semler Brossy, implemented additional changes to the Company’s original OPI Incentive Program adopted in March 2023 that it believes are responsive to the views and issues that the Compensation Committee heard from shareholders. On November 2, 2023, the Board unanimously adopted the Amended and Restated OPI Incentive Program (the “A&R OPI Incentive Program”) based on the Compensation Committee’s recommendation. The A&R OPI Incentive Program amended and restated the original OPI Incentive Program. To date, there have not been any payouts under the A&R OPI Incentive Program.

Additional Shareholder Engagement and Recent Feedback. Following the adoption of the A&R OPI Incentive Program in November 2023, the Compensation Committee reached out to the 20 largest shareholders of the Company, representing approximately 58% of outstanding common shares. Shareholders representing approximately 39% of our outstanding common shares accepted our offer to engage on corporate governance

41	2024 PROXY STATEMENT | SIMON PROPERTY GROUP

COMPENSATION DISCUSSION AND ANALYSIS

and executive compensation matters, including, in particular, the A&R OPI Incentive Program. The resultant discussions produced valuable, positive feedback on the A&R OPI Incentive Program and the Company’s response to shareholder feedback and concerns previously expressed. We received important input regarding improving disclosure and key points to emphasize going forward. These discussions confirmed for members of the Compensation Committee and independent members of the Board that all or substantially all of the feedback received has been satisfactorily addressed.

A summary of shareholder feedback and our responses to that feedback are below:

SHAREHOLDER FEEDBACK	A&R OPI INCENTIVE PROGRAM DESIGN IN RESPONSE

Lack of Forward-Looking Plan with Predetermined Performance Parameters and Participants

Predetermined

Eligible investments, participants and participation percentages are pre-established. Includes eligible investments made outside of the Company’s core retail real estate platforms which can create value for the Company but do not materially impact FFO performance and, as a result, are not captured in other compensation plans.

Eliminates certain discretionary aspects of awards

No Clear Link to Compensation for Performance

Performance-based

Awards paid out only after return of the Company’s net cash invested plus an 8% aggregate, compounded preferred return (“Hurdle”).

Forward-looking, objective performance criteria must be achieved in order for awards to be paid after a return threshold to the Company

Lack of Transparency on Calculation of Award Magnitude

Limited Magnitude

Award pool is limited to 9.9% of net proceeds received by the Company from a monetization event in excess of the Hurdle.

Controls compensation outcomes through limited, defined pool funding calculation

Shareholder Benefit Unclear

OPI Performance

Aggregate OPI performance must meet predetermined performance test before the Compensation Committee may grant OPI awards.

Alignment with shareholders’ financial interests by requiring aggregate OPI performance in order for awards to be granted

Misalignment with Shareholder Interests	Awards Solely equity-based awards (RSAs, RSUs or LTIP units) for the NEOs. Alignment with shareholders’ interests by eliminating cash awards
Lack of Vesting or Retention Characteristics

Vesting/Retention

Awards structured with time-based vesting requirements, consistent with the Company’s traditional, equity-based incentive compensation program.

Provides clear retention component through long-term vesting requiring continued service

2024 PROXY STATEMENT | SIMON PROPERTY GROUP	42

COMPENSATION DISCUSSION AND ANALYSIS

Our Executive Compensation Program

WHAT WE DO	WHAT WE DON’T DO

Annual Cash Incentive Compensation. Strong emphasis on performance-based cash compensation. Annual Cash Incentive Compensation is paid only if certain adjusted diluted FFO per share targets are achieved.

No Excessive Perquisites. No supplemental executive retirement plans, company cars, club memberships or other significant perquisites.
Pay-for-Performance. Our LTI Programs are designed to incentivize performance. The substantial majority of our 2023 LTI Program is performance-based.

No Gross-Ups. We have never had any arrangements requiring us to gross-up compensation to cover taxes owed by the executives, including excise taxes payable by the executive in connection with a change in control.

Post-Performance Time-Based Vesting on Earned LTIP units. LTIP units are earned based on specific performance criteria. Once any LTIP units are earned under these programs, executives must remain with the Company for an additional one-year period to vest in the LTIP units.

No Excessive Retirement and Health Benefits. The Company has never had a traditional defined benefit plan.

Robust Stock Ownership Guidelines. Stock ownership guidelines for our CEO and other NEOs are 6x and 3x base salary, respectively. In addition, the CEO and other NEOs must retain shares until they retire, die, become disabled or are no longer employed with us. All non-employee directors must hold common stock while they serve as directors.

No Hedging or Pledging of Company Stock. Our NEOs and directors are prohibited from engaging in any hedging or pledging of Company stock.
Double Trigger Equity Acceleration Upon a Change in Control. All equity grants include double trigger equity acceleration provisions.	No fixed term employment contracts. No fixed term employment contracts with any NEOs or senior management.
Clawback Policy. Applies in the event of any material restatement of the Company’s financials, whether or not fraud/misconduct is involved.
Independent Compensation Consultant. The Compensation Committee utilizes an independent compensation consulting firm, Semler Brossy.
Compensation Risk Assessments. Conducted annually to evaluate whether the executive compensation program encourages excessively risky behaviors.

43	2024 PROXY STATEMENT | SIMON PROPERTY GROUP

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Approach and Process

Alignment of Pay with Performance

The Compensation Committee has designed our executive compensation program for our NEOs to align compensation with financial, strategic and shareholder returns. A significant portion of the compensation of our CEO and other NEOs is performance-based in the form of variable pay (annual and long-term incentives), which emphasizes our commitment to rewarding only excellent performance. Our compensation decisions in 2023 reflected this approach. The percentage of compensation that was at risk in 2023 for our CEO and the average for our other NEOs was 91.80% and 83.16%, respectively.

Chief Executive Officer	Other Named Executive Officers

Annual cash bonus amount includes bonuses earned with respect to performance paid under our Annual Cash Incentive Compensation program.  See “Summary Compensation Table” on page 64.

2024 PROXY STATEMENT | SIMON PROPERTY GROUP	44

COMPENSATION DISCUSSION AND ANALYSIS

Objectives of Our Executive Compensation Program

Our executive compensation program is designed to accomplish the following objectives:

●	Retain a group of highly experienced executives who have worked together as a team for a long period of time and who make major contributions to our success.
●	Attract and Incentivize other highly qualified executives, both internally and externally, to strengthen the team and facilitate succession planning.
●	Motivate executives to contribute to the achievement of corporate and business unit goals as well as individual goals.
●	Emphasize equity-based incentives with long-term performance measurement periods and vesting conditions.
●	Align interests of executives with shareholders by linking payouts to performance measures that are designed to promote the creation of long-term shareholder value.

The Compensation Committee designs compensation programs which are intended to create alignment between pay and performance. The continued evolution of our business requires us to look at a pool of talent beyond real estate, but also to retain our talented employees who have opportunities in those same industries. As a result, we have invested time and resources in recent years to refine our peer group methodology, and consequently, the composition of our peer group. While we do not strictly adhere to a specified peer group in making compensation decisions, in order to achieve our objective of attracting, retaining and motivating employees, we reevaluated the components of our peer group. In 2023, we expanded the size of the peer group and introduced financial services companies as well as retailers. In addition, we removed certain REITs and real estate service providers, specifically, those that do not represent our scope, scale and breadth of operations. Consistent with our pay-for-performance philosophy, the core components of our compensation require significant long-term shareholder value creation to earn maximum levels of compensation.

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COMPENSATION DISCUSSION AND ANALYSIS

Strong Governance Practices Utilized in Determining Executive Compensation

Role of the Independent Compensation Consultant

The Compensation Committee engages Semler Brossy annually as its independent consultant. Semler Brossy reports directly to the Compensation Committee and performs no other work for the Company unless directed by the Compensation Committee. The Compensation Committee has analyzed whether the work of Semler Brossy, as a compensation consultant, has raised any conflict of interest, taking into consideration the following factors: the provision of other services to the Company by Semler Brossy; the amount of fees from the Company paid to Semler Brossy as a percentage of the firm’s total revenue; Semler Brossy’s policies and procedures that are designed to prevent conflicts of interest; any business or personal relationship of Semler Brossy or the individual compensation advisors employed by the firm with an executive officer of the Company; any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and any stock of the Company owned by Semler Brossy or the individual compensation advisors employed by the firm.

The Compensation Committee reviews Semler Brossy’s independence annually and has determined, based on its analysis of the above factors, that the work of Semler Brossy and the individual compensation advisors employed by Semler Brossy as compensation consultants to the Company has not created any conflict of interest.

Role of Management in Compensation Decisions

Our CEO provides recommendations to the Compensation Committee on the compensation of each of the other NEOs. The CEO develops recommendations using peer group data, assessments of individual performance and achievement of the Company’s strategic and tactical plans, the state of the business environment, and input from our human resources department on various factors, including, but not limited to compensation history, tenure, responsibilities, market data for competitive positions and retention concerns. The Compensation Committee considers our CEO’s recommendations together with the input of our independent compensation consultant; however, all final compensation decisions affecting NEOs’ pay are made by the Compensation Committee itself. Additionally, all aspects of the CEO’s compensation and resulting compensation decisions are determined by the Compensation Committee.

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COMPENSATION DISCUSSION AND ANALYSIS

What We Pay and Why: Principal Elements of Compensation

To accomplish our compensation objectives, we designed our executive compensation program with three major elements: Annual Base Salary; Annual Cash Incentive Compensation; and our Long-Term Incentive (“LTI”) Program.

OBJECTIVES AND KEY FEATURES

Annual Base Salary
●
Fixed compensation at an appropriate level to promote executive recruitment and retention.
●
Base salary determinations are made based on factors including job scope, individual performance, internal Company comparisons, external market movement, geography, experience and relevant skills.

Annual Cash Incentive Compensation (“ACI Program”)
●
Performance-based program, payable in cash, funded upon the achievement of annual financial and operating metrics and strategic goals.
●
Variable, short-term cash compensation.
●
Bonus pool funded upon achievement of a threshold adjusted diluted FFO per share level determined by the Compensation Committee, with additional target levels and maximum funding levels based on enhanced FFO performance, with linear interpolation used to determine funding levels for performance falling between the associated levels.
●
Upon Compensation Committee’s determination that the adjusted diluted FFO per share performance threshold has been achieved, individual NEO quantitative and qualitative contributions to Company performance are reviewed by Compensation Committee to determine individual allocations.
●
Rewards annual performance as tested against Company financial performance and NEO’s individual contributions thereto, to align with shareholder interests.

LTI Program
●
Multi-component program, made up of:
o
LTIP Plan (“LTIP”), which is a mix of performance and time-based award consideration:
◾
LTIP unit awards based on the achievement of performance goals, such as FFO, subject to TSR modifiers, and strategic objectives. Rigorous minimum performance thresholds to receive any payout. (75% of LTIP)
◾
Time-based Restricted Stock Units (“RSUs”), which, upon award and vesting, entitle the grantee to receive one share of common stock of the Company. (25% of LTIP)
o
Corporate Incentive Compensation Plan (“ICP”), consisting of awards that settle in restricted stock based on the achievement of annual performance goals, including FFO and EBITDA, with time-vesting component. The CEO has been excluded from the Corporate ICP to date and the Compensation Committee has determined to exclude NEOs from the 2024 Corporate ICP and from future Corporate ICPs.
o
A&R OPI Incentive Program, an equity-based program designed to compensate certain key officers and employees based on OPI performance and value-creation, that is largely outside of the Company’s ordinary FFO performance. Awards under the A&R OPI Incentive Program are payable in connection with a successful monetization of OPI and a predetermined return of value to shareholders.
●
Promote the creation of long-term shareholder value and align the interests of our executives with the interests of our shareholders.
●
Promote the retention of our executives through a vesting requirement after awards are earned or otherwise awarded.

47	2024 PROXY STATEMENT | SIMON PROPERTY GROUP

COMPENSATION DISCUSSION AND ANALYSIS

Elements of Executive Compensation in 2023

At the Compensation Committee’s meetings in 2023, the Compensation Committee made decisions impacting the type and amount of compensation paid to our NEOs as reported in the 2023 Summary Compensation Table. These decisions related to: Base Salaries, Annual Cash Incentive Compensation and LTI Program awards.

The Compensation Committee recognized the need to meet its long-standing objectives of attracting, retaining and motivating executives through a framework that aligns with shareholders’ interests, taking into consideration the Company’s scope, scale and complexity. The Compensation Committee considers various factors in setting the compensation of our NEOs, including the Company’s performance, each NEO’s performance, and comparisons with peers. Performance metrics such as FFO growth, FFO per share and TSR are carefully reviewed to align executive compensation with Company performance. This meticulous process underscores the Compensation Committee’s commitment to transparency and shareholder value, evidencing its dedication to responsible and performance-driven executive compensation practices.

2023 Base Salaries

The Compensation Committee periodically reviews and adjusts base salaries for the NEOs to reflect market conditions, changes in responsibilities, peer review and comparison and merit increases. During meetings in 2023, the Compensation Committee reviewed materials provided by Semler Brossy, analyzing individual NEO total remuneration in comparison to our 2023 peer group and recommended modest increases of base salary for each NEO, other than Mr. Simon, of approximately 5.1% in the aggregate. Mr. Simon’s annualized base salary level has been unchanged since 2011 and remained at $1,250,000 in 2023. Mr. McDade’s annualized base salary was increased by $50,000, to $650,000. Each of Mr. Fivel’s and Mr. Rulli’s annualized base salaries was increased by $25,000, to $675,000. Mr. Reuille’s annualized base salary was increased by $13,000 to $335,000.

No Change to CEO Base Salary since 2011	Total NEO (other than CEO) Annual Base Salary increase of 5.1% for 2023

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COMPENSATION DISCUSSION AND ANALYSIS

2023 Annual Cash Incentive Compensation

The Compensation Committee rewards executive officers with annual cash incentive (“ACI”) compensation for achieving the Company’s financial and operating plan considering an assessment of each NEO’s contributions to those achievements. Payouts under our ACI Program are the result of the Compensation Committee’s evaluation of the Company’s and an individual’s performance. In response to shareholder feedback received, the description of the Compensation Committee’s process below contains additional detail and disclosure from prior years.

The Compensation Committee follows a two-step process to determine amounts payable under the ACI Program each year:

●
The ACI Program is only funded if the Company achieves a certain predetermined threshold level of diluted FFO per share, as adjusted (as described below). “Diluted FFO per share, as adjusted”, is determined by using the diluted FFO per share disclosed by the Company in its earnings releases and filings with the SEC during the applicable performance period, as adjusted, increased or decreased by the Compensation Committee to give effect to any of the following: any (i) extraordinary, unusual or nonrecurring item, as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) including without limitation a spin-off, or as a result of dispositions not made in the ordinary course; (ii) litigation or claim judgments or settlements; (iii) changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) other specific unusual or nonrecurring events, or objectively determinable category thereof; (v) nonrecurring charges; and (vi) a change in the Company’s fiscal year.
●
If the threshold diluted FFO per share, as adjusted, is not achieved, no payments are made.
●
Once threshold diluted FFO per share, as adjusted, is achieved, the ACI Program may be additionally funded if the Company achieves certain predetermined target and maximum diluted FFO per share, as adjusted, results during the given year.
●
At its meeting in March 2023, the Compensation Committee established a threshold diluted FFO per share, as adjusted, level of $11.55 per share in order to fund a $6.2 million ACI Program pool, a target diluted FFO per share, as adjusted, level of $11.75 per share to fund a $9.0 million ACI pool, and a maximum diluted FFO per share, as adjusted, level of $11.95 per share to fund a $13.5 million ACI pool (with linear interpolation between the specified thresholds).
●
At its meeting in March 2024, the Compensation Committee reviewed the Company’s 2023 reported diluted FFO per share of $12.51, which included $0.75 of gains per share consisting of gains of $0.41 per share gain due to dilution associated with OPI, a $0.31 per share gain related to ABG and a $0.03 per share mark-to-market gain, which, after taking the foregoing into account, resulted in a diluted FFO per share, as adjusted, of $11.76 which the Compensation Committee used for purposes of measuring performance under our ACI Program.
●
The Compensation Committee determined that the Company’s diluted FFO per share, as adjusted, as calculated above, exceeded the target performance level that the Compensation Committee had established in March 2023 and approved an overall funding amount of $9.2 million for the ACI Program pool. The Compensation Committee then moved to the second step in the process; evaluating each NEO’s performance, as described below.
●
See “Where Do I Find Reconciliation of Non-GAAP Terms to GAAP Terms?” in the “Frequently Asked Questions and Answers” section of the Proxy Statement on page 93.

49	2024 PROXY STATEMENT | SIMON PROPERTY GROUP

COMPENSATION DISCUSSION AND ANALYSIS

●
Once the ACI Program pool is funded, bonuses are allocated and awarded after the Compensation Committee’s review of each NEO’s performance with respect to goals established at the beginning of each year and individual contributions to achievement of the Company’s performance, as assessed by the Compensation Committee and by the CEO for the other NEOs.
●
The assessment delivers a total score for each individual.
●
Each individual’s total score then determines the portion of that NEO’s Annual Cash Incentive Compensation that has been earned.
●
The resulting total payout to the NEOs of $6.675 million represented 72.5% of the ACI Program pool available for awards.

2023 Percentage of NEO Annual Cash Incentive Compensation Pool Awarded

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COMPENSATION DISCUSSION AND ANALYSIS

A summary of the Company’s and the NEOs’ 2023 achievements and the Compensation Committee’s determination of their 2023 Annual Cash Incentive Compensation payments is below. We pay Annual Cash Incentive Compensation to NEOs in the first calendar quarter of the following year, so the Compensation Committee has sufficient time to assess our financial performance and the NEO’s contributions for the preceding year.

CEO ACI Award	2023 KEY INDIVIDUAL ACHIEVEMENTS
David simon $4,000,000
●
Increased consolidated revenues by approximately 7%, to $5.66 billion
●
Increased net income attributable to shareholders and consolidated net income by more than 6.7% to $2.28 billion, or $6.98 per share, and to $2.617 billion, respectively
●
Increased portfolio NOI, which includes NOI from international properties at constant currency, by 4.9% over the prior year
●
Generated $4.686 billion in FFO, representing a 4.6% year-over-year increase
●
Returned $2.9 billion to shareholders in cash dividends and share repurchases

NEOs ACI Award	2023 KEY INDIVIDUAL ACHIEVEMENTS
Brian J. McDade $800,000
●
Completed $12 billion in financing activities, including, overseeing:
o
Two U.S. senior notes offerings totaling $2.3 billion, with a weighted average coupon rate of 6.0% and a duration of 20 years
o
EUR exchangeable bond offering for €750 million at a cash coupon of 3.5%
o
Recast and upsizing of primary revolving credit facility to $5.0 billion
o
Secured loan refinancings and extensions totaling $4.0 billion
●
Continued successful evolution of digitization of the Company’s information technology and systems
●
Oversaw Investor Relations function of the Company which had approximately 4,000 shareholder contacts during 2023, including investor conferences, property tours, meetings, calls and quarterly earnings calls

Steven E. Fivel $800,000
●
Oversaw and managed the Company’s litigation related matters
●
Provided legal support and counsel to leasing, property management, investment, partnership, capital markets and financial functions
●
Managed and supervised significant risk management and insurance program
●
Oversaw the Company’s Sustainability function

John Rulli $800,000
●
Increased domestic property NOI by 4.8% over the prior year
●
Increased domestic occupancy 90 basis point to 95.8%
●
Increased base minimum rent per square foot by 3.1% to $56.82
●
Signed over 4,500 leases for more than 18 million square feet
●
Oversaw the Company’s Administrative department, including the Human Capital function

Adam J. reuille $275,000
●
Assisted in assessing the accounting impact of and execution of investments and transactions; integrated and standardized accounting functions related to certain equity based investments
●
Oversaw timely filing of all periodic SEC filings
●
Participated in steering committees and leadership for the implementation of information technology and information systems
●
Implemented a new information technology solution for external and internal reporting

51	2024 PROXY STATEMENT | SIMON PROPERTY GROUP

COMPENSATION DISCUSSION AND ANALYSIS

2023 LTI Program

The Compensation Committee worked, with advice and assistance from Semler Brossy, to create the 2023 LTI program, which was specifically designed to take into account current business conditions and market factors and also be responsive to shareholder feedback received during our active engagement with stakeholders.

In order for the executive compensation program to be effective in attracting, retaining and motivating talent while aligning interests of executives with shareholders, it is necessary for the Company’s NEO compensation to be competitive with that of other real estate companies and also with other large public and private enterprises with which the Company competes for executive talent. In order to achieve this, the Compensation Committee considered whether the LTI Program incentives were reasonably obtainable and aligned with the challenge of retaining and motivating the Company’s NEOs.

The Compensation Committee reaffirmed its philosophy that a significant portion of the total compensation for our NEOs should be performance-based and at risk.

Performance-based long-term equity, in the form of LTIP units, was a fundamental element of the 2023 LTI Program and the performance targets established as part of the program are rigorous and require strong long-term financial and operational performance.

The 2023 LTI Program was made up of the following three (3) components:

●	The 2023-2025 LTIP (the “2023-2025 LTIP”), is made up of:
o	75% performance-based awards of Operating Partnership LTIP units which are earned based on:
◾	the Company’s achievement of performance goals, including diluted FFO per share, as adjusted, performance over a three-year period, with a TSR modifier whereby the diluted FFO per share, as adjusted, performance metric results are subject to adjustment based on the Company’s absolute TSR during the performance period (60%) and
◾	predetermined, proprietary, strategic performance objectives based on Company strategic performance goals (15%).
o	25% time-based awards of RSUs which vest subject to continued service over a three-year period.
●	2023 Corporate ICP:
o	performance-based awards that may be earned by NEOs, excluding the CEO, based on the achievement of diluted FFO per share, as adjusted, (70% weighting) and Combined Platform EBITDA, as described below under the section entitled, “—2023 Corporate ICP Results” (30% weighting) performance goals, measured over a one-year performance period and subject to a three-year vesting period (the “2023 Corporate ICP”). The CEO does not participate in the Corporate ICP and the Compensation Committee has determined to exclude the other NEOs from the 2024 Corporate ICP and going forward.
●	A&R OPI Incentive Program: See “—Amended and Restated Other Platform Investments Incentive Program” on page 56 for details of our A&R OPI Incentive Program. To date, no awards have been paid out under the A&R OPI Incentive Program.

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COMPENSATION DISCUSSION AND ANALYSIS

The Corporate ICP is an equity incentive compensation program with a one-year performance period in which thirty-two senior employees participated in 2023. In 2023, the Compensation Committee included our NEOs, excluding David Simon, in the 2023 Corporate ICP to further align the incentive compensation of our NEOs (other than the CEO) with the compensation of other members of senior management and the objective performance of the Company based on diluted FFO per share, as adjusted, and Combined Platform EBITDA performance metrics. In addition, at its meeting in March 2024, the Compensation Committee determined that our NEOs will not participate in the 2024 Corporate ICP nor future Corporate ICP programs due to the one-year performance period, consistent with the Compensation Committee’s objective of linking NEO compensation to longer term performance objectives and metrics.

See “Executive Compensation Tables—Grants of Plan-Based Awards in 2023” on page 65 for details of individual awards granted to our NEOs under our LTI Program during 2023.

Previous LTIP Results

The Compensation Committee has historically established rigorous performance metrics in order for our NEOs to earn awards granted as part of our LTI programs. The effectiveness of the LTI program design is reflected in the number of units actually earned under prior LTI programs, as reflected in the charts below.

In March 2024, the Compensation Committee determined the results for the LTIP units granted on March 1, 2021 with a performance period of January 1, 2021 to December 31, 2023 (the “2021 LTIP Units”), which will vest on January 1, 2025, subject to the grantee’s continued service through such vesting date. The performance vesting conditions applicable to the 2021 LTIP Units included (i) diluted FFO per share, as adjusted compound annual growth rate (“CAGR”) over the three-year performance period, (ii) absolute TSR CAGR over the three-year performance period and (iii) the achievement of specified strategic objectives.

The table below details the applicable performance measures, weightings, targets and performance achievement as a percentage of target. The payout for performance between percentages is interpolated on a straight-line basis and performance below threshold results in a 0% payout for that performance measure.

Performance Measure	Weighting(1)	Threshold (50% Payout)	Target (75% Payout)	Maximum (100% Payout)	Actual	Achievement
3-year Diluted FFO per share, as adjusted CAGR(2)	58.82%	3%	4%	5%	8.88%	100%

3-year absolute TSR CAGR(3)	23.53%	7%	10%	12%	97.65%	100%

Strategic Objectives (out of 9)(4)	17.65%	6 of 9	7 of 9	9 of 9	9 of 9	100%
				Total Weighted Payout		100%

(1)	Weighting percentages reflect percentage of performance-based award and are exclusive of time-based RSUs awarded in 2021 in conjunction with the 2021 LTIP unit award opportunity.
(2)	3-year diluted FFO per share, as adjusted CAGR is calculated by comparing the 2023 diluted FFO per share, as adjusted ($11.76) compared to the 2020 diluted FFO per share, as adjusted ($9.11).
(3)

3-year absolute TSR is calculated as the difference between the closing price of our common stock as of December 31, 2020, the last trading day prior to the first day of the performance period ($85.28) compared to the closing price of our common stock as of December 29, 2023, which was the last trading day prior to the end of the performance period ($142.64), plus re-invested dividends over the performance period.

(4)	Our strategic objectives and the achievement of such objectives are described in the table below:

53	2024 PROXY STATEMENT | SIMON PROPERTY GROUP

COMPENSATION DISCUSSION AND ANALYSIS

Strategic Objective	2023 Outcome
Development: Continue to redevelop anchor boxes controlled by the Company on a value-added basis and in a thoughtful and timely manner.	Achieved
Asset Intensification: Commence five (5) mixed-use densification projects.	Achieved
Finance: Refinance, retire or otherwise address no less than $11.5 billion of secured and unsecured debt.	Achieved
Finance: Manage the Company’s overall financial structure in a fashion that preserves its investment grade credit rating.	Achieved

Property Management: Improve customer experience by executing and piloting new technologies and programs that improve convenience, improve quality of experience, reduce parking friction and support retailer performance.

Achieved
Marketing & Business Development: Further digitize the shopper experience by offering new digital content and features to support the shopper journey.	Achieved
Information Technology: Strengthen the technology infrastructure by accomplishing at least two of four specified and proprietary initiatives.	Achieved
Human Resources: Build out and execute a framework targeting diverse and inclusive talent acquisition with emphasis on minority hiring.	Achieved

Sustainability: Set environmental, social and governance vision/strategy for the Company and drive activation throughout the Company, including targeted goals, awareness in policy, development, supply chain, and tenant engagement.

Achieved

The following table illustrates the aggregate number of 2021 LTIP Units earned by each NEO based on actual achievement of the performance goals described above.

Named Executive Officer	Payout	2021 LTIP Units Earned (#)(1)
David Simon	100%	57,867
Brian J. McDade	100%	19,036
Steven E. Fivel	100%	15,229
John Rulli	100%	15,229
Adam J. Reuille	100%	3,808

(1)	The 2021 LTIP Units will vest on January 1, 2025, subject to the NEO’s continued employment through the vesting date.

The Compensation Committee did not grant performance based LTIP units to our NEOs in 2020 due to extreme market uncertainty and volatility.

At the Compensation Committee’s meeting in March 2024, the Compensation Committee determined that performance for the 2021-2023 LTIP resulted in 100% of the maximum number of 2021 LTIP units being earned.

Prior Years’ % of LTIP Awards Earned

2024 PROXY STATEMENT | SIMON PROPERTY GROUP	54

COMPENSATION DISCUSSION AND ANALYSIS

2023 Corporate ICP Results

In March 2024, the Compensation Committee determined the results for the 2023 Corporate ICP for the performance period that ended on December 31, 2023. The table below details the applicable performance measures, weightings, goals and performance achievement.

Performance Measure	Weighting	Threshold (75% Payout)	Maximum (100% Payout)	Actual	Achievement
Diluted FFO per share, as adjusted(1)	70%	$11.55	$11.75	$11.76	100%

Combined Platform EBITDA (dollars in billions)(2)	30%	$5.30	$5.38	$5.47	100%

			Total Weighted Payout		100%

(1)	For a description of how we determine diluted FFO per share, as adjusted, see the section above entitled, “—2023 Annual Cash Incentive Compensation”.
(2)

Combined Platform EBITDA is the net income attributable to managed domestic operating properties in the Company’s Malls, Mills and Premium Outlets platforms (the “Combined Platform”), plus interest, tax, depreciation and amortization, as adjusted for certain expenses allocated from corporate entities and operations not attributable to Combined Platform performance.

The following table illustrates the aggregate value of 2023 Corporate ICP awards earned by each NEO based on actual achievement of the performance goals described above. The dollar amount earned based on the above performance metrics is converted into a number of shares of restricted stock with an equivalent value. The number of shares of restricted stock is determined by dividing the dollar amount earned by the average closing price of the Company’s common stock on the ten consecutive trading days immediately preceding, but not including April 1, 2024.

Named Executive Officer	Payout	2023 Corporate ICP Earned(1)
Brian J. McDade	100%	$500,000
Steven E. Fivel	100%	$500,000
John Rulli	100%	$500,000
Adam J. Reuille	100%	$250,000

(1)	The earned 2023 Corporate ICP awards will be settled in shares of restricted stock on April 1, 2024 which will vest ratably on the first three anniversaries thereof, subject to the grantee’s continued service through the applicable vesting date.

55	2024 PROXY STATEMENT | SIMON PROPERTY GROUP

COMPENSATION DISCUSSION AND ANALYSIS

Amended and Restated Other Platform Investments Incentive Program

The Company has made several non-traditional investments outside of its historical core real estate business, including, but not limited to, an intellectual property licensing company, an asset management platform and non-real estate retailers. These investments are referred to as our “Other Platform Investments” or “OPI”.

These investments were made and are managed by a small group of employees and executives, outside of their core duties and responsibilities. The investments have been profitable and have been directly beneficial to the Company and its shareholders, without any incremental overhead burden.

The Compensation Committee has determined that a program designed to reward, incentivize, attract and retain certain key officers and employees based on Other Platform Investment performance and value-creation is in the best interest of shareholders.

The Company’s core, long-term incentive compensation program is designed to align with shareholders’ interests by being primarily tied to FFO, a key metric for REITs which provides investors a picture of financial performance of its core real estate investments. Unlike retail real estate, the Other Platform Investments generally do not generate regular FFO on a consistent basis. Consequently, there has not been a direct way to compensate our management based on the investment performance and value creation to the Company of these Other Platform Investments, which the A&R OPI Incentive Program is intended to address.

Program Description

The A&R OPI Incentive Program was unanimously approved by all independent members of our Board on November 2, 2023.

Administration. The A&R OPI Incentive Program will be administered by the Compensation Committee. The Compensation Committee has full authority to determine who receives awards under the A&R OPI Incentive Program, and to determine each participant’s allocation percentage of any award pool established under the A&R OPI Incentive Program. The CEO may recommend eligible participants and their respective allocation percentages to the Compensation Committee, other than with respect to his own participation and allocation percentage.

Eligibility; Allocation Percentages. Prior to a Qualifying Monetization Event or a Qualifying Partial Monetization Event (each as defined below) of a given designated OPI (a “Designated Investment”), the Compensation Committee will determine the eligible participants with respect to such Designated Investments and their respective percentage allocations (each, an “Allocation Percentage”) of the Award Pool (as defined below) to be established in connection with a Qualifying Monetization Event. In the event that a Qualifying Monetization Event occurs and less than 100% of the Award Pool has been allocated to participants, the unallocated portion of the Award Pool, excluding any portion that is then-unallocated due to any Committee reductions to individual awards, will be allocated on a pro-rata basis to participants who have an Allocation Percentage in such Designated Investment.

Award Pool. In connection with a transaction or series of transactions in which the Company receives proceeds or consideration in respect of a majority of the Company’s interests in a Designated Investment (a “Majority Monetization Event”), the Company will establish an award pool (an “Award Pool”) if the following conditions are met (a “Qualifying Monetization Event”): (i) such transaction results in net proceeds in excess of the Company’s net remaining cash investment in such Designated Investment plus an 8% preferred return hurdle (the “pool funding hurdle”), and (ii) the aggregate value of all Designated Investments (excluding Designated Investments

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COMPENSATION DISCUSSION AND ANALYSIS

for which there has been a Majority Monetization Event) exceeds the value of such investments as of such date plus an 8% cumulative preferred return. The amount of the Award Pool will equal 9.9% of the excess of the net proceeds received by the Company in connection with such Qualifying Monetization Event over the pool funding hurdle for such investment.

Reserve Pool. In connection with a transaction or series of transactions in which the Company receives proceeds or consideration in respect of less than a majority of the Company’s interests in a Designated Investment which results in net proceeds that exceed the pool funding hurdle (a “Qualifying Partial Monetization Event”), the Company will establish and reserve an award pool (the “Reserve Pool”) equal to 9.9% of the excess of the net proceeds received by the Company in connection with such Qualifying Partial Monetization Event over the pool funding hurdle. Upon a subsequent Qualifying Monetization Event of the same Designated Investment, the Company will establish an Award Pool (as described above) that includes the amount of the Reserve Pool.

Allocation Amounts. The Compensation Committee will determine each plan participant’s allocation of an Award Pool by multiplying such participant’s Allocation Percentage by the total Award Pool (each, an “Allocation Amount”). The Compensation Committee has the authority in its sole discretion to reduce a participant’s Allocation Amount at or prior to the calculation thereof, and all amounts attributable to such reduction will be retained by the Company.

Timing and Form of Payment. Allocation Amounts will be paid in the form of restricted stock, restricted stock units or LTIP units (as defined in the 2019 Plan) (each, an “OPI Award”) in all cases, on or after the date on which the Company receives net proceeds in connection with the applicable Qualifying Monetization Event, subject to the participant’s continued employment through the grant date. The form of payment will be determined by the Compensation Committee upon consideration of any recommendations from the CEO. All OPI Equity Awards will be granted under the 2019 Plan. Payment of an Allocation Amount may be made as a single OPI Award or as one or more separate OPI Awards.

Vesting and Forfeiture of OPI Awards. OPI Awards will generally vest in three equal annual installments following the date of grant, subject to the participant’s continued employment or service through the vesting date. In the event of a termination of a participant’s employment or service with the Company for any reason, such participant’s OPI Award(s), to the extent unvested, will automatically be forfeited and cancelled as of the date of such termination.

Initial Allocations. As described above, our Board adopted the A&R OPI Incentive Program on November 2, 2023. On the same date, the Board upon the recommendation of the Compensation Committee, unanimously approved our NEOs’ initial Allocation Percentages (as defined below) under the A&R OPI Incentive Program in the following Other Platform Investments (as defined below) for our NEOs in such Other Platform Investments: Authentic Brands Group (“ABG”), ABG-SPG ES, LLC (Enterprise Solutions) (“ABG-SPG ES”), SPARC Group (“SPARC”), JC Penney (“JCP”), Rue Gilt Group (“RGG”) and Jamestown (“Jamestown”). The initial Allocation Percentages for each NEO are as follows: David Simon – 40% for each of ABG, ABG-SPG ES and SPARC, 30% for each of JCP and RGG, and 20% for Jamestown; Brian J. McDade - 7% for each of ABG, ABG-SPG ES, SPARC and JCP, and 15% for Jamestown; Steven E. Fivel - 7% for each of ABG, ABG-SPG ES, SPARC and JCP, and 5% for Jamestown; John Rulli – 2% for each of ABG, ABG-SPG ES, SPARC and JCP; and Adam J. Reuille – 2% for each of ABG, ABG-SPG ES, SPARC and JCP.

57	2024 PROXY STATEMENT | SIMON PROPERTY GROUP

COMPENSATION DISCUSSION AND ANALYSIS

CEO Compensation

The largest component of our CEO’s compensation is performance-based equity and is designed to align with shareholder value creation.

Since the Company’s IPO in 1993 under the leadership of David Simon, consistent strong performance in cash flow growth, value creation and returns to shareholders, have been hallmarks of Simon Property Group.

Ownership of Simon common stock provided a total return to shareholders of 3,100% since the 1993 IPO

●	Since the IPO in 1993:
o	Consolidated revenue increased from $424 million to nearly $5.7 billion
o	FFO increased 30x, from approximately $150 million to nearly $4.7 billion
o	Our beneficial interest of combined NOI has increased from approximately $300 million to more than $6.2 billion
o	Our balance sheet became investment grade rated in 1995 and has received an A rating since 2006
o	The Company has paid over $42 billion in dividends to shareholders
o	Gross leasable area increased from approximately 54 million sq. ft. for the portfolio, to approximately 137 million sq. ft. for Malls and Premium Outlets in 2023, while also increasing occupancy of such portfolios from 85.6% to 95.8% during such period
o	For Malls and Premium Outlets, average sales per square foot has increased by 210% and average base rent has increased by 236%
●	In addition, more recently, the Company’s TSR for 2021-2023 was 97.7%:

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COMPENSATION DISCUSSION AND ANALYSIS

Select Compensation Decisions for 2024

Base Salaries, LTI Program and Annual Cash Incentive Compensation

In March 2024, following consultation with and based on the recommendations of Semler Brossy, the Compensation Committee substantially maintained the structure of the Company’s compensation program for its executive officers, except as described below:

●	the Compensation Committee determined to exclude NEOs from the 2024 Corporate ICP and future Corporate ICP Programs;
●	the Compensation Committee determined to utilize real estate FFO as a performance metric for our Annual Cash Incentive Compensation and LTI programs, which excludes the impact of any gains, losses, and operating performance that are specific to OPIs, in order to isolate performance generated by our core, real estate business; and
●	the Compensation Committee approved a process for the determination of individual contributions to the achievement of the Company’s performance metrics in order to allocate ACI awards to NEOs going forward.

Company Peer Group and Compensation Assessment

The Compensation Committee uses a peer group as a source of data for assessing and determining pay levels for our NEOs. While the Compensation Committee has not formulaically derived target compensation from these other companies, the peer group has provided the Compensation Committee with certain insights used for understanding various industry-specific compensation structures and trends, as well as reactions to industry-specific issues, monitoring current compensation practices and analyzing individual company practices. It is intended to serve as a reference in the compensation process but is not intended to directly inform specific compensation decisions due to our size, scope of operations and diverse operating environments. The peer group is reviewed annually to ensure it continues to remain appropriate in terms of company size and business focus.

2023 Peer Group

In 2023, working together with Semler Brossy, the Compensation Committee approved utilization of a new methodology to create the Company’s 2023 peer group which was used by the Compensation Committee in evaluating 2023 compensation decisions.

In connection with undertaking this project, the Compensation Committee followed a framework that reflects both the Company’s historic focus on REITs and the broader real estate industry along with an expanded focus that includes financial services companies and retailers to best reflect the Company’s business expansion beyond its core retail real estate functions. The Compensation Committee believed this to be important in light of the critical interest of the Company in retaining employee talent that could find attractive employment opportunities beyond retail real estate, including in financial services and retail operations. Through this process the Compensation Committee carried out a multi-step selection process that included an initial quantitative screen (e.g., market value, total assets, and revenue) and a follow-up qualitative screen to identify companies that best reflect the same talent, business, and operational environment as the Company. We believe that the 2023 peer group is better aligned with the Company’s business criteria, is large enough to deliver consistent data outcomes over time and will provide us with better insight in making informed compensation decisions.

59	2024 PROXY STATEMENT | SIMON PROPERTY GROUP

COMPENSATION DISCUSSION AND ANALYSIS

This new 2023 peer group includes ten REITs and real estate service companies that were part of our 2022 peer group and also includes eleven new companies, consisting of four retailers, three financial services companies, one real estate services company, one payment processing company, one internet and direct marketing retail company, and one retail REIT.

The experience and skills that our NEOs require given our breadth and scope of operations, illustrates that they are eligible for other employment opportunities in other industries, such as financial services, retailers, asset managers and equity investors. Recognizing this, and while not formulaically adhering to peer group comparisons, the broadened peer group assists the Compensation Committee in effectively gauging and identifying relevant comparisons in the current compensation environment, in recognition of the fact that a peer group comprised solely of REITs does not sufficiently represent the nature of our business and the talent pool which we need to retain as well as target for recruiting.

Below is the Company’s 2023 peer group, created using the new methodology previously described. The peer group reflects six different categories of companies: (i) Retail REITs; (ii) Retail companies; (iii) Financial Services companies; (iv) Real Estate services companies; (v) Specialized REITs; and (vi) an Industrial REIT. Specific changes from the 2022 peer group include the removal of six companies (Brixmor Property Group Inc., Digital Realty Trust, Inc., National Retail Properties, Inc., Opendoor Technologies, Inc., Public Storage and Zillow Group, Inc.) and the addition of eleven companies (The Carlyle Group, Cushman & Wakefield, eBay, The GAP, Global Payments, Macy’s, Northern Trust, State Street, Tanger Factory Outlet Centers, Inc., Tapestry, and TJX Companies).

PEER COMPANY	COMPANY TYPE
American Tower Corp. (NYSE:AMT)	Specialized REIT
The Carlyle Group (NasdaqGS:CG)	Financial Services
CBRE Group, Inc. (NYSE:CBRE)	Real Estate Services
Crown Castle International Corp. (NYSE:CCI)	Specialized REIT
Cushman & Wakefield (NYSE:CWK)	Real Estate Services
eBay (NasdaqGS:EBAY)	Retail
Equinix, Inc. (NasdaqGS:EQIX)	Specialized REIT
Federal Realty Investment Trust (NYSE:FRT)	Retail REIT
Global Payments (NYSE:GPN)	Financial Services
The GAP (NYSE:GPS)	Retail
Jones Lang LaSalle, Inc. (NYSE:JLL)	Real Estate Services
Kimco Realty Corp. (NYSE:KIM)	Retail REIT
Macy’s (NYSE:M)	Retail
Northern Trust (NasdaqGS:NTRS)	Financial Services
Prologis, Inc. (NYSE:PLD)	Industrial REIT
Realty Income Corporation (NYSE:O)	Retail REIT
Regency Centers Corporation (NasdaqGS:REG)	Retail REIT
State Street (NYSE:STT)	Financial Services
Tanger Factory Outlet Centers, Inc. (NYSE:SKT)	Retail REIT
Tapestry (NYSE:TPR)	Retail
TJX Companies (NYSE:TJX)	Retail
Simon Property Group	Retail REIT

2024 PROXY STATEMENT | SIMON PROPERTY GROUP	60

COMPENSATION DISCUSSION AND ANALYSIS

Other Elements of Compensation & Policies

Retirement and Health and Welfare Benefits. We have never had a traditional defined benefit pension plan. We maintain a 401(k)-retirement plan in which all salaried employees can participate on the same terms. During 2023, our basic contribution to the 401(k)-retirement plan was equal to 1.0% of the participant’s base salary and Annual Cash Incentive Compensation which vests 20% after the completion of two years and an additional 20% after each additional year of service until fully vested after six years. We match 100% of the first 3% of the participant’s contribution and 50% of the next 2% of the participant’s contribution. Our matching contributions are vested when made. Our basic and matching contributions are subject to applicable IRS limits and regulations and internal guidelines. The Company’s internal limit on Company contributions for any participant in 2023 was $16,500. The contributions we made to the 401(k) accounts of the NEOs are shown in the “All Other Compensation” column of the 2023 Summary Compensation Table in the “Executive Compensation Tables” section of this Proxy Statement on page 64. NEOs also participate in health and welfare benefit plans on the same terms as other salaried employees.

No Gross Up for Excess Parachute Payments. Our CEO and the other NEOs do not currently have employment agreements. There are no arrangements requiring us to gross up compensation to cover taxes owed by the NEOs, including excise taxes payable by the NEOs in connection with a change in control.

Deferred Compensation Plan. We maintain a nonqualified deferred compensation plan that has permitted senior executives, key employees and non-employee directors to defer all or part of their compensation, including awards under the 2019 Plan. There is an account for the executives and employees and a separate account for the non-employee directors. Although we have the discretion to contribute a matching amount or make additional incentive contributions, we have never done either. As a result, the amounts disclosed in the “Nonqualified Deferred Compensation In 2023” table in the “Executive Compensation Tables” section of this Proxy Statement on page 68 consist entirely of compensation earned by, but not yet paid to, the NEOs and any earnings on such deferred compensation. A participant’s deferrals are fully vested, except for any restricted stock or RSU awards that still have vesting requirements. Upon death or disability of the participant, our insolvency, or a change in control affecting us, a participant becomes 100% vested in his or her account.

No Stock Option Grants. The Compensation Committee has not granted any stock options to executives or other employees since 2001.

Equity Award Grant Practices

In the ordinary course of our compensation cycle for our NEOs, we make LTIP awards in the first calendar quarter after financial results for the preceding year have been released.

Executive Equity Ownership Guidelines

We believe the financial interests of our executives should be aligned with the long-term interests of our shareholders. We also believe that requiring our executives to own a significant number of shares of our common stock, combined with our rigorous stock retention policy, serves as a strong motivator for our executives to be prudent in their operation of the Company. Therefore, in addition to long-term incentives, our Board has established equity ownership guidelines for key executives, including the NEOs.

61	2024 PROXY STATEMENT | SIMON PROPERTY GROUP

COMPENSATION DISCUSSION AND ANALYSIS

The current ownership guidelines require the executives to maintain ownership of our stock or any class of our equity securities or units of the Operating Partnership having a value expressed as a multiple of their base salary for as long as they remain our employees. Our current guidelines for the CEO and other executive officers are set forth below:

VALUE AS A
MULTIPLE OF
POSITION	BASE SALARY
Chief Executive Officer	6.0x
Executive Officers	3.0x
Certain Executive Vice Presidents	3.0x

In addition, to the extent these executives have received restricted stock awards, they are required to retain ownership of shares representing at least 50% of the after-tax value of their awards or 25% of the pretax value of their awards. These shares are to be retained by the executive until they retire, die, become disabled, or are no longer employed by us.

Ownership of any class of our equity securities or units of the Operating Partnership counts toward fulfillment of these guidelines, including securities held directly, securities held indirectly by or for the benefit of immediate family members, shares of restricted stock that have been earned, even if not vested, and shares held following the exercise of stock options (of which the Company does not have any). Any unexercised stock options would not count toward these goals. Each of our NEOs currently meets or exceeds these guidelines.

Clawback of Incentive Compensation

Effective as of October 2, 2023, the Compensation Committee implemented a clawback policy that is compliant with updated SEC and NYSE requirements, a copy of which may be found as Exhibit 97 to our Annual Report on Form 10-K for the year ended December 31, 2023. Awards under the 2019 Plan, including, without limitation, the recently adopted A&R OPI Incentive Program include provisions expressly acknowledging the applicability of such clawback policy to the award, and any awards, when made, will be subject to our clawback policy.

Insider Trading Policy, Hedging Policy and Pledging Restrictions

We have adopted an insider trading policy that is designed to promote compliance with insider trading laws, rules and regulations, as well as NYSE listing standards. Our insider trading policy prohibits the trading of our securities on the basis of material, non-public information and establishes regular blackout periods wherein certain designated employees are prohibited from trading in our securities.

Our insider trading policy also prohibits employees and directors from hedging the ownership of Company securities. In addition, we do not permit our executive officers and directors to pledge shares.

Section 162(m)

When reviewing compensation matters, the Compensation Committee considers the anticipated tax consequences to the Company (and, when relevant, to our executive officers) of the various payments under our compensation programs. Section 162(m) of the Internal Revenue Code (the “Code”) generally disallows a tax deduction for any publicly-held corporation for individual compensation of more than $1.0 million in any taxable year to certain executive officers. We believe that we qualify as a REIT under the Code. Provided we qualify as a REIT, we are not required to pay federal income tax to the extent we distribute our taxable income to our shareholders each year. In order to qualify as a REIT, among other requirements, we generally must distribute to our shareholders at least 90% of our taxable income each year, excluding capital gains. As a result, we do not expect that the payment of compensation which is not deductible due to Section 162(m) of the Code will have a

2024 PROXY STATEMENT | SIMON PROPERTY GROUP	62

COMPENSATION DISCUSSION AND ANALYSIS

material adverse federal income tax consequence to us, provided that we qualify as a REIT. The Compensation Committee, after considering the potential impact of the application of Section 162(m) of the Code, may provide compensation to executive officers that may not be tax deductible if it believes that providing that compensation is in the best interests of the Company and its shareholders.

How LTIP Units Work

LTIP units are a type of limited partnership interest issued by the Operating Partnership. Under the performance-based long-term incentive programs, LTIP unit awards can be earned in whole or in part, depending on the extent to which the performance targets set by the Compensation Committee for the relevant performance period are met. The Compensation Committee believes the design of the Company’s performance-based long-term incentive programs reflects the Company’s pay-for-performance philosophy and high expectations.

LTIP units are designed to qualify as “profits interests” in the Operating Partnership for federal income tax purposes. During the performance period, holders of LTIP units will be allocated taxable profits and losses equal to one tenth of the amounts allocated to an Operating Partnership unit and will receive distributions equal to one tenth of the amount of regular quarterly distributions paid on an Operating Partnership unit, and certain special distributions. As a general matter, the profits interest characteristics of the LTIP units mean that they will not be economically equivalent in value at the time of award to the economic value of an Operating Partnership unit. The value of the LTIP units can increase over time until the value of the LTIP units is equivalent to the value of the Operating Partnership units on a one-for-one basis.

After the end of the performance period, to the extent that the required performance has been achieved, holders of earned LTIP units will be entitled to receive distributions in an amount per LTIP unit equal to the distributions, both regular and special, payable on a unit. Vested LTIP units are exchangeable for shares of the Company’s common stock on a one-for-one basis, or cash as selected by the Company. The number of performance-based LTIP units earned is determined by the Compensation Committee at the end of the performance period using the pre-established payout matrices (with linear interpolation between the specified payout percentages).

63	2024 PROXY STATEMENT | SIMON PROPERTY GROUP

Executive Compensation Tables

Summary Compensation Table

				STOCK	ALL OTHER
NAME	YEAR	SALARY	BONUS(1)	AWARDS(2)	COMPENSATION(3)	TOTAL
David Simon	2023	$1,250,000	$4,000,000	$10,000,259	$314,048	$15,564,307
Chairman, CEO and President	2022	$1,250,000	$28,000,000	$6,264,867	$152,916	$35,667,783
	2021	$1,250,000	$3,750,000	$5,458,550	$16,642	$10,475,192
Brian J. McDade	2023	$640,385	$800,000	$3,000,175	$120,368	$4,560,928
Executive Vice President and	2022	$580,769	$3,700,000	$1,891,621	$63,121	$6,235,511
Chief Financial Officer	2021	$500,000	$650,000	$1,795,582	$43,445	$2,989,027
Steven E. Fivel	2023	$670,192	$800,000	$2,500,149	$117,834	$4,088,175
General Counsel and Secretary	2022	$650,000	$6,750,000	$1,543,806	$49,961	$8,993,767
	2021	$650,000	$750,000	$1,436,556	$15,451	$2,852,007
John Rulli	2023	$670,192	$800,000	$2,500,149	$119,870	$4,090,211
Chief Administrative Officer	2022	$650,000	$2,250,000	$1,543,806	$51,997	$4,495,803
	2021	$650,000	$750,000	$1,436,556	$17,390	$2,853,946
Adam J. Reuille	2023	$332,577	$275,000	$750,148	$79,403	$1,437,128
Senior Vice President and	2022	$320,015	$1,525,000	$598,061	$49,688	$2,492,764
Chief Accounting Officer	2021	$—	$—	$—	$—	$—

1.	Amounts in this column include bonuses earned with respect to performance in the indicated year which were paid in the following year under our Annual Cash Incentive Compensation program.
2.	Amounts for 2023 reflect the grant date fair value of RSUs and LTIP units under our annual LTI Programs, in each case as computed in accordance with the requirements of FASB Accounting Standards Codification (“ASC”) Topic 718 and the dollar value of Corporate ICP awards that, to the extent earned, will be settled in restricted stock in the year following the year in which the Corporate ICP award was granted under our annual Corporate Incentive Compensation Plans. See “Compensation Discussion & Analysis-2023 LTI Program” on page 52 for additional information regarding these awards and see “Equity Compensation Tables-Grants of Plan-Based Awards in 2023” on page 65 for details of individual awards granted to our NEOs during 2023.

The grant date fair value of the time-based RSUs is calculated by multiplying the closing price of our common stock as reported by the NYSE for the date of grant, by the applicable number of RSUs.

The grant date fair value of the portion of the performance-based LTIP units granted in 2023 subject to performance conditions is computed based on probable outcome in accordance with the requirements of FASB ASC Topic 718. 60% of the LTIP units are subject to a market condition through the application of a TSR modifier and, as such, a Monte Carlo simulation model is applied in the valuation of those units, assuming expected volatility of 35.68%, dividend yield of 5.34% and risk-fee rate of return of 4.6%. The grant date fair value of LTIP units, assuming the maximum level of performance for the portion of such awards that are only subject to performance conditions is as follows: Mr. David Simon-$16,000,251; Mr. McDade-$4,500,173, Mr. Fivel-$3,700,169; Mr. Rulli-$3,700,169; and Mr. Reuille-$1,050,125.

3.	Amounts reported in 2023 include the following:

All Other Compensation

	EMPLOYEE LIFE		DIVIDEND
	INSURANCE	401(K)	EQUIVALENTS AND
NAME	PREMIUMS	CONTRIBUTION	DISTRIBUTIONS(A)
David Simon	$2,105	$16,500	$295,443
Brian J. McDade	$816	$16,500	$103,052
Steven E. Fivel	$816	$16,500	$100,518
John Rulli	$2,852	$16,500	$100,518
Adam J. Reuille	$816	$16,500	$62,087

(A)	Includes dividend equivalents and distributions on unvested RSUs and unvested restricted stock.

2024 PROXY STATEMENT | SIMON PROPERTY GROUP	64

executive COMPENSATION tables

Grants of Plan-Based Awards in 2023

						ALL OTHER
						STOCK
						AWARDS:	GRANT
						NUMBER OF	DATE FAIR
			ESTIMATED FUTURE PAYOUTS UNDER			SHARES OF	VALUE OF
			EQUITY INCENTIVE PLAN AWARDS(1)			STOCK OR	STOCK
	GRANT		THRESHOLD	TARGET	MAXIMUM	UNITS	AWARDS
NAME	DATE	AWARD TYPE	(#)	(#)	(#)	(#)(2)	($)(3)
David Simon	3/1/23	RSUs	—	—	—	20,619	2,500,054
	3/1/23	LTIP Units	40,505	68,637	124,901	—	7,500,205
Brian J. McDade	3/1/23	RSUs	—	—	—	5,155	625,044
	3/1/23	ICP(4)	—	—	—	—	500,000
	3/1/23	LTIP Units	10,127	17,160	31,226	—	1,875,131
Steven E. Fivel	3/1/23	RSUs	—	—	—	4,124	500,035
	3/1/23	ICP(4)	—	—	—	—	500,000
	3/1/23	LTIP Units	8,102	13,728	24,981	—	1,500,114
John Rulli	3/1/23	RSUs	—	—	—	4,124	500,035
	3/1/23	ICP(4)	—	—	—	—	500,000
	3/1/23	LTIP Units	8,102	13,728	24,981	—	1,500,114
Adam J. Reuille	3/1/23	RSUs	—	—	—	1,031	125,009
	3/1/23	ICP(4)	—	—	—	—	250,000
	3/1/23	LTIP Units	2,026	3,433	6,246	—	375,139

1.	Amounts reflect LTIP units granted under our 2019 Plan during 2023 at threshold, target and maximum levels. The performance components and vesting provisions for the LTIP units are described above in the section titled “2023 LTI Program” on page 52.
2.	Amounts reflect RSUs granted during 2023 under our 2019 Plan. The vesting provisions for the RSUs are described above in the section titled “2023 LTI Program” on page 52.
3.	Amounts for 2023 reflect the grant date fair value of RSUs and LTIP units under our annual LTI Programs, in each case as computed in accordance with the requirements of FASB ASC Topic 718 and the dollar value of Corporate ICP awards that, to the extent earned, will be settled in restricted stock in the year following the year in which the Corporate ICP award was granted under our annual Corporate Incentive Compensation Plans. See “Compensation Discussion & Analysis-2023 LTI Program” on page 52 for additional information regarding these awards.

The grant date fair value of the time-based RSUs is calculated by multiplying the closing price of our common stock as reported by the NYSE for the date of grant, by the applicable number of RSUs.

The grant date fair value of the portion of the performance-based LTIP units granted in 2023 subject to performance conditions is computed based on a probable outcome assumption in accordance with the requirements of FASB ASC Topic 718. 60% of the LTIP units are subject to a market condition through the application of a TSR modifier and, as such, a Monte Carlo simulation model is applied in the valuation of those units, assuming expected volatility of 35.68%, dividend yield of 5.34% and risk-fee rate of return of 4.6%. Each NEO paid $0.25 per unit for each LTIP unit.

4.	The dollar amount earned in respect of the applicable Corporate ICP award will be converted into a number of shares of restricted stock with an equivalent value, determined by dividing the earned amount of the award by the average closing price of the Company’s common stock over the ten (10) consecutive trading days immediately preceding, but not including April 1, 2024; therefore, the number of restricted shares cannot practicably be calculated at the time of such grant.

65	2024 PROXY STATEMENT | SIMON PROPERTY GROUP

EXECUTIVE COMPENSATION TABLES

Outstanding Equity Awards at 2023 Fiscal Year-End

		STOCK AWARDS
							EQUITY INCENTIVE
					EQUITY INCENTIVE		PLAN AWARDS:
					PLAN AWARDS:		MARKET OR
					NUMBER OF		PAYOUT VALUE
					UNEARNED		OF UNEARNED
		NUMBER OF			SHARES, UNITS		VALUE OF UNEARNED
		SHARES OR		MARKET VALUE OF	OR OTHER		SHARES, UNITS OR
		UNITS THAT		SHARES OR UNITS	RIGHTS THAT		OTHER RIGHTS
		HAVE NOT		THAT HAVE NOT	HAVE NOT		THAT HAVE NOT
NAME	Type of Award	VESTED(#)		VESTED($) (1)	VESTED(#)		VESTED($) (1)
David Simon	RSU (2023 Grant)	20,619	(2)	$2,941,094	—		$—
	RSU (2022 Grant)	17,197	(2)	$2,452,980	—		$—
	RSU (2021 Grant)	10,196	(2)	$1,454,357	—		$—
	RSU (2020 Grant)	23,172	(2)	$3,305,254	—		$—
	2023 LTIP Units	—		$—	40,505	(5)	$5,777,633
	2022 LTIP Units	—		$—	34,394	(6)	$4,905,960
	2021 LTIP Units	57,867	(7)	$8,254,149	—		$—
Brian J. McDade	RSU (2023 Grant)	5,155	(2)	$735,309	—		$—
	Restricted Stock (2022)	4,718	(3)	$672,976	—		$—
	RSU (2022 Grant)	3,845	(2)	$548,451	—		$—
	RSU (2021 Grant)	3,354	(2)	$478,415	—		$—
	RSU (2020 Grant)	5,793	(2)	$826,314	—		$—
	2023 LTIP Units	—		$—	10,127	(5)	$1,444,515
	2022 LTIP Units	—		$—	7,690	(6)	$1,096,902
	2021 LTIP Units	19,036	(7)	$2,715,295	—		$—
Steven E. Fivel	RSU (2023 Grant)	4,124	(2)	$588,247	—		$—
	Restricted Stock (2022)	4,718	(3)	$672,976	—		$—
	RSU (2022 Grant)	2,884	(2)	$411,374	—		$—
	RSU (2021 Grant)	2,684	(2)	$382,846	—		$—
	RSU (2020 Grant)	5,793	(2)	$826,314	—		$—
	2023 LTIP Units	—		$—	8,102	(5)	$1,155,669
	2022 LTIP Units	—		$—	5,768	(6)	$822,748
	2021 LTIP Units	15,229	(7)	$2,172,265	—		$—
John Rulli	RSU (2023 Grant)	4,124	(2)	$588,247	—		$—
	Restricted Stock (2022)	4,718	(3)	$672,976	—		$—
	RSU (2022 Grant)	2,884	(2)	$411,374	—		$—
	RSU (2021 Grant)	2,684	(2)	$382,846	—		$—
	RSU (2020 Grant)	5,793	(2)	$826,314	—		$—
	2023 LTIP Units	—		$—	8,102	(5)	$1,155,669
	2022 LTIP Units	—		$—	5,768	(6)	$822,748
	2021 LTIP Units	15,229	(7)	$2,172,265	—		$—
Adam J. Reuille	RSU (2023 Grant)	1,031	(2)	$147,062	—		$—
	Restricted Stock (2022)	2,359	(3)	$336,488	—		$—
	RSU (2022 Grant)	962	(2)	$137,220	—		$—
	Restricted Stock (2021)	1,264	(4)	$180,297	—		$—
	RSU (2021 Grant)	671	(2)	$95,711	—		$—
	RSU (2020 Grant)	2,896	(2)	$413,085	—		$—
	2023 LTIP Units	—		$—	2,026	(5)	$288,989
	2022 LTIP Units	—		$—	1,923	(6)	$274,297
	2021 LTIP Units	3,808	(7)	$543,173	—		$—

1.	The amounts shown in these columns are determined based on $142.64, the closing price of our common stock as reported by the NYSE for December 29, 2023.
2.	The RSUs granted in 2023 (2023 Grant) will vest on March 1, 2026. The RSUs granted in 2022 (2022 Grant) to Mr. Simon will vest on March 18, 2025 and the RSUs granted in 2022 (2022 Grants) to Messrs. McDade, Fivel, Rulli, and Reuille will vest on March 11, 2025. The RSUs granted in 2021 (2021 Grant) vested on March 1, 2024. One-half of the remaining outstanding RSUs granted in 2020 (2020 Grant) vested on January 1, 2023, and the remaining one-third of the original grant vested on January 1, 2024. The vesting of these RSU grants is subject to the applicable grantee’s continued service through the vesting date.

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executive COMPENSATION tables

3.	The amounts shown represent restricted stock earned and settled in 2023 under the 2022 Corporate ICP, which will vest as to one-third of the underlying shares on April 1, 2024, and as to the remaining two-thirds of the underlying shares on April 1, 2025 and April 1, 2026, in equal amounts, subject to the grantee’s continued service through the vesting date.
4.	The amount shown represents restricted stock earned and settled in 2022 under the 2021 Corporate ICP, which will vest as to one-half of the underlying shares on April 1, 2024, and as to the remaining one-half of the underlying shares on April 1, 2025, subject to the grantee’s continued service through the vesting date.
5.	The amounts shown represent LTIP units granted on March 1, 2023. The performance period for the LTIP units granted to our NEOs during 2023 will end on December 31, 2025. Once earned, the 2023 LTIP units will vest on January 1, 2027, subject to the grantee’s continued service through such vesting date. With respect to the 2023 LTIP unit awards, the number of units that would have been earned based on actual results for the period commencing on the first day of the applicable performance period and ending on December 31, 2023 (rather than the end of the actual performance period) was below the threshold level of performance. Consequently, in accordance with SEC rules, the number of LTIP units shown represents the number of LTIP units that may be earned during the performance period based on threshold performance.
6.	The amounts shown represent LTIP units granted on March 11, 2022 and March 18, 2022, respectively. The performance period for the LTIP units granted to our NEOs during 2022 will end on December 31, 2024. Once earned, the 2022 LTIP units will vest on January 1, 2026, subject to the grantee’s continued service through such vesting date. With respect to the 2022 LTIP unit awards, the number of units that would have been earned based on actual results for the period commencing on the first day of the applicable performance period and ending on December 31, 2023 (rather than the end of the actual performance period) was above the threshold level of performance. Consequently, in accordance with SEC rules, the number of LTIP units shown represents the number of LTIP units that may be earned during the performance period based on target performance.
7.	The amounts shown represent LTIP units granted on March 1, 2021. The performance period for the LTIP units granted to our NEOs during 2021 ended on December 31, 2023. All earned 2021 LTIP units will vest on January 1, 2025, subject to the grantee’s continued service through such vesting date.

67	2024 PROXY STATEMENT | SIMON PROPERTY GROUP

EXECUTIVE COMPENSATION TABLES

Option Exercises and Stock Vested in 2023(1)

	STOCK AWARDS(2)
	NUMBER OF SHARES		VALUE REALIZED
NAME	ACQUIRED ON VESTING		ON VESTING
David Simon	46,896	(3)	$5,509,342	(4)
Brian J. McDade	10,948	(5)	$1,278,413	(7)
Steven E. Fivel	12,037	(3)	$1,414,107	(4)
John Rulli	12,037	(3)	$1,414,107	(4)
Adam J. Reuille	5,483	(6)	$636,781	(7)

1.	None of our NEOs exercised any stock options in 2023.
2.	Includes awards of restricted stock, RSUs and LTIP units that vested during 2023.
3.	For Mr. Simon, Mr. Fivel and Mr. Rulli, this represents RSUs issued during 2020 which vested on January 1, 2023 and LTIP units earned as part of the 2019-2021 LTI Plan which also vested on January 1, 2023. For Mr. Simon, 23,172 RSUs and 23,724 LTI units vested on January 1, 2023, and for each of Messrs. Fivel and Rulli, 5,793 RSUs and 6,244 LTI units vested on January 1, 2023.
4.	The value realized upon vesting of Mr. Simon, Mr. Fivel and Mr. Rulli’s RSUs and LTI units is calculated by multiplying $117.48, the closing price of our common stock as reported by the NYSE for December 30, 2022, by the number of RSUs and LTI units that vested on January 1, 2023.

5.	For Mr. McDade, includes 1,408 shares of restricted stock earned by Mr. McDade under the Company’s Corporate ICP in 2019 which vested on April 1, 2023, and 5,793 of the RSUs issued in 2020 and 3,747 LTI units earned as part of the 2019-2021 LTI Plan each which vested on January 1, 2023.

6.	For Mr. Reuille, includes 1,336 shares of restricted stock earned by Mr. Reuille under the Company’s Corporate ICP in 2019 and 2021 which vested on April 1, 2023, and 2,897 shares of RSUs issued in 2020 and 1,250 LTI units earned as part of the 2019-2021 LTI Plan each of which vested on January 1, 2023.

7.	The value realized upon vesting of Mr. McDade and Mr. Reuille’s shares of restricted stock earned under the Corporate ICP in 2019 and 2021, is calculated by multiplying $111.97 the closing price of our common stock as reported by the NYSE for March 31, 2023, by the number of shares of restricted stock that vested on April 1, 2023, along with the value realized for the RSUs and LTI units that vested on January 1, 2023, calculated based on the closing price of our common stock as of December 30, 2022 of $117.48.

Nonqualified Deferred Compensation in 2023

AGGREGATE
	EXECUTIVE	REGISTRANT	EARNINGS	AGGREGATE	AGGREGATE
	CONTRIBUTIONS	CONTRIBUTIONS	(LOSSES)	WITHDRAWALS/	BALANCE
NAME	IN LAST FY	IN LAST FY	IN LAST FY(1)	DISTRIBUTIONS	AT LAST FYE(2)
(A)	(B)	(C)	(D)	(E)	(F)
David Simon	$—	$—	$—	$—	$—
Brian J. McDade	$—	$—	$—	$—	$—
Steven E. Fivel	$—	$—	$—	$—	$—
John Rulli	$—	$—	$126,533	$847,034	$249,890
Adam J. Reuille	$—	$—	$—	$—	$—

1.	Aggregate earnings (losses) include dividends paid on, and appreciation of, shares of our common stock held in our deferred compensation plan.
2.	Of the amounts in this column, the following amounts are or were previously reported in the Summary Compensation Table for each NEO: Mr. David Simon—$0; Mr. McDade—$0; Mr. Fivel—$0; Mr. Rulli—$0; and Mr. Reuille—$0.

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executive COMPENSATION tables

The assets of our deferred compensation plan are held in what is commonly referred to as a “rabbi trust” arrangement. This means the assets of the plan are subject to the claims of our general creditors in the event of our insolvency. The plan assets are invested by the trustee in its sole discretion. Payments of a participant’s elective deferrals are made as elected by the participant. These amounts would be paid earlier in the event of termination of employment or death of the participant, an unforeseen emergency affecting the participant as determined by the Compensation Committee or a change in control of the Company.

We have not made any contributions to the executive account of our deferred compensation plan since its inception in 1995. As a result, the contributions and aggregate balances shown in the table above are composed entirely of contributions made by the executives from their salary, bonus or restricted stock awards for prior years and earnings on those amounts. The earnings do not represent above-market or preferential rates. The executives may vote and are entitled to receive dividends on their restricted stock awards in the plan.

Deferral elections are made by eligible executives each year for amounts to be earned or granted in the following year. An executive may defer all or a portion of salary, Annual Cash Incentive Compensation or awards under the 2019 Plan.

Executives may allocate their account balances among hypothetical investment options available under the deferral program, which vary depending upon the type of compensation being deferred.

69	2024 PROXY STATEMENT | SIMON PROPERTY GROUP

EXECUTIVE COMPENSATION TABLES

Estimated Post-Employment Payments Under Alternative Termination Scenarios

The following table sets forth the value of the benefits that would have been payable to each of the NEOs, assuming that the following events occurred on December 31, 2023. We do not disclose payments or other benefits under our 401(k) retirement plan and health and welfare plans because all salaried employees are entitled to the same benefits under those plans. Also, we do not include distributions from our deferred compensation plan because the amounts in that plan consist entirely of contributions made by the executives and earnings on those contributions. The amounts shown are only estimates of the amounts that would be payable to the executives upon termination of employment and do not reflect tax positions we may take or the accounting treatment of such payments. Actual amounts to be paid can only be determined at the time of separation.

					TERMINATION BY THE
					COMPANY WITHOUT
					CAUSE OR RESIGNATION
	VOLUNTARY	TERMINATION BY			WITH GOOD REASON
	RESIGNATION OR	THE COMPANY	DEATH OR	CHANGE OF	FOLLOWING CHANGE IN
	RETIREMENT(1)	WITHOUT CAUSE	DISABILITY	CONTROL	CONTROL
David Simon
Severance Payment(2)	$—	$384,615	$—	$—	$384,615
Restricted Stock/RSUs(3)	$—	$—	$10,153,686	$10,153,686	$10,153,686
Annual LTIP(4)	$—	$—	$13,427,092	$18,904,551	$18,904,551
Annual Cash Incentive Compensation	$—	$—	$—	$—	$—
TOTAL	$—	$384,615	$23,580,778	$29,058,237	$29,442,852
Brian J. McDade
Severance Payment(2)	$—	$197,042	$—	$—	$197,042
Restricted Stock/RSUs(3)	$—	$—	$3,261,464	$3,261,464	$3,261,464
Annual LTIP(4)	$—	$—	$3,921,278	$5,247,499	$5,247,499
Annual Cash Incentive Compensation	$—	$—	$—	$—	$—
TOTAL	$—	$197,042	$7,182,742	$8,508,963	$8,706,005
Steven E. Fivel
Severance Payment(2)	$—	$154,660	$—	$—	$154,660
Restricted Stock/RSUs(3)	$—	$—	$2,881,756	$2,881,756	$2,881,756
Annual LTIP(4)	$—	$—	$3,100,542	$4,143,407	$4,143,407
Annual Cash Incentive Compensation	$—	$—	$—	$—	$—
TOTAL	$—	$154,660	$5,982,298	$7,025,163	$7,179,823
John Rulli
Severance Payment(2)	$—	$206,213	$—	$—	$206,213
Restricted Stock/RSUs(3)	$—	$—	$2,881,756	$2,881,756	$2,881,756
Annual LTIP(4)	$—	$—	$3,100,542	$4,143,407	$4,143,407
Annual Cash Incentive Compensation	$—	$—	$—	$—	$—
TOTAL	$—	$206,213	$5,982,298	$7,025,163	$7,231,376
Adam J. Reuille
Severance Payment(2)	$—	$89,540	$—	$—	$89,540
Restricted Stock/RSUs(3)	$—	$—	$1,309,863	$1,309,863	$1,309,863
Annual LTIP(4)	$—	$—	$820,878	$1,104,519	$1,104,519
Annual Cash Incentive Compensation	$—	$—	$—	$—	$—
TOTAL	$—	$89,540	$2,130,741	$2,414,382	$2,503,922

1.	The Compensation Committee may under certain circumstances, in connection with the retirement of a NEO, in its sole and absolute discretion, accelerate the vesting of some or all of the restricted stock, RSUs, or LTIP units held by such NEO.
2.	Determined by our current discretionary severance policy under which we may pay severance to full-time employees whose employment is involuntarily terminated in the event of certain reductions in force, mergers or outsourcings. The amount of the severance for exempt employees is generally one week of pay for every year of service up to a maximum of sixteen weeks of pay.

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executive COMPENSATION tables

The Company generally pays severance as a lump sum; however, under certain circumstances it might make a severance payment in installments over a period of time.
3.	Includes the unvested RSUs granted on December 28, 2020 as well as the time based RSUs granted with the annual LTIP grants in 2021, 2022 and 2023. Also, for Mr. McDade and Mr. Reuille includes the unvested shares of restricted stock earned under the Corporate ICP in 2020 and 2022. The value is based on a stock price of $142.64, the closing price of our common stock as reported by the NYSE on December 29, 2023.
4.	Death or Disability

With respect to death or disability, the amount represents the value of Annual LTIP units held by the executive that would be deemed fully vested at the time of the applicable Valuation Date (as such term is defined in the applicable LTIP grant agreement) as if the death or disability had not occurred. Value is based on a stock price of $142.64, the closing price of our common stock as reported by the NYSE for December 29, 2023, net of the purchase price of $0.25 per unit. The award agreements provide the following benefits if the executive’s employment terminates due to death or disability prior to the applicable Valuation Date: (a) the calculation of whether any Annual LTIP units have been earned will be deferred until the Valuation Date; (b) the number of Annual LTIP units that would have been earned shall be adjusted on a pro rata basis to reflect the number of days such executive worked over the total days in the performance period; and (c) such earned Annual LTIP units shall immediately be fully vested. If death or disability occurs after the applicable Valuation Date, any Annual LTIP units that have been earned but not yet vested shall immediately become fully vested.

Change of Control

With respect to a change of control prior to the Valuation Date, the amount represents the value of Annual LTIP units held by the executive that would become earned as a result of the change of control event. Value is based on a stock price of $142.64, the closing price of our common stock as reported by the NYSE for December 29, 2023, net of the purchase price of $0.25 per unit. The calculation of whether any Annual LTIP units have been earned will take place at the time of the change of control. If the executive has any earned Annual LTIP units prior to any change of control, the vesting schedule for such earned Annual LTIP units shall not accelerate but instead remain subject to the vesting period that would otherwise be applicable after any Annual LTIP units became earned in the ordinary course.

Termination without Cause or Due to Good Reason after a Change of Control

The award agreements provide the following benefits with respect to the Annual LTIP units if, prior to the Valuation Date, there is a change of control of the Company and the executive is terminated without cause, they resign their employment for good reason, or the award is not continued, assumed or replaced: (a) the calculation of whether any Annual LTIP units have been earned will take place at the time of the change of control; and (b) any Annual LTIP units earned in connection with the change of control shall immediately become fully vested. If the executive has any earned Annual LTIP units prior to any change of control, the vesting schedule for such earned Annual LTIP units shall not accelerate unless the executive is terminated without cause, they resign their employment for good reason, or the award is not continued, assumed or replaced, in each case, at such time all of the executive’s earned Annual LTIP units shall immediately become fully vested.

71	2024 PROXY STATEMENT | SIMON PROPERTY GROUP

2023 Pay Ratio Disclosure

As required by Section 953(b) of the Dodd Frank Wall Street Reform and Consumer Protection Act and in accordance with Item 402(u) of Regulation S-K, we are providing the following disclosure about the relationship of the total annual compensation of Mr. David Simon, our Chief Executive Officer, to the total annual compensation of our median compensated employee within our worldwide workforce. To understand this disclosure, we think it is important to give context to our operations. Our corporate headquarters are in Indianapolis, Indiana. We own, develop and manage premier shopping, dining, entertainment and mixed-use destinations. As of December 31, 2023, we owned or held an interest in 195 income producing properties in 37 states and Puerto Rico. We also own an 84% noncontrolling interest in TRG, which has an interest in 24 regional, super-regional, and outlet malls in the U.S. and Asia. Internationally, as of December 31, 2023, we had ownership interests in 35 Premium Outlets and Designer Outlet properties primarily located in Asia, Europe and Canada. Notwithstanding our international properties, fewer than 5% of our employees are located outside of the United States. We strive to create a global compensation program, which is competitive in terms of both the position and the geographic location in which the employee is located. Accordingly, our pay structures vary amongst employees based on position and geographic location.

Identification of Median Employee

In calculating the Company’s 2023 pay ratio we selected October 1, 2023, as the date on which to determine our median employee. As of that date, we had approximately 3,700 employees, of which thirty-eight were located outside of the U.S. To determine our median employee, we considered employees who were employed by the Company or any of its wholly owned or consolidated subsidiaries on October 1, 2023, whether the employees were full-time, part-time, seasonal, or temporary.

For purposes of calculating the compensation of our employees to determine the median employee we measured compensation using the 12-month period ending December 31, 2023, and used a consistently applied compensation measure that consists of the elements described below:

●	Salary: Including base salary, pay for time worked, premium pay (e.g., overtime) and differentials (e.g., holiday worked).
●	Bonus: Including variable pay such as annual bonuses, spot bonuses, and commissions.

In determining the total annual compensation of the median employee, we calculated such employee’s compensation in accordance with Item 402(c)(2)(x) of Regulation S-K, as required pursuant to SEC executive compensation disclosure rules. This calculation is the same calculation used to determine total compensation for purposes of the 2023 Summary Compensation Table with respect to each of the NEOs.

2023 Pay Ratio

For 2023, our last completed fiscal year, the Company has made the following calculations in accordance with the rules of the SEC:

●	The total annual compensation of our median employee, who is a senior maintenance employee located at one of our U.S. mall properties, other than our CEO, was $52,166.78.
●	Our CEO’s total annual compensation, as reported in the “Total” column of the 2023 Summary Compensation Table, was $15,564,307.

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COMPENSATION DISCUSSION AND ANALYSIS

Based on this information, the ratio of the total annual compensation of our CEO to the total annual compensation of our median employee is estimated to be 298 to 1.

We believe that this pay ratio reflects a reasonable estimate consistent with SEC rules based on the methodology we described above. Because SEC rules for identifying a median compensated employee allow companies to apply certain exclusions, include estimates, and adopt different methodologies that reflect their employee population and compensation practices, the ratio above may not be comparable to the CEO pay ratio reported by other companies.

73	2024 PROXY STATEMENT | SIMON PROPERTY GROUP

Equity Compensation Plan Information

The following table provides information about our common stock that may be issued upon the exercise of options, warrants and rights under our existing equity compensation plans as of December 31, 2023.

NUMBER OF SECURITIES
REMAINING
	NUMBER OF SECURITIES TO		WEIGHTED-AVERAGE	AVAILABLE FOR FUTURE
	BE ISSUED UPON EXERCISE		EXERCISE PRICE OF	ISSUANCE
	OF OUTSTANDING OPTIONS,		OUTSTANDING OPTIONS,	UNDER EQUITY
PLAN CATEGORY	WARRANTS AND RIGHTS		WARRANTS AND RIGHTS	COMPENSATION PLANS

Equity compensation plans approved by security holders(1)	255,677	(2)	$—	6,313,521	(3)

Equity compensation plans not approved by security holders	—		$—	—

TOTAL	255,677		$—	6,313,521

1.	Consists of the 2019 Plan, which was approved by shareholders at the 2019 Annual Meeting held on May 8, 2019.
2.	Includes RSUs. Outstanding LTIP units are excluded because, although the LTIP units are exchangeable for shares of the Company’s common stock on a one-for-one basis, or cash, such selection is in the Company’s sole discretion.
3.	The 2019 Plan provides for the grant of incentive stock options, nonqualified stock options, SARs, restricted stock, RSUs, common stock and performance units, including LTIP units.

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Pay Versus Performance

The following tables set forth information concerning the compensation of our NEOs and our financial performance for the fiscal years ended December 31, 2023, 2022, 2021 and 2020.

	SUMMARY		AVERAGE	AVERAGE	VALUE OF INITIAL FIXED $100
	COMPENSATION		SUMMARY	COMPENSATION	INVESTMENT BASED ON:
	TABLE TOTAL	COMPENSATION	COMPENSATION	ACTUALLY		PEER GROUP
	FOR PRINCIPAL	ACTUALLY	TABLE	PAID TO	TOTAL	TOTAL		DILUTED FFO
	EXECUTIVE	PAID TO	TOTAL FOR	NON-PEO	SHAREHOLDER	SHAREHOLDER	NET	PER SHARE,
	OFFICER (“PEO”)	PEO	NON-PEO NEOS	NEOS	RETURN	RETURN	INCOME	AS ADJUSTED
YEAR	($)(1)	($)(2)	($)(3)	($)(4)	($)	($)(5)	($)(6)	($)(7)
2023	15,564,307	22,397,338	3,544,111	5,557,380	129	109	2,617,018	11.76
2022	35,667,783	30,033,524	5,554,461	3,916,326	94	99	2,452,385	11.87
2021	10,475,192	24,351,704	2,512,245	5,726,224	120	114	2,568,707	11.44
2020	8,966,782	2,540,434	2,269,543	1,068,770	61	75	1,277,324	9.11

1.	Represents the amount reported for each of the corresponding years in the “Total” column of the Summary Compensation Table for Mr. Simon, the Company’s CEO.
2.	Represents the amount of “compensation actually paid” to Mr. Simon, as computed in accordance with Item 402(v) of Regulation S-K. This amount does not reflect the total compensation actually realized or received by Mr. Simon. In accordance with Item 402(v) of Regulation S-K, these amounts reflect “Total” compensation as set forth in the Summary Compensation Table for each year, adjusted as shown below. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

EQUITY AWARD ADJUSTMENTS (A)
CHANGE IN FV
OF AWARDS GRANTED IN
		DEDUCTION	INCREASE BASED ON	PRIOR FY THAT	INCREASED
		FOR AMOUNTS	ASC 718 FV OF	WERE OUTSTANDING	BASED ON
		REPORTED UNDER THE	AWARDS GRANTED	AND UNVESTED	DIVIDENDS OR
		“STOCK AWARDS” AND	IN THE APPLICABLE	AS OF APPLICABLE	OTHER EARNINGS
		“OPTION AWARDS”	FY THAT REMAIN	FY END DETERMINED	PAID DURING
		COLUMNS IN THE	UNVESTED AS OF	BASED ON CHANGE	APPLICABLE
	PEO	SCT FOR THE	APPLICABLE FY END,	IN ASC 718 FV	FY PRIOR	COMPENSATION
	REPORTED	APPLICABLE	DETERMINED AS OF	FROM PRIOR FY END	TO VESTING	ACTUALLY
	SCT TOTAL	FISCAL YEAR	APPLICABLE FY END	TO APPLICABLE FY END	DATE	PAID TO PEO
YEAR	$	$	$	$	$	$
2023	15,564,307	10,000,259	12,414,635	3,713,735	704,920	22,397,338
2022	35,667,783	6,264,867	6,015,021	(5,983,417)	599,004	30,033,524
2021	10,475,192	5,458,550	11,239,534	7,526,446	569,082	24,351,704
2020	8,966,782	5,942,313	5,928,410	(6,526,985)	114,540	2,540,434

(A)	The fair values of unvested and outstanding equity awards to our NEOs were remeasured as of the end of each fiscal year, and as of each vesting date, during the 2020, 2021, 2022 and 2023 fiscal years. Fair values as of each measurement date were determined using valuation assumptions and methodologies (including volatility, dividend yield, and risk-free interest rates) that are generally consistent with those used to estimate fair value at grant in accordance with ASC Topic 718. For market-based restricted stock units, fair values were estimated using a Monte Carlo simulation model, using assumptions that are consistent with those used at grant. For other performance-based awards, the fair values reflect the probable outcome of the performance vesting conditions as of the last day of the applicable fiscal year.
3.	Represents the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Mr. Simon) for each of the corresponding years in the “Total” column of the Summary Compensation Table. The names of each of the NEOs included for these purposes in each applicable year are as follows:

75	2024 PROXY STATEMENT | SIMON PROPERTY GROUP

pay versus performance

YEAR	PEO	NEOs included in Average
2023	David Simon	Brian J. McDade, Steven E. Fivel, John Rulli, and Adam J. Reuille
2022	David Simon	Brian J. McDade, Steven E. Fivel, John Rulli, and Adam J. Reuille
2021	David Simon	Brian J. McDade, Steven E. Fivel, John Rulli, and Alexander L.W. Snyder
2020	David Simon	Brian J. McDade, Steven E. Fivel, John Rulli, and Alexander L.W. Snyder

4.	Represents the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Simon), as computed in accordance with Item 402(v) of Regulation S-K. In accordance with Item 402(v) of Regulation S-K, these amounts reflect “Total” compensation as set forth in the Summary Compensation Table for each year, adjusted as shown below. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant.

AVERAGE EQUITY AWARD ADJUSTMENTS (A)
CHANGE IN
FV OF AWARDS
				GRANTED IN PRIOR	CHANGE IN
		DEDUCTION FOR		FY THAT WERE	FV OF AWARDS
		AMOUNTS		OUTSTANDING AND	GRANTED IN
		REPORTED	INCREASE BASED	UNVESTED AS OF	PRIOR FY THAT
		IN THE	ON ASC 718	APPLICABLE	VESTED IN THE	INCREASED
		“STOCK AWARDS”	FAIR VALUE OF	FY END	APPLICABLE FY,	BASED ON
		AND “OPTION	AWARDS GRANTED	DETERMINED	DETERMINED	DIVIDENDS OR
		AWARDS”	IN THE APPLICABLE	BASED ON	BASED	OTHER
	AVERAGE	COLUMNS	FY THAT REMAIN	CHANGE IN	ON CHANGE IN	EARNINGS	AVERAGE
	NON-PEO	IN THE	UNVESTED AS OF	ASC 718 FV FROM	ASC 718 FV	PAID DURING	COMPENSATION
	NEO	SCT FOR THE	APPLICABLE FY END,	PRIOR FY END TO	FROM	APPLICABLE FY	ACTUALLY
	REPORTED	APPLICABLE	DETERMINED AS OF	APPLICABLE	PRIOR FY END	PRIOR TO	PAID TO
	SCT TOTAL	FISCAL YEAR	APPLICABLE FY END	FY END	TO VESTING DATE	VESTING DATE	NON-PEO NEOS
YEAR	$	$	$	$	$	$	$
2023	3,544,111	2,187,655	3,309,720	730,780	(3,781)	164,205	5,557,380
2022	5,554,461	1,394,324	980,385	(1,331,445)	(21,541)	128,789	3,916,326
2021	2,512,245	1,301,865	2,680,699	1,666,273	37,789	131,083	5,726,224
2020	2,269,543	1,238,049	1,415,307	(1,343,223)	(70,834)	36,027	1,068,770

5.	The peer group used for this purpose is the following published industry index: FTSE NAREIT Equity Retail Index.
6.	Represents the amount of net income reflected in the Company’s audited financial statements for the applicable year.
7.	Diluted FFO per share, as adjusted, is defined on page 49 in our Compensation Discussion and Analysis. Diluted FFO per share, as adjusted, is consistent with “Comparable FFO” as such term was used in the Company’s 2023 Proxy Statement on page 71 thereof.

Tabular List

The table below represents the most important financial performance measures used by the Company to link compensation actually paid to our NEOs to Company performance for fiscal year ended December 31, 2023, as discussed further in our Compensation Discussion and Analysis.

Diluted FFO per share, as adjusted
Absolute TSR
EBITDA

2024 PROXY STATEMENT | SIMON PROPERTY GROUP	76

pay versus performance

Depiction of Compensation Actually Paid and Company Performance

The graphs below provide an illustration of the relationship between the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, and (i) diluted FFO per share, as adjusted, (ii) Company TSR and Peer Group TSR, and (iii) GAAP Net Income, in each case, for the fiscal years ended December 31, 2020, 2021, 2022 and 2023.

Compensation Actually Paid vs Diluted FFO per share, as adjusted

77	2024 PROXY STATEMENT | SIMON PROPERTY GROUP

pay versus performance

Compensation Actually Paid vs Company Total Shareholder Return and Peer Group Shareholder Return

TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends were reinvested.

Compensation Actually Paid vs Net Income

2024 PROXY STATEMENT | SIMON PROPERTY GROUP	78

Assessment of Compensation-Related Risks

The Company believes that our compensation policies and practices appropriately balance near-term performance with sustainable long-term value creation, and that they do not encourage unnecessary or excessive risk taking. In 2023, the Company’s management conducted an extensive review of the design and operation of our compensation program and their findings were presented to the Compensation Committee. The review included an assessment of the level of risk associated with the various elements of compensation. Based on this review and assessment, the Company believes that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

79	2024 PROXY STATEMENT | SIMON PROPERTY GROUP

Proposal 3: Ratification of Independent Registered Public Accounting Firm

The Audit Committee has selected Ernst & Young LLP (“EY”) as our independent registered public accounting firm for 2024. Shareholders have the opportunity to ratify that selection in an advisory vote.

For information on fees paid to EY during 2022 and 2023 and the Audit Committee’s pre-approval policies and procedures, please see the Report of the Audit Committee, which follows this proposal. Representatives of EY will be present at the 2024 Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to questions.

If the holders of a majority of voting shares voting on this matter do not approve the proposal, the Audit Committee will take into consideration the views of the shareholders and may, but will not be required to, appoint a different independent registered public accounting firm.

The Audit Committee and the Board Unanimously Recommend that Shareholders Vote “FOR” Ratification of the Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm for 2024.

2024 PROXY STATEMENT | SIMON PROPERTY GROUP	80

Report of the Audit Committee

The Audit Committee is responsible for monitoring the integrity of the Company’s consolidated financial statements, the qualifications, performance and independence of the Company’s independent registered public accounting firm, the performance of the Company’s internal auditor and the Company’s compliance with legal and regulatory requirements. We have the sole authority to appoint or replace the Company’s independent registered public accounting firm as well as approve their compensation. In addition, we have responsibility to oversee them. The Audit Committee operates under a written charter adopted by the Board which can be found on our website at https://investors.simon.com/corporate-governance/committee-composition. The Audit Committee currently has six members, and the Board has determined that each is a financial expert in accordance with the rules adopted by the SEC. The Board has also determined that each of the members of the Audit Committee is independent under the standards of director independence established under our Governance Principles, NYSE listing standards, and applicable securities laws.

Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States and for management’s report on internal controls over financial reporting. The Company’s independent registered public accounting firm is responsible for auditing the consolidated financial statements and expressing an opinion on the financial statements and the effectiveness of internal controls over financial reporting. Our responsibility is to oversee and review the financial reporting process and to review and discuss management’s report on internal controls over financial reporting. We are not, however, professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or accounting principles generally accepted in the United States or as to the independence of the independent registered public accounting firm. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent registered public accounting firm.

We held nine meetings during 2023. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, the Company’s internal auditor, and its independent registered public accounting firm, EY.

We discussed with the Company’s internal auditor and EY the overall scope and plans for their respective audits. We met with the internal auditor and EY, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls. We reviewed and discussed the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002, including consideration of the Public Company Accounting Oversight Board’s (“PCAOB”) Auditing Standard 2201, An Audit of Internal Control Over Financial Reporting That is Integrated with an Audit of Financial Statements.

We discussed with management the Company’s major financial risk exposures and the steps management has taken to monitor and regulate such exposures, including the Company’s risk assessment and risk management processes. During the course of 2023, we received reports from management on the Company’s mandatory training program designed to increase employee cybersecurity awareness, as well as reports on various information technology and personnel upgrades aimed at improving the Company’s security and integrity of networks and related systems to mitigate the risks associated with security breaches through cyber-attacks, or cyber intrusions.

81	2024 PROXY STATEMENT | SIMON PROPERTY GROUP

pay versus performance

We reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2023 with management, the internal auditor and EY. We reviewed EY’s report on our financial statements, which indicated that the financial statements present fairly, in all material respects, our financial position and results of operations and cash flows in conformity with accounting principles generally accepted in the United States. We reviewed and discussed with management, the internal auditor and EY management’s report on the effectiveness of internal controls over financial reporting and EY’s report on internal controls over financial reporting. We also discussed with management and the internal auditor the process used to support certifications by the Company’s CEO and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany the Company’s periodic filings with the SEC and the processes used to support management’s report on the Company’s internal control over financial reporting.

We also discussed with EY all matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, we discussed with EY and management the PCAOB’s Auditing Standard 3101, The Auditor’s Report on an Audit of Financial Statements When the Auditor Expresses an Unqualified Opinion, and EY’s process for identifying critical audit matters for the Company.

We also received the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding the independent auditor’s communications with us concerning independence, and we discussed with EY the independence of that firm.

When analyzing EY’s independence, we considered if the services EY provided to the Company beyond those rendered in connection with its audit of the Company’s consolidated financial statements, including (i) its audit of the effectiveness of internal controls over financial reporting and (ii) its reviews of the Company’s quarterly unaudited consolidated financial statements, and whether such items were compatible with EY maintaining its independence. We concluded that the provision of such non-audit services by EY in the past year has not jeopardized EY’s independence.

Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee charter, we recommended to the Board that the Company’s audited consolidated financial statements for the year ended December 31, 2023 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

The Audit Committee has also selected EY as the Company’s independent registered public accounting firm for the year ended December 31, 2024, based on our belief that it is in the best interest of the Company and the shareholders, and will present the selection to the shareholders for ratification at the meeting. In connection with this decision, the Audit Committee assessed the independent auditor’s performance. This assessment examined three primary criteria: (1) the independent auditor’s qualifications and experience; (2) the communication and interactions with the independent auditor over the course of the year; and (3) the independent auditor’s independence, objectivity, and professional skepticism. These criteria were discussed with management during a private session, as well as in executive session.

EY has served as the Company’s auditor since 2002. We would also like to note, that commencing with the 2022 audit, a new lead audit partner was appointed. We approve all audit and permissible non-audit services to be provided to the Company by EY prior to commencement of services. We have delegated to the Chairman of the Audit Committee the authority to approve specific services up to specified individual and aggregate fee amounts. Any approval decisions are presented to the full Audit Committee at the next scheduled meeting after such approvals are made.

2024 PROXY STATEMENT | SIMON PROPERTY GROUP	82

report of the audit committee

The Company has incurred the fees set forth below for services provided by EY, as the independent registered public accounting firm of the Company and the Operating Partnership, and for the services provided to our managed consolidated and joint venture properties and our consolidated non-managed properties. The Audit Committee has final approval with respect to the amount of these fees. EY has advised us that it has billed or will bill these indicated amounts for the following categories of services for the years ended December 31, 2023 and 2022, respectively:

	2023	2022
Audit Fees(1)	$5,506,000	$4,716,000
Audit-Related Fees(2)	$5,517,000	$5,280,000
Tax Fees(3)	$283,000	$464,000
All Other Fees	$—	$—

1.	Audit Fees include fees for the audits of the financial statements and the effectiveness of internal control over financial reporting and quarterly reviews for Simon and the Operating Partnership and services associated with the related SEC registration statements, periodic reports, and other documents issued in connection with securities offerings. This category may vary year-over-year and is directly tied to the level of capital market and transaction-related activities in any given year.
2.	Audit-Related Fees include audits of individual or portfolios of properties and schedules to comply with lender, joint venture partner or contract requirements, services related to pre-implementation reviews of certain information technology applications, audit services related to our employee benefit plan, and due diligence services for our managed consolidated and joint venture entities and our consolidated non-managed entities. Our share of these Audit-Related Fees was approximately 59% and 60% for the years ended 2023 and 2022, respectively.
3.	Tax Fees include fees for international and other tax consulting services, tax due diligence and tax return compliance services associated with the tax returns for certain managed joint ventures as well as other miscellaneous tax compliance services. Our share of these Tax Fees was approximately 59% and 81% for 2023 and 2022, respectively.

The Audit Committee: Marta R. Stewart, Chair Larry C. Glasscock Nina P. Jones Reuben S. Leibowitz Randall J. Lewis Stefan M. Selig

83	2024 PROXY STATEMENT | SIMON PROPERTY GROUP

Sustainability

ESG HIGHLIGHTS 2023

77	1,262
Green Building Certifications (IREM)	EV charging stations in place for 124 properties in 2023

$4.3B	>3,500	28,000+
Total state sales tax generated and collected	Community engagement events with 12,555 hours of staff time dedicated $2.9M+ raised at fundraising	Students supported through Simon Youth Foundation in the past 25 years

EXTERNAL RECOGNITION

Simon has been recognized for its sustainability disclosure and performance by third parties.

Carbon Disclosure Project: Achieved an A- score	GRESB: Received a Green Star rating, the highest designation for sustainability in the real estate industry awarded by the Global Real Estate Sustainability Benchmark (GRESB) (2014-2023)	Awarded 2022 Leader in the Light Award in 2023 for retail property sector by NAREIT for demonstrating outstanding sustainability practices

2024 PROXY STATEMENT | SIMON PROPERTY GROUP	84

Human Capital Management

RECRUITMENT AND TALENT RETENTION

In our efforts to maintain our position as an industry leader, we believe that it is essential that we attract top-tier talent across every facet of our business. That is why we continued to focus our efforts to actively seek out, advance, and reward individuals who embrace our commitment to the highest standards of excellence in all that we do. Striving to both maintain and strengthen our status as an employer of choice is the guiding principle that shapes our recruitment and retention efforts.

Associate Development and Engagement

Simon believes that our people are the key to our competitive advantage. To further our objective to continuously grow our talent from within, we are committed to providing a variety of professional development opportunities designed to help our employees acquire the skills they need to reach their full potential at Simon. Our human capital development strategy incorporates a variety of training topics and delivery methods that have been tailored to meet the unique needs of each component of our business.

Compensation

Compensation and benefit programs continue to focus on supporting our initiatives to recruit and retain key and top talent. We actively assess the current landscape by evaluating our compensation and benefit levels against the external market and competition. Our compensation practices are focused on rewarding for performance and achieving financial and operational goals. Our compensation practices also are aimed to align pay levels to internal comparatives among peers within the organization that have similar job functions, scopes, level of performance, experience, individual contributions, key skills and abilities, and competencies. As an ongoing practice we benchmark our jobs and compensation levels to strive to be market competitive, provide competitive pay for our top performers, and maintain pay transparency across all demographics.

Health and Well-Being

Simon’s health & welfare program includes a holistic incentive-based wellbeing program that promotes general wellbeing as well as early detection of preventable care and managing chronic ongoing health conditions. The program supports employees through personalized health assessments and annual physical exams, which generate personalized goals and recommendations. As part of the ongoing nature of the program, incentives are built in to work with lifestyle and case management coaches for health conditions, including weight management, stress, and tobacco use. Simon also offers high-touch counseling for long-term health conditions such as diabetes.

85	2024 PROXY STATEMENT | SIMON PROPERTY GROUP

Additional Information

Please Vote

It is very important that you vote to play a part in the future of Simon. New York Stock Exchange (“NYSE”) rules provide that if your shares are held through a broker, bank, or other nominee, they cannot vote on your behalf on non-discretionary matters without your instruction.

You may vote using any of the following methods:

●	In advance:
—	Internet: Go to www.proxyvote.com until 11:59 p.m. EDT on May 7, 2024
—	Telephone: Call 1-800-690-6903 until 11:59 p.m. EDT on May 7, 2024
—	Mail: Complete, sign, and return your proxy or voting instruction card
—	QR Code: Scan the QR code that appears here:

—	In person during the meeting: Vote in person by ballot at the 2024 Annual Meeting

Sign up for Future Electronic Delivery to Support Sustainability

The Company will make a $1.00 charitable contribution to the Simon Youth Foundation (www.syf.org) on behalf of each shareholder who signs up for electronic delivery of our proxy materials. To sign up for electronic delivery, please visit www.proxyvote.com with your proxy card, which contains your control number, in-hand, and follow the instructions to indicate that you agree to receive or access proxy materials electronically in future years. The Simon Youth Foundation is a national 501(c)(3) nonprofit committed to helping students graduate by partnering with public school districts to help curb the dropout epidemic and awarding scholarships to students.

Annual Report

Our Annual Report (which includes our Annual Report on Form 10-K for the year ended December 31, 2023, including financial statements audited by EY, our independent registered public accounting firm, and EY’s report thereon) is available to our shareholders on the Internet as described in the Notice. In addition, a copy of our Annual Report will be sent to any shareholder without charge (except for exhibits, if requested, for which a reasonable fee will be charged), upon written request to: Investor Relations, Simon Property Group, Inc., 225 W. Washington Street, Indianapolis, Indiana 46204. Our Annual Report is also available and may be accessed free of charge at annualreports.simon.com and is filed by us electronically with the SEC and available at its website, www.sec.gov.

2024 PROXY STATEMENT | SIMON PROPERTY GROUP	86

additional information

Shareholder Proposals at Our 2025 Annual Meeting

Rule 14a-8 Shareholder Proposals

To be considered for inclusion in the proxy materials for the 2025 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the Exchange Act, a shareholder proposal made pursuant to such rule must be received by the General Counsel and Secretary of the Company, Steven E. Fivel, at 225 W. Washington Street, Indianapolis, Indiana 46204, by the close of business on November 27, 2024. For any such proposal to be considered for inclusion, it should be delivered by U.S. Postal Service Priority Mail Express with proof of delivery or an internationally recognized overnight carrier (providing proof of delivery). If the date of such meeting is changed by more than 30 days from May 8, 2025, the proposal must be received by the Company at a reasonable time before the Company begins to print and send its proxy materials. In addition, shareholder proposals must otherwise comply with the requirements of Rule 14a-8 promulgated under the Exchange Act and any other applicable laws and regulations.

Shareholder Proposals or Other Business Outside of the Rule 14a-8 Process

The Company’s By-Laws also establish an advance notice procedure for shareholders who wish to present a proposal of business or nominate a director before an Annual Meeting of Shareholders but do not intend for the proposal to be included in the Company’s Proxy Statement pursuant to Rule 14a-8. Pursuant to the Company’s By- Laws, such a proposal of business or nomination of a director may be brought before the meeting by a shareholder who is entitled to vote at such meeting and who gives timely notice of such proposal or nomination and otherwise satisfies the applicable requirements. To be timely for the 2025 Annual Meeting of Shareholders, such notice should be delivered by U.S. Postal Service Priority Mail Express with proof of delivery or an internationally recognized overnight carrier (providing proof of delivery) and must be received by the General Counsel and Secretary of the Company, Steven E. Fivel, at 225 W. Washington Street, Indianapolis, Indiana 46204 by the close of business on January 8, 2025. If the date of the 2025 Annual Meeting of Shareholders is changed by more than 30 days from May 8, 2025, the proposal must be received by the Company not later than the close of business on the later of 120 calendar days in advance of the 2025 Annual Meeting of Shareholders or 10 calendar days following the date upon which public announcement of the date of the meeting is first made.

Proxy Access

The Company’s By-Laws also establish a proxy access provision for shareholders who wish to include director nominees in the Company’s proxy statement. Pursuant to our By-Laws, a shareholder, or a group of up to 20 shareholders, owning at least three percent of the Company’s outstanding common stock continuously for the last three years, is able to nominate and include in the Company’s proxy materials director nominees constituting up to the greater of two nominees or 20% of the number of directors on the Board that the common shareholders are entitled to elect, provided that the shareholders and nominees satisfy the other requirements in our By-Laws, including that timely notice of such director nomination is provided.

To be timely for the 2025 Annual Meeting of Shareholders, such notice should be delivered by U.S. Postal Service Priority Mail Express with proof of delivery or an internationally recognized overnight carrier (providing proof of delivery), and must be received by the General Counsel and Secretary of the Company, Steven E. Fivel, at 225 W. Washington Street, Indianapolis, Indiana 46204 not later than November 27, 2024 nor earlier than October 28, 2024. If the date of the 2025 Annual Meeting of Shareholders is changed more than 30 days from May 8, 2025, the notice must be received no later than the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made. For more information on our proxy access provision, see the section of this Proxy Statement titled “Corporate Governance —Policies on Corporate Governance” on page 10.

87	2024 PROXY STATEMENT | SIMON PROPERTY GROUP

additional information

In addition to satisfying the applicable requirements in the Company’s By-Laws, to comply with universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 9, 2025.

We intend to file a proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for our 2025 Annual Meeting of Shareholders.

Where You Can Find More Information

We are subject to the informational requirements of the Exchange Act and thus file periodic reports and other information with the SEC. These reports and other information are filed by us electronically with the SEC and are available at its website, www.sec.gov.

Incorporation By Reference

To the extent this Proxy Statement has been or will be specifically incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement, titled, “Compensation and Human Capital Committee Report” and “Report of the Audit Committee” should not be deemed to be so incorporated unless specifically otherwise provided in any such filing.

2024 PROXY STATEMENT | SIMON PROPERTY GROUP	88

Frequently Asked Questions and Answers

Who is Eligible to Vote?

You are eligible to vote on all matters presented to the shareholders at the meeting if you own shares of our common stock, par value $.0001 per share, at the close of business on the Record Date. All of the Class B common stock is subject to voting trusts as to which Mr. David Simon and Mr. Herbert Simon are the voting trustees. The Board is not soliciting proxies in respect of the Class B common stock.

How Many Shares May Vote at the Meeting?

On the Record Date, there were outstanding 325,765,584 shares of common stock and 8,000 shares of Class B common stock. As a result, a total of 325,773,584 shares are entitled to vote (which we refer to in this Proxy Statement as the “voting shares”) on all matters presented to shareholders at the meeting.

How Many Shares Must Be Present to Hold the Meeting?

The presence at the meeting, in person or by proxy of holders of shares representing a majority of all the votes entitled to be cast at the meeting, or 162,886,793 voting shares, will constitute a quorum for the transaction of business. Physical presence at the 2024 Annual Meeting, presence by proxy, abstentions and “broker non-votes” will each be considered “present” at the 2024 Annual Meeting and will be counted towards determining whether or not a quorum exists.

How Do I Vote My Shares Before the Annual Meeting?

Shareholders are encouraged to vote prior to the 2024 Annual Meeting by telephone, Internet, mail or mobile device per the instructions on the proxy card they previously received. Please be aware that our 2023 Annual Report to Shareholders accompanies, but is not a part of, or incorporated into, this Proxy Statement.

Shareholders of Record:

If you are a “shareholder of record,” you have several choices. You can vote your shares by proxy:

Vote by Telephone Call 1-800-690-6903 You will need the 16-digit control number that appears on your proxy card or the Notice.	Vote by Internet Go to www.proxyvote.com You will need the 16-digit control number that appears on your proxy card or the Notice.	Vote by Mail Please refer to the specific instructions set forth on the Notice or printed proxy materials;	Via mobile device
by scanning this QR code

Beneficial Owners of Shares held in Street Name.

If your shares are held in an account at a bank, broker, or other organization, then you are the “beneficial owner of shares held in street name.” Most individual shareholders are beneficial owners of shares held in street name. As a beneficial owner, you have the right to instruct the person or organization holding your shares how to vote your shares and can follow the instructions on the voting instructions or the organization at which your shares are held will provide you with materials and instructions for voting your shares. Your broker is not allowed to vote your shares without instruction except for certain matters.

Can I Vote My Shares During The Meeting?

If you are a “shareholder of record,” you may vote your shares in person at the meeting. If you hold your shares in “street name,” you must obtain a proxy from your broker, bank, trustee or nominee giving you the right to vote the shares at the meeting.

89	2024 Proxy Statement | SIMON PROPERTY GROUP

frequently asked questions

Shareholders that have voted prior to the 2024 Annual Meeting do not need to vote again at the meeting.

Admission Requirements—What Do I Need to do to Attend the 2024 Annual Meeting?

Proof of stock ownership and some form of government-issued photo identification (such as a valid driver’s license or passport) will be required for admission to the meeting. Only shareholders who owned Company common stock as of the close of business on the Record Date are entitled to attend the meeting.

If your shares are registered in your name and you owned Company common stock as of the close of business on the Record Date you only need to provide some form of government-issued photo identification for admission.

If your shares are held in a bank or brokerage account, contact your bank or broker to obtain a written legal proxy in order to vote your shares at the meeting. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the meeting if you bring a recent bank or brokerage statement showing that you owned shares of common stock on the Record Date, and provide some form of government-issued photo identification.

Will I Be Able to Ask Questions During the 2024 Annual Meeting?

You will be able to submit questions during the 2024 Annual Meeting, however, just as has always been the case with the Company’s prior in-person and virtual annual meetings, all questions will be subject to time restrictions and the length of time scheduled for the 2024 Annual Meeting.

We will answer appropriate questions on any matters in the Agenda to be voted on by the shareholders at the 2024 Annual Meeting before the voting is closed and other general questions from shareholders regarding the Company, as time permits.

Shareholder questions will be welcome, but conducting the business set out in the Agenda for the benefit of all shareholders will be paramount. The Company does not intend to address any questions that the Chairman or Corporate Secretary believe are not appropriate in their sole and absolute discretion.

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frequently asked questions

What Vote Is Required to Approve Each Proposal?

All voting shares are entitled to one vote per share. To approve each of the proposals, the following votes are required from the holders of voting shares.

PROPOSAL NUMBER	SUBJECT	VOTE REQUIRED	IMPACT OF ABSTENTIONS AND BROKER NON-VOTES, IF ANY

1	Elect the eleven (11) independent director nominees named in this Proxy Statement

Majority of the votes cast by the holders of shares entitled to vote in the election at the meeting. Under our By-Laws, for purposes of this proposal, a “majority of votes cast” means the number of votes cast “FOR” a director’s election exceeds the number of votes cast “AGAINST” that director’s election.

Abstentions and broker non-votes will not impact the outcome of this proposal, as they are not considered votes cast under the majority of votes cast standard.

2	Advisory vote to approve the compensation of our Named Executive Officers	Affirmative vote of the majority of votes cast.	Abstentions and broker non-votes will not impact the outcome of this proposal, as they are not considered votes cast under the majority of votes cast standard.

3	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2024	Affirmative vote of the majority of votes cast.

Abstentions will not impact the outcome of this proposal, as they are not considered votes cast under the majority of votes cast standard. We do not expect there to be any broker non-votes with respect to this proposal, as brokers are entitled to vote on the ratification of independent registered accounting firms.

The voting trustees who vote the Class B common stock have advised us that they intend to vote all shares of the Class B common stock FOR the election of all director nominees and FOR Proposals 2 and 3.

What Are Broker Non-Votes?

A broker non-vote occurs when a nominee, such as a broker, holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority to vote for that particular proposal and has not received instructions from the beneficial owner as to how to vote its shares. When brokers have not received voting instructions from their customers, the NYSE only permits brokers to vote their customers’ stock held in street name on routine matters. Proposal 3, the ratification of the independent registered public accounting firm, is a routine matter on which brokers may vote in their discretion on behalf of customers who have not provided voting instructions; however, certain brokers will not vote on such matters, unless they have received voting instructions. All other proposals are non-routine matters. For purposes of determining the outcome of any proposal requiring the majority of votes cast to which the broker has physically indicated on the proxy that it does not have, or chooses not to exercise, discretionary authority to vote, if allowed, these shares will not be counted as votes cast and will have no effect on the result of the vote, even though those shares are considered entitled to vote for quorum purposes.

frequently asked questions

What Are the Board’s Recommendations on How I Should Vote My Shares?

The Board unanimously recommends that you vote your shares as follows:

Proposal 1:	FOR the election of all eleven (11) independent director nominees named in this Proxy Statement.
Proposal 2:	FOR the advisory vote to approve the compensation of our Named Executive Officers.
Proposal 3:	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2024.

How Would My Shares Be Voted If I Do Not Specify How They Should Be Voted?

If you sign and return a proxy card without indicating how you want your shares to be voted, the persons named as proxies will vote your shares as follows:

Proposal 1:	FOR the election of all eleven (11) independent director nominees named in this Proxy Statement.
Proposal 2:	FOR the advisory vote to approve the compensation of our Named Executive Officers.
Proposal 3:	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2024.

Why Did I Receive More Than One Notice Or Proxy Card?

You will receive multiple Notices or cards if you hold your shares in different ways (e.g., joint tenancy, trusts, custodial accounts) or in multiple accounts. If your shares are held by a broker (i.e., in “street name”), you will receive your proxy card or other voting information from your broker, and you will return your proxy card(s) to your broker. You should vote on and sign each proxy card you receive.

Can I Change My Mind After I Have Mailed in My Proxy Card?

Yes, you can revoke your proxy at any time before voting is closed during the 2024 Annual Meeting. You may revoke your proxy by doing one of the following:

●	By sending a written notice of revocation to our Secretary at 225 W. Washington Street, Indianapolis, Indiana 46204 that is received prior to the 2024 Annual Meeting, stating that you revoke your proxy;
●	By signing a later-dated proxy card and submitting it so that it is received prior to the 2024 Annual Meeting in accordance with the instructions included in the proxy card(s);
●	By submitting a later-dated proxy over the Internet in accordance with the instructions on the Internet voting website; or
●	By attending the 2024 Annual Meeting and voting your shares in person. Please see “Admission Requirements—What Do I Need to do to Attend the 2024 Annual Meeting?” on page 90 and “Can I Vote My Shares During the Meeting?” on page 89 for more information.

If your proxy is not revoked, we will vote it at the 2024 Annual Meeting in accordance with your instructions indicated on the proxy card or voting instruction card or, if submitted over the Internet, as indicated on the submission.

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frequently asked questions

What Happens If Additional Matters Are Presented at the Annual Meeting?

We know of no other matters other than the items of business described in this Proxy Statement that can be considered at the 2024 Annual Meeting. If other matters requiring a vote do arise, the persons named as proxies will have the discretion to vote on those matters for you.

Who Will Count the Votes?

Broadridge Financial Solutions, Inc. will count the votes and will facilitate the engagement of an independent inspector of election. The inspector will be monitoring the voting during the 2024 Annual Meeting.

How Can I Review the List of Shareholders Entitled to Vote at the Annual Meeting?

A list of shareholders entitled to vote at the meeting will be available for ten (10) days prior to the 2024 Annual Meeting, between the hours of 9:00 a.m. and 5:00 p.m. Eastern Daylight Time, at our offices at 225 W. Washington Street, Indianapolis, Indiana 46204. If you were a shareholder on the Record Date, and would like to view the shareholder list, please contact our Secretary to schedule an appointment.

Who Pays the Cost of this Proxy Solicitation?

The Company will pay the cost of soliciting proxies in connection with this Proxy Statement, including the cost of preparing, assembling and mailing the proxy materials. We will also request banks, brokers and other holders of record to send the proxy materials to, and obtain proxies from, beneficial owners and will reimburse them for their reasonable expenses in doing so. In addition, we have hired Georgeson LLC to assist in the solicitation of proxies. We will pay Georgeson LLC a base fee of $21,000 for its proxy solicitation services.

Is This Proxy Statement the Only Way That Proxies Are Being Solicited?

Certain employees or other representatives of the Company may also solicit proxies by telephone, facsimile, e-mail or personal contact. They will not be specifically compensated for doing so.

How Do I Sign Up for Electronic Delivery of Proxy Materials?

On the Internet, visit www.proxyvote.com with your proxy card, which contains your control number, in hand, and follow the instructions to indicate that you agree to receive or access proxy materials electronically in future years. The Company will make a $1.00 charitable contribution to the Simon Youth Foundation (www.syf.org) on behalf of each shareholder who signs up for electronic delivery. The Simon Youth Foundation is a national 501(c)(3) nonprofit committed to helping students graduate by partnering with public school districts to help curb the dropout epidemic and awarding scholarships to students.

Where Do I Find Reconciliation of Non-GAAP Terms to GAAP Terms?

FFO and diluted FFO per share are non-GAAP financial measures that we believe provide useful information to investors. Please refer to Management’s Discussion and Analysis of Financial Condition and Results of Operations – Non-GAAP Financial Measures on page 74 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for a definition and reconciliation of FFO to consolidated net income and diluted FFO per share to net income per share.

Our beneficial interest of combined NOI is a non-GAAP financial measure that we believe provides useful information to investors. Please refer to Management’s Discussion and Analysis of Financial Condition and Results of Operations – Non-GAAP Financial Measures on page 74 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for a definition and reconciliation of NOI to consolidated net income and set forth the computations of our beneficial interest of combined NOI and the components thereof.

frequently asked questions

ATTEND OUR ANNUAL MEETING

Date and Time:	May 8, 2024 at 8:30 a.m. EDT
Location:	Simon Property Group Headquarters 225 W. Washington Street Indianapolis, Indiana 46204
Record Date:	March 11, 2024

Will the Meeting be Accessible to Disabled Persons?

Our corporate headquarters is accessible to disabled persons. Please call us at least five days in advance at 317-685-7330 if you require any special accommodations.

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date SCAN TO VIEW MATERIALS & VOTE 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000636014_1 R1.0.0.6 SIMON PROPERTY GROUP, INC. 225 WEST WASHINGTON STREET INDIANAPOLIS, IN 46204 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/07/2024 for shares held directly and by 11:59 P.M. ET on 05/05/2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/07/2024 for shares held directly and by 11:59 P.M. ET on 05/05/2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees For Against Abstain 1A Glyn F. Aeppel 1B Larry C. Glasscock 1C Allan Hubbard 1D Nina P. Jones 1E Reuben S. Leibowitz 1F Randall J. Lewis 1G Gary M. Rodkin 1H Peggy Fang Roe 1I Stefan M. Selig 1J Daniel C. Smith, Ph.D. 1K Marta R. Stewart The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. Advisory Vote to Approve the Compensation of our Named Executive Officers. 3. Ratify the appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for 2024. NOTE: Other business as may properly come before the meeting or any adjournments or postponements of the meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000636014_2 R1.0.0.6 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report on Form 10-K is/are available at www.proxyvote.com . SIMON PROPERTY GROUP, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 8, 2024 The shareholder hereby appoints David Simon and Larry C. Glasscock, or either of them, as proxies, each with the power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Simon Property Group, Inc. that the shareholder is entitled to vote at the Annual Meeting of Shareholders to be held at 8:30 a.m., Eastern Daylight Time, on May 8, 2024, at 225 WEST WASHINGTON STREET, INDIANAPOLIS, INDIANA 46204, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" ALL ELEVEN NOMINEES LISTED ON THE REVERSE SIDE FOR ELECTION TO THE BOARD OF DIRECTORS, "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3. IF ANY OTHER MATTER IS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, THE PERSONS NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Continued and to be signed on reverse side